As filed with the Securities and Exchange Commission on January 12, 2026

Registration No. 333-[      ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cyber Hornet S&P Crypto 10 ETF

Sponsored by CYBER HORNET ETFs, LLC

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

6221
(Primary Standard Industrial Classification Code Number)

[●]
(I.R.S. Employer Identification No.)

c/o CYBER HORNET ETFs, LLC

200 Central Avenue, Suite 800

St. Petersburg, FL 33701

(the “Sponsor”)
 (Address, including zip code, and telephone number, including area code)

Copies to:

Bo J. Howell
FinTech Law, LLC

6224 Turpin Hills Drive

Cincinnati, Ohio 45244

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated January __, 2026

PROSPECTUS

CYBER HORNET S&P CRYPTO 10 ETF (Ticker: CTX)

[●] Shares

The Cyber Hornet S&P Crypto 10 ETF (the “Trust”) is an exchange-traded product that issues common shares of beneficial interest (“Shares”) that are expected to be listed on Nasdaq (the “Exchange”) under the ticker symbol “CTX.” The Trust’s principal investment objective is to invest in a portfolio of cryptocurrencies (each, a “Portfolio Cryptocurrency” and collectively, “Portfolio Cryptocurrencies”) that tracks the S&P Cryptocurrency Top 10 Index (the “Index”) as closely as possible with certain exceptions determined by the Sponsor in its sole discretion. The Trust is sponsored and managed by Cyber Hornet ETFs LLC (the “Sponsor”). As used herein, “Cryptocurrency” refers to a digital asset that serves as a store of value or medium of exchange, wherein individual cryptocurrency ownership records are stored in a distributed ledger using cryptography to secure transaction records, control the creation of additional units, and verify the transfer of ownership.

The Trust will only invest in Cryptocurrencies that qualify as “Eligible Assets”—Cryptocurrencies that either (i) are eligible under Nasdaq’s generic listing standards for Cryptocurrency exchange-traded products, (ii) underlie Securities and Exchange Commission-registered exchange-traded products or exchange-traded funds, or (iii) underlie futures contracts that have traded on a U.S. Commodity Futures Trading Commission-regulated designated contract market for at least six months. As of the date of this prospectus, based on the Sponsor’s assessment, Binance Coin (BNB) (approximately 4.75% of Index weight) and TRON (TRX) (approximately 1.09% of Index weight) did not qualify as Eligible Assets.

As a result of the Eligible Assets limitation, the Trust’s portfolio composition may differ from the Index composition. The Trust may hold Index Constituents in different weights than their Index weights, may invest in Cryptocurrencies not included in the Index (Substitute Assets), may exclude Index Constituents that do not qualify as Eligible Assets, and may hold fewer or more than ten Cryptocurrencies at any time. This limitation is expected to cause tracking error—i.e., divergence between the Trust’s performance and the Index’s performance—which may be significant and persistent. See “Risk Factors—Risks Related to the Trust’s Investment Strategy—The Trust’s Limitation to Investing Only in Eligible Assets Will Cause the Trust’s Performance to Differ From the Index Performance, Potentially Significantly.”

The Trust pays the Sponsor a unitary Sponsor Fee of 0.95% per annum of the Trust Estate (as defined herein) (the “Sponsor Fee”). The Sponsor Fee covers substantially all expenses of the Trust, including custody fees, administration fees, trustee fees, transfer agent fees, and other operational expenses. The Trust is also responsible for trading costs, including bid-ask spreads and transaction fees associated with buying and selling Portfolio Cryptocurrencies, which are not included in the Sponsor Fee.

When the Trust creates or redeems its Shares, it does so in blocks of 25,000 Shares (each, a “Basket”) based on the quantity of Portfolio Cryptocurrencies attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (25,000) (the “Basket Amount”).  For an order to create (purchase) a Basket, the purchase shall be in the amount of U.S. dollars needed to purchase the Basket Amount (plus a per-order transaction fee), as calculated by the Administrator (as defined below). For an order to redeem a Basket, the Sponsor shall arrange for the Basket Amount of Portfolio Cryptocurrencies to be sold and the cash proceeds (minus a per-order transaction fee) distributed. The Trust only creates and redeems Baskets in transactions with financial firms that are authorized to purchase or redeem Shares with the Trust (each, an “Authorized Participant”). Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the net asset value of the Shares.

Investing in the Shares involves significant risks. You should carefully consider the risk factors described beginning on page [●] in this prospectus before you invest in the Shares. See “Risk Factors.”

The offering of the Shares is registered with the U.S. Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The Trust intends to issue Shares continuously and is registering an indeterminate number of Shares. The offering is designed to be a continuous offering. The Trust is not a fund registered or subject to regulation under the Investment Company Act of 1940, as amended. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor in connection with the Shares.

AN INVESTMENT IN THE TRUST MAY NOT BE SUITABLE FOR INVESTORS THAT ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH OTHER EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD CRYPTOCURRENCIES OR INTERESTS RELATED TO CRYPTOCURRENCIES. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE [●].

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, NOR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is [●], 2026.

ADDITIONAL INFORMATION

Exchange Listing: Nasdaq
Ticker Symbol: CTX
CUSIP: [●]

Information about the Trust may be obtained from:

Cyber Hornet ETFs LLC
200 Central Avenue, Suite 800
St. Petersburg, Florida 33701
Telephone: [●]
Website: www.cyberhornets.com

This Prospectus relates to the offering of an indeterminate number of Shares. The Trust will continuously offer Shares to Authorized Participants at net asset value. Authorized Participants, in turn, may offer Shares to the public at varying prices to be determined at the time of sale. The price per Share will fluctuate based on, among other factors, changes in the value of the Portfolio Cryptocurrencies held by the Trust.

Investment Adviser: Cyber Hornet ETFs LLC
Trustee: CSC Delaware Trust Company
Administrator and Accounting Agent: U.S. Bancorp Fund Services, LLC
Transfer Agent: U.S. Bancorp Fund Services, LLC
Crypto Custodian: BitGo Bank & Trust, N.A.

Prime Execution Agent: BitGo Prime, LLC

Cash Custodian: U.S. Bank, N.A.

Law Firm: FinTech Law, LLC
Independent Registered Public Accounting Firm: [ ]

You should rely only on the information contained or incorporated by reference in this Prospectus. The Trust has not authorized anyone to provide you with different information. The Trust is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.

The Shares are not registered for public sale in any jurisdiction other than the United States.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference include “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus or incorporated by reference that address activities, events, or developments that will or may occur in the future, including such matters as movements in the digital asset markets, the Trust’s operations, the Sponsor’s plans, and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions, and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions is subject to a number of risks and uncertainties, including:

●	the special considerations discussed in this Prospectus;

●	general economic, market, and business conditions;

●	technology developments regarding the use of digital assets, including the systems used by the Sponsor and the Trust’s custodian in their provision of services to the Trust;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies; and

●	other world economic and political developments, including, without limitation, global pandemics and the societal and government responses thereto.

You should specifically consider the numerous risks described in this prospectus. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements. There can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

EMERGING GROWTH COMPANY STATUS

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements. For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory auditor rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) when it has $1.235 billion or more in annual revenues; (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) its issuance of more than $1.0 billion of non-convertible debt over three years or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

PROSPECTUS SUMMARY

Trust Overview

The Cyber Hornet S&P Crypto 10 ETF (the “Trust”) is a Delaware statutory trust that issues common shares of beneficial interest (the “Shares”) that are expected to be listed on Nasdaq under the ticker symbol “CTX”. The Trust’s investment objective is for the Shares to reflect the performance of the S&P Cryptocurrency Top 10 Index (the “Index”), less the Trust’s expenses and other liabilities. The Index is a market capitalization-weighted index that seeks to track the performance of the top 10 cryptocurrencies by market capitalization, as measured by the S&P Cryptocurrency Broad Digital Market Index.

As used in this Prospectus, “Cryptocurrency” has the exact definition used by the Index, which defines them as exchange-traded digital assets with the following characteristics:

1.	Listed and trading for at least three months on a recognized exchange and traded for at least 60 calendar days during the three months before the most recent rebalancing date.
2.	A market capitalization greater than or equal to US$100 million, which refers to the product of effective coin supply multiplied by the 7-day median coin price.
3.	A three-month median daily value traded of US$100,000.
4.	A published white paper verified by the pricing provider.
5.	Not a stablecoin or any other pegged asset.

The Trust is sponsored and managed by Cyber Hornet ETFs LLC (the “Sponsor”).

The Trust provides direct exposure to the value of the Cryptocurrencies with BitGo Bank & Trust, N.A. (the “Custodian”), a federally chartered bank that provides custody services for digital assets. The Custodian is not Federal Deposit Insurance Corporation (“FDIC”)-insured but carries insurance provided by private insurance carriers.

In seeking to achieve its investment objective, the Trust will hold the cryptocurrencies that comprise the Index in approximately the same proportions as they are represented in the Index. The Trust will value its Shares daily based on the Index methodology published by S&P Dow Jones Indices LLC (“S&P DJI” or the “Index Provider”), which calculates values using aggregated transaction data from eligible cryptocurrency exchanges. There can be no assurance that the Trust will achieve its investment objective. The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the performance of the Index.

The Trust is not registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to register under such act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and it is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”). The Sponsor is a commodity pool operator regulated by the CFTC.

Investment Objective and Strategy

The Trust’s investment objective is to seek to track the price performance, before fees and expenses, of the Index, subject to the limitation that the Trust will only invest in Cryptocurrencies that qualify as Eligible Assets.

The Index

The Index, which is maintained and calculated by Index Provider, comprises the ten largest Cryptocurrencies by market capitalization, weighted by market capitalization. The Index rebalances quarterly on the third Friday of March, June, September, and December. As of the most recent rebalance, the Index constituents and their approximate weights were: Bitcoin (69.92%), Ethereum (14.58%), XRP (5.05%), Binance Coin (4.75%), Solana (2.92%), TRON (1.09%), Cardano (0.57%), Bitcoin Cash (0.48%), Chainlink (0.36%), and Stellar (0.29%).

Eligible Assets Limitation

The Trust will only invest in Eligible Assets—Cryptocurrencies meeting specific regulatory approval and market structure criteria. A Cryptocurrency qualifies as an Eligible Asset if it: (1) is included in the Index, the S&P Broad Market Digital Asset Index, or successor S&P indices; and (2) either (a) is eligible under Nasdaq’s generic listing standards for passively-managed Cryptocurrency exchange-traded products, (b) constitutes or is eligible to constitute the underlying asset for one or more SEC-registered exchange-traded products or exchange-traded funds, or (c) underlies a regulated futures contract that has traded for at least six months.

As of the date of this prospectus, based on the Sponsor’s assessment, Binance Coin (BNB) (approximately 4.75% of Index weight as of the most recent rebalance) and TRON (TRX) (approximately 1.09% of Index weight as of the most recent rebalance) did not qualify as Eligible Assets. The Sponsor publishes the current list of Eligible Assets on the Trust’s website at www.cyberhornets.com and updates the list quarterly following Index rebalancing.

Portfolio Construction Flexibility

Because the Trust limits investments to Eligible Assets, the Trust’s actual portfolio may differ from the Index in significant ways:

●	Exclusion of Non-Qualifying Index Constituents: The Trust will not invest in Index Constituents that do not qualify as Eligible Assets. When Index Constituents do not qualify, the Sponsor has discretion to either (i) reallocate their weight proportionally among remaining Eligible Index Constituents (creating overweight positions in a smaller number of assets) or (ii) invest in Substitute Assets—other Eligible Assets from the S&P Broad Market Digital Asset Index that are not Index Constituents. The Sponsor generally selects Substitute Assets from among the largest Eligible Assets by market capitalization not already held by the Trust.

●	Flexible Weight Allocation: The Trust may invest in Index Constituents in weights that differ from their Index weights, either overweighting certain assets (when reallocating proportionally) or maintaining Index weights while adding Substitute Assets.

●	Variable Asset Count: While the Index always comprises ten assets, the Trust may hold fewer than ten assets (if the Sponsor chooses proportional reallocation and some Index Constituents do not qualify) or more than ten assets (if the Trust invests in Substitute Assets).

●	Sponsor Discretion: The Sponsor exercises discretion in determining reallocation methods, selecting Substitute Assets when used, timing reallocation activities, and managing the Target Portfolio composition.

Expected Tracking Error

The Eligible Assets framework creates a tracking error that may be significant. The magnitude of tracking error will vary based on which Index Constituents qualify as Eligible Assets, the weights of non-qualifying assets, the Sponsor’s portfolio construction decisions, transaction costs, and market conditions. Investors should not expect the Trust’s performance to match the Index’s performance. At times, the Trust may outperform the Index, while in other periods, it may underperform, and tracking error could be substantial and persistent.

Tracking Error Scenarios:

Scenario 1 - Current State (BNB and TRON Excluded): If the Trust excludes BNB (4.75% Index weight) and TRON (1.09% Index weight) and reallocates their combined 5.18% weight proportionally among the remaining eight Eligible Index Constituents, those eight assets would each be overweight by approximately 5.5% relative to their Index weights. For example, Bitcoin’s 69.92% Index weight would increase to approximately 74.26% of Trust assets. This overweighting amplifies the impact of each asset’s performance on Trust returns compared to Index returns. Based on historical Cryptocurrency volatility and correlation patterns, the Sponsor estimates this scenario could produce tracking error ranging from 1.5% to 4.0% annually, depending on the relative performance of excluded versus included assets.

Scenario 2 - Improved State (Only TRON Excluded): If BNB gains Eligible Asset status (for example, through approval of a pending SEC-registered ETF application) but TRON (1.09% Index weight) remains excluded, tracking error would be materially reduced. Reallocating only TRON’s 1.09% weight proportionally would result in modest overweighting of approximately 1% for each of the nine Eligible Index Constituents. The Sponsor estimates that this scenario could produce a tracking error ranging from 50 to 150 basis points (0.5% to 1.5%) annually, more comparable to the tracking error experienced by traditional equity index ETFs.

These scenarios are illustrative and based on historical volatility and correlation data. Actual tracking error may differ significantly and will vary over time based on market conditions, the specific assets involved, transaction costs, and other factors described in “Risk Factors.”

The universe of Eligible Assets may change over time as regulatory approvals evolve, potentially causing material and rapid changes to the Trust’s portfolio composition, risk profile, and performance characteristics. See “Investment Objective and Principal Investment Strategies” for detailed information about the Trust’s investment approach and “Risk Factors—Risks Related to the Trust’s Investment Strategy” for comprehensive disclosure of risks associated with the Eligible Assets limitation.

Key Features for Investors

The Trust is designed to provide investors with:

●	Cryptocurrency Exposure: Direct exposure to the price performance of the top 10 cryptocurrencies by market capitalization without the complexities of purchasing, storing, and safeguarding cryptocurrencies directly

●	Exchange Trading: The ability to buy and sell Shares through traditional brokerage accounts on a national securities exchange

●	Transparency: Daily disclosure of holdings and NAV, with the Index methodology publicly available

●	Regulatory Framework: Investment through a vehicle that operates within the U.S. securities regulatory framework

●	Professional Custody: Institutional-grade custody and security for the underlying cryptocurrency assets

●	Cost Efficiency: Access to a diversified cryptocurrency portfolio through a single investment vehicle with a 0.95% annual fee

Overview of the Cryptocurrency Industry

Investors considering an investment in the Shares should possess an understanding of the Portfolio Cryptocurrencies and the related industry. A discussion of these will be included in the Trust’s Annual Report on Form 10-K, which is incorporated herein by reference. Investors should refer to this discussion, as well as any other information, in any applicable prospectus supplement and in the other documents incorporated or deemed incorporated by reference herein. You should also refer to the other information included or incorporated by reference in this prospectus, including the Trust’s financial statements and related notes thereto, before making an investment decision.

Purchases and Sales of Portfolio Cryptocurrencies

Because the Trust conducts creations and redemptions of Shares for cash, it purchases and sells Portfolio Cryptocurrencies in connection with those orders and to pay certain extraordinary expenses. The Trust primarily uses a “Trust-Directed Trade Model” under which the Sponsor, on behalf of the Trust, executes transactions directly with approved Trading Counterparties on an arm’s-length basis. If no Trading Counterparty is available, the Trust may use an “Agent Execution Model” whereby Bitgo Prime, LLC (the “Prime Execution Agent”) executes trades on the Trust’s behalf through its Prime service. The Sponsor selects counterparties and directs all cryptocurrency trading; Authorized Participants deliver and receive only cash in creation and redemption transactions and have no role in cryptocurrency trading decisions. For a complete description of the Trust’s trading models, counterparty selection criteria, and related risks, see “The Trust’s Investment Program—Purchase and Sale of Cryptocurrencies.”

The Index

The S&P Cryptocurrency Top 10 Index is designed to measure the performance of the 10 largest eligible cryptocurrencies by market capitalization. Key characteristics include:

●	Constituent Selection: The top 10 cryptocurrencies by market capitalization are selected from the S&P Cryptocurrency Broad Digital Market Index

●	Weighting Method: Market capitalization weighted, with weights determined at each quarterly rebalancing

●	Rebalancing Frequency: Quarterly in March, June, September, and December

●	Calculation Currency: USD

●	Index Provider: S&P Dow Jones Indices LLC

The Index employs a range of rules to screen out digital assets as outlined in the Index Provider’s index methodology, including the screening of eligible exchanges, based on criteria such as oversight, efficiency, data transparency, data integrity, and the inclusion of digital assets that trade on those select exchanges (the “Methodology”). These rules require, among other things, that digital assets included in the Index have a certain level of trading activity, maintain a certain level of liquidity, and meet specific market capitalization requirements, among other criteria. An additional rule excludes assets that are tethered or pegged to the price of other assets.

The Index is reconstituted quarterly at 4:00 p.m. Eastern Time (“ET”) on the last “business day” of the quarter. The Index considers a “business day” to be any day that the Exchange is scheduled to be open for trading—the Index’s rules are designed and maintained specifically for Cryptocurrency markets. At each rebalancing, constituents are selected from the S&P Cryptocurrency Broad Digital Market Index according to the following process:

1.	Rank the eligible digital assets by market capitalization, with the highest ranked 80% of the target constituent count automatically selected for index inclusion.

2.	Current constituents ranked in the top 120% of the target constituent count are selected until the target constituent count is met.

3.	If the target constituent count is still not met, the highest-ranking non-constituent is selected and added to the index until the target count is reached.

A materially complete description of the Index Methodology will be included in the Trust’s Annual Report.

Should any material change be made to the Index Methodology that results in a material change to the composition of the Index and, as part of the Trust’s quarterly rebalancing process, results in a material change to the composition of the Trust, the Sponsor will notify Shareholders of such material change by filing a Form 8-K with the SEC. The Trust defines a material change as any change of 10% or more to the composition of the Index, which also results in a corresponding change to the Trust. If not required by applicable law, the Trust may or may not file a Form 8-K with the SEC to disclose changes to the Index Methodology that do not result in a material change. When deciding whether or not to file a Form 8-K to disclose changes to the Index Methodology that do not result in a material change, the Trust will consider whether the particular changes are required to be disclosed by one or more of the specific requirements of Form 8-K and whether there is an independent legal obligation under the federal securities laws to make such disclosure even in the absence of a specific requirement in Form 8-K. The Trust may have additional current or periodic reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”) due to changes to the Index Methodology, such as modifications to the calculation of the Index.

Net Asset Value

The Trust’s initial NAV is [●] and its NAV per Share is [●]. When available, please see the Trust’s Annual Report for additional information reconciling the NAV and NAV per Share presented in the Annual Report against U.S. Generally Accepted Accounting Principles (“GAAP”) metrics that will be presented in the Trust’s financial statements.

Calculation of NAV

The Trust’s NAV is the aggregate value, expressed in U.S. dollars, of the Trust’s assets, less the U.S. dollar value of the Trust’s expenses and other liabilities calculated in the manner as will be outlined in the Trust’s Annual Report. To determine the Trust’s NAV at the end of every Business Day, the Sponsor will rely on a third-party valuation vendor, CF Benchmarks Ltd. (the “Valuation Vendor”), to calculate and publish the U.S. dollar price for each Portfolio Cryptocurrency (each, a “Reference Price” and, collectively, the “Reference Prices”) as of 4:00 p.m. ET using prices from several different digital asset trading platforms selected by the Valuation Vendor. Each Reference Price aggregates the trade flow of several major digital asset trading platforms during an observation window between 3:00 p.m. and 4:00 p.m. ET, converting it into the U.S. dollar price of one of each Portfolio Cryptocurrency at 4:00 p.m. ET. The Reference Price calculation is designed in accordance with the IOSCO Principles for Financial Benchmarks.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark, or standard other than the Reference Prices at any time, with prior notice to the shareholders, if investment conditions change or the Sponsor believes that another index, benchmark, or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for several reasons, including, but not limited to, a determination that the Reference Prices differ materially from the global market price of the Portfolio Assets or that third parties can purchase and sell Portfolio Cryptocurrencies on public or private markets not included among the CME CF Constituent Trading Platforms (as defined below). Such transactions may occur at prices that are materially higher or lower than the Reference Prices. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. If the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark, or standard other than Reference Prices, it will provide shareholders with notice in a prospectus supplement or through a current report on Form 8-K or in the Trust’s annual or quarterly reports. The Trust’s only assets will be Portfolio Cryptocurrencies and, under limited circumstances, cash. The Trust’s NAV and NAV per Share will be determined by the Administrator once each Exchange trading day as of 4:00 p.m. ET, or as soon thereafter as practicable. The Administrator will calculate the NAV by multiplying the Portfolio Cryptocurrencies held by the Trust by their respective Reference Prices for such day, adding any additional receivables, and subtracting the accrued but unpaid liabilities of the Trust. The NAV per Share is calculated by dividing the NAV by the number of Shares then outstanding. The Valuation Vendor will determine the price of the Trust’s Portfolio Assets by reference to the Reference Prices on the CME CF Constituent Trading Platforms (as defined below).

The Sponsor also calculates the NAV per Share, which equals the NAV of the Trust divided by the number of Shares then outstanding. The Sponsor publishes the NAV and NAV per Share each business day as of 4:00 p.m. ET, or as soon thereafter as practicable at the Trust’s website at www.cyberhornets.com. The contents of the website referred to above and any websites referred to herein are not incorporated into this filing. Further, our references to the URL for this website are intended to be inactive textual references only. When available, see “Part I—Item 1. Business—Calculation of Valuation” in the Annual Report for a more detailed description of how the Trust’s NAV and NAV per Share are calculated.

Trust Structure and Operations

Legal Structure: The Trust is organized as a Delaware statutory trust pursuant to a trust agreement (the “Trust Agreement”) between the Sponsor and CSC Delaware Trust Company, as trustee (the “Trustee”). The Trust operates in accordance with the Delaware Statutory Trust Act.

The Sponsor: Cyber Hornet ETFs LLC, a Florida limited liability company, serves as the sponsor of the Trust and is responsible for the overall management and administration of the Trust’s business affairs, subject to the oversight of the Trustee. The Sponsor is responsible for selecting and overseeing all service providers, managing the Trust’s investment activities, and ensuring compliance with applicable securities laws and exchange listing requirements. Except as required under applicable federal law or under the rules or regulations of the Exchange, Trust Shareholders have no voting rights, and the Trust will not hold regular Shareholder meetings. The Trust Agreement may be amended at any time solely upon the written consent of the Sponsor for the purpose outlined in the Trust Agreement, granting substantial control to the Sponsor and the Trustee. Shareholders cannot authorize actions, appoint service providers, or take other actions that might be available to shareholders of other trusts or companies. The Sponsor may take actions in the operation of the Trust that could be adverse to the interests of Shareholders and may negatively affect the value of the Shares.

Cryptocurrency Custodian: BitGo Bank & Trust, National Association serves as the cryptocurrency custodian for the Trust. BitGo is a federally chartered bank, providing institutional-grade custody services for digital assets. The Custodian maintains the Trust’s cryptocurrency holdings in segregated custody accounts using multi-layer cold storage security protocols. The Custodian is not a member of the FDIC, and the Trust’s cryptocurrency assets are not FDIC-insured. BitGo maintains a $250 million digital asset insurance policy covering third-party theft, insider theft, and loss of keys, though this insurance is shared among all BitGo clients and may not be sufficient to cover all potential losses. For detailed information about custody arrangements and security procedures, see “Custody of the Trust’s Assets” below.

Cash Custodian: U.S. Bank National Association serves as the Cash Custodian pursuant to a Cash Custody Agreement. The Cash Custodian holds the Trust’s cash in connection with the creation and redemption of Shares, the purchase or sale of Portfolio Cryptocurrencies, and the payment of expenses not assumed by the Sponsor. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

Administrator: U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services) serves as the Trust’s administrator (the “Administrator”). The Administrator is responsible for calculating the Trust’s NAV on each business day, maintaining the Trust’s financial records, coordinating with the Custodian regarding cryptocurrency holdings, processing creation and redemption orders, and preparing regulatory reports. The Administrator’s offices are located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

Transfer Agent: U.S. Bancorp Fund Services, LLC also serves as the Trust’s transfer agent (the “Transfer Agent”). The Transfer Agent maintains the registry of Shareholders, processes transfers of Shares, coordinates with The Depository Trust Company (“DTC”) for book-entry settlement, and facilitates creation and redemption transactions with Authorized Participants. Shares are held in book-entry form through DTC, and individual Share certificates are not issued.

Marketing Agent: Foreside Fund Services, LLC serves as the Trust’s marketing agent (the “Marketing Agent”). The Marketing Agent is responsible for: (1) working with the Transfer Agent to review and approve purchase and redemption orders of Shares placed by Authorized Participants; and (2) reviewing and approving marketing materials prepared by the Trust for compliance with applicable U.S. Securities and Exchange Commission (“SEC”) and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

Index Provider: S&P Dow Jones Indices LLC creates, maintains, and calculates the Index. The Index Provider is not affiliated with the Sponsor or the Trust and has no obligation to consider the needs of the Trust or Shareholders in determining or modifying the Index. The Trust has entered into a license agreement with S&P DJI for the right to use the Index.

Independent Registered Public Accounting Firm: [ ]. serves as the Trust’s independent auditor and is responsible for auditing the Trust’s annual financial statements.

Legal Counsel: FinTech Law, LLC serves as the Trust’s legal counsel.

For detailed information regarding each service provider’s responsibilities, fees, and the agreements governing their services, see “Management and Service Providers.”

The Trust’s Fees and Expenses

The Trust pays a 0.95% annual Sponsor Fee. The Sponsor pays ordinary operating expenses. The NAV of the Trust is reduced daily by the amount of the Sponsor Fee. The Sponsor may temporarily waive all or a portion of the Sponsor Fee in its sole discretion. To the extent not already disclosed in the prospectus, the Sponsor may notify Shareholders of its intent to commence, or cease, waiving the Sponsor Fee on the Trust’s website, in a prospectus supplement, through a current report on Form 8-K, or in the Trust’s annual or quarterly reports.

The Sponsor is responsible for paying for all ordinary administrative and overhead expenses of managing the Trust, including payment of rent, custody charges, or flat rate fees for holding the Trust’s assets charged by the Custodian and customary fees and expenses of the Trustee, Administrator, and Auditor (including costs incurred for appraisal or valuation expenses associated with the preparation of the Trust’s financial statements, tax returns, and other similar reports and excluding indemnification and extraordinary costs). The Sponsor also covers all expenses associated with the Trust’s operation, including, for example, fees related to listing the Shares on the Exchange, registration with the SEC, and fees for retaining and maintaining the Transfer Agent. Trading fees and commissions are charged to the Trust and may appear in the financial statements as “Transaction and other fees” in the Financial Statements’ Statement of Operations in the Expenses category or may be included in the cost of the Cryptocurrencies acquired by the Trust.

There is no ceiling to the Trust’s expenses that the Sponsor will pay. However, the Sponsor retains the right to cause the Trust to pay indemnification and Extraordinary Expenses, which the Sponsor Fee does not cover. The Trust may incur certain Extraordinary Expenses, including, but not limited to, any non-customary costs and expenses, including indemnification and extraordinary costs of the Administrator and Auditor, costs of any litigation or investigation involving Trust activities, and financial distress, restructuring, and indemnification expenses. See “Management and Service Providers—Sponsor Fee” for complete fee disclosure.

Custody of the Trust’s Assets

Cryptocurrency Custodian. BitGo Bank & Trust, National Association serves as the cryptocurrency custodian for the Trust. The Custodian is a federally chartered bank and provides institutional-grade custody services for digital assets. The Trust’s Portfolio Cryptocurrencies are held in segregated custody accounts that are not commingled with the Custodian’s proprietary assets or assets of other clients.

The Custodian employs multi-layer cold storage security protocols designed to provide offline security of digital assets, including secure private key management using hardware security modules, multi-signature transaction authorization, address whitelisting, and comprehensive audit trails. The Custodian is not a member of the FDIC, and therefore deposits held with or assets held by the Custodian are not FDIC-insured. Neither the Trust nor the Sponsor separately insures the Trust’s Portfolio Cryptocurrencies. The Custodian maintains crime insurance coverage to protect against theft of funds held in custody, though this insurance does not cover, insure, or guarantee the performance of the Trust or the value of the Shares.

Cash Custodian. U.S. Bank N.A. serves as the Cash Custodian pursuant to a Cash Custody Agreement. The Cash Custodian holds the Trust’s cash in connection with creation and redemption of Shares, purchase or sale of Portfolio Cryptocurrencies, and payment of expenses not assumed by the Sponsor.

Agent Execution Model (Limited Use). Under rare and limited circumstances, the Trust may utilize BitGo’s Agent Execution Model, which would result in a portion of the Trust’s cryptocurrency holdings being temporarily held in a trading balance (the “Trading Balance”) with BitGo Prime, LLC as prime execution agent.

Assets held in the Trading Balance are held on an omnibus basis, meaning the Trust does not have an identifiable claim to any specific cryptocurrency units. Instead, the Trust holds a pro rata entitlement to cryptocurrency assets that the Prime Execution Agent holds collectively for all customers with similar entitlements. The Prime Execution Agent is not required to segregate the Trust’s assets within the Trading Balance or to maintain them in cold storage.

If BitGo were to experience insolvency, bankruptcy, or receivership, there is a risk that:

●	The cryptocurrency assets in the Trust’s Trading Balance could be deemed part of BitGo’s bankruptcy estate rather than the property of the Trust

●	The Trust could be treated as a general unsecured creditor in BitGo’s insolvency proceedings, with no priority claim to specific cryptocurrency assets

●	The Trust could lose some or all of the cryptocurrency assets held in the Trading Balance

●	An automatic stay could prevent the Trust from accessing or recovering its assets, and protracted litigation might be required to recover assets

●	The Trust’s operations could be significantly disrupted, potentially affecting its ability to track the Index, process creations and redemptions, or continue operations

To minimize this risk, the Trust intends to use the Agent Execution Model only when necessary and to maintain minimal or no balances in the Trading Balance. The Trust’s Trust-Directed Trade Model utilizes direct custody-to-custody settlement, which keeps cryptocurrency assets in the Trust’s segregated cold storage custody account at all times except during brief on-chain transfers. However, even with minimal use of the Trading Balance, any assets held in the Trading Balance at the time of an insolvency event could be at risk of loss.

The Prime Execution Agreement may contain provisions intended to clarify that assets in the Trading Balance are customer property and not part of BitGo’s bankruptcy estate. However, due to the novelty of cryptocurrency custody arrangements and the limited case law in this area, courts have not yet definitively ruled on the treatment of omnibus cryptocurrency holdings in custodian insolvency proceedings, and there can be no assurance that such provisions would be effective in protecting the Trust’s assets.

Under the Trust Agreement, the Sponsor’s liability is limited, and the Sponsor will not be liable for losses resulting from the Prime Execution Agent’s insolvency absent gross negligence, bad faith, or willful misconduct on the part of the Sponsor. As a result, shareholders’ recourse against the Sponsor for losses of assets held in the Trading Balance would be limited.

For detailed information about custody arrangements, security procedures, asset protection measures, and the risks associated with cryptocurrency custody, see “The Trust’s Investment Program—Purchase and Sale of Cryptocurrencies” and “Management and Service Providers—The Crypto Custodian.

Plan of Distribution

When the Trust sells or redeems its Shares, it does so in Baskets. The Trust only creates and redeems Baskets in transactions with Authorized Participants. In connection with an order to purchase Shares, an Authorized Participant shall deliver to the Transfer Agent the amount of U.S. dollars needed to purchase the Basket Amount of Portfolio Cryptocurrencies, as well as the per-order transaction fee. In connection with an order to redeem Shares, an Authorized Participant shall deliver to the Trust’s account at the DTC the Basket(s) to be redeemed. The Sponsor shall arrange for the Basket Amount of Portfolio Cryptocurrencies to be sold and the resulting U.S. dollars to be distributed to the Authorized Participant. The Transfer Agent will facilitate the processing of purchase and redemption orders in Baskets from the Trust in its capacity as Transfer Agent and will custody the Trust’s cash holdings in its capacity as Cash Custodian.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Investors who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the Shares’ NAV.

Investors who decide to buy or sell Shares will place their trade orders through their brokers and may incur customary brokerage commissions and charges.

Federal Income Tax Considerations

Subject to the discussion below in “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” the Fund will not be classified as an association taxable as a corporation. Instead, the Fund will, more likely than not, be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; instead, each beneficial owner of the Fund’s Shares will be required to consider its allocable share of the Fund’s income, gain, loss, deductions, and other items for the Fund’s taxable year ending with or within the beneficial owner’s taxable year.

Use of Proceeds

Proceeds received by the Trust from Purchase Orders of Baskets are used to acquire Portfolio Cryptocurrencies. Such deposits of cash are held by the Cash Custodian on behalf of the Trust until (i) used to acquire Portfolio Cryptocurrencies, (ii) accrued and distributed to pay Trust expenses and liabilities not assumed by the Sponsor, (iii) distributed to Authorized Participants in connection with redemptions of Baskets, or (iv) disposed of in a liquidation of the Trust.

Termination of the Trust

Upon dissolution of the Trust and surrender of Shares by the Shareholders, Shareholders will receive a distribution in U.S. dollars after the Sponsor has sold the Trust’s Portfolio Cryptocurrencies and has paid or made provision for the Trust’s claims and obligations. See the Trust’s Annual Report, when available, which is incorporated herein by reference.

Voting Rights; Amendments to the Trust Agreement

Except as required under applicable federal law or under the rules or regulations of the Exchange, Shareholders have no voting rights, and the Trust will not hold regular Shareholder meetings.

The Trust Agreement may be amended at any time solely upon the written consent of the Sponsor for the purpose set forth in the Trust Agreement. See the Trust’s the Annual Report, when available, which is incorporated herein by reference.

Principal Investment Risks of an Investment in the Trust

The Trust is subject to numerous risks and uncertainties, including those that will be highlighted in the Trust’s Annual Report on Form 10-K, which is incorporated herein by reference. The Trust’s principal risks include the following factors.

●	Cryptocurrencies are subject to significant price volatility, which can impact investments in the Trust.

●	The value of Cryptocurrencies, including bitcoin and ether, may be subject to momentum pricing, resulting in inaccurate valuations, heightened volatility, and potential adverse impacts on the value of an investment in the Shares.

●	The value of the Cryptocurrencies is dependent on prices established by Cryptocurrency exchanges and other trading venues, the instability, failure, closure, or manipulation of which could adversely affect an investment in the Trust.

●	Limited adoption, usage, and evolving market challenges for Bitcoin, Ether, and other Cryptocurrencies could adversely impact the Trust and the value of its Shares.

●	Changes in the governance of a Cryptocurrency’s Blockchain network may not receive sufficient support from users, validators, or miners, which may negatively affect that Blockchain network’s ability to grow and respond to challenges.

●	Many Cryptocurrency Networks and protocols, including some of the networks and protocols of Portfolio Cryptocurrencies, are supported by foundations or founding teams that may influence the development of the Cryptocurrency Networks or protocols and could adversely affect the value of the Portfolio Cryptocurrency.

●	A temporary or permanent “fork” could adversely affect the value of the Shares and the operations of the Trust.

●	Competition from the emergence or growth of other Cryptocurrencies or the development of other methods of investing in Cryptocurrencies could hurt the price of Cryptocurrencies and adversely affect the value of the Shares.

●	Political or economic crises may motivate large-scale sales of Cryptocurrencies, which could result in a reduction in the price of Portfolio Cryptocurrencies and adversely affect an investment in the Shares.

●	Evolving regulatory landscape and increased scrutiny of Cryptocurrencies may adversely impact the business and reputation of the Trust and the Sponsor.

●	Decentralized governance and amendments to Cryptocurrency networks, if accepted and authorized by the respective networks, could adversely affect an investment in the Trust.

●	Fluctuations in the supply of Portfolio Cryptocurrencies due to regulatory, technological, and deflationary factors could adversely affect the value of the Shares.

●	If a malicious actor or botnet gained control over the networks of the Portfolio Cryptocurrencies, it could adversely impact the value of the Shares and the Trust’s ability to operate.

●	Certain Portfolio Cryptocurrencies utilize DeFi protocols, which are typically developed on top of other public Blockchain networks and are therefore subject to the risks of the underlying public Blockchain networks, as described above.

●	The limited operating history of the Trust and the Index, as well as potential methodological changes to the Index, which the Trust relies on, could adversely impact the performance of the Trust.

●	The Trust is an “emerging growth company,” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.

●	As a public company, the Trust’s compliance with public reporting obligations and exchange listing standards imposes significant costs and operational challenges, and failure to meet these standards could adversely affect the market price and liquidity of the Shares.

●	The Trust’s limitation to investing only in Eligible Assets will cause tracking error. The Trust will only invest in crypto assets that qualify as Eligible Assets, as determined by regulatory approval criteria. This limitation may cause the Trust’s performance to differ significantly from that of the Index. The Trust’s portfolio may exclude certain Index Constituents, overweight others, or include Substitute Assets not in the Index.

●	The Sponsor has discretion in portfolio construction, and reallocation activities involve operational complexity. The Sponsor determines whether to reallocate proportionally or invest in Substitute Assets when Index Constituents do not qualify, selects which Substitute Assets to use, and determines the timing of reallocation activities. Reallocation generates transaction costs annually under normal conditions. It involves settlement delays, price movement risks, liquidity constraints, and operational complexity, which may result in unexpected losses or portfolio compositions that differ from the Index.

●	As the Cryptocurrency ecosystem has expanded, it has attracted increasing regulatory attention from U.S. regulators, and evolving regulatory frameworks may impact the Portfolio Cryptocurrencies’ classification and treatment. These developments could significantly influence the Trust’s compliance requirements, valuation strategies, and result in Extraordinary Expenses, substantially impacting the value of the Shares.

●	The Shareholder may be subject to certain U.S. federal income tax risks.

●	The treatment of Cryptocurrency for U.S. federal income tax purposes is uncertain.

Important Considerations

The Trust is a speculative investment that involves a high degree of risk. The value of the Shares is directly related to the value of the Cryptocurrencies held by the Trust, and fluctuations in the price of those Cryptocurrencies will directly impact the value of the Shares. Cryptocurrencies are a new and rapidly evolving asset class that have exhibited extreme price volatility. The Trust does not generate any income, and investors should not expect to receive any dividends or distributions.

The Cryptocurrency markets operate 24 hours a day, seven days a week, while the Shares will trade on Nasdaq only during regular trading hours. Significant price movements may occur in cryptocurrency markets when the exchange is closed, which may result in the Shares trading at a premium or discount to NAV.

Investing in the Trust is not equivalent to a direct investment in cryptocurrencies. The Trust’s performance may differ from the spot price of its constituent cryptocurrencies due to fees, expenses, and other factors. The Trust will not perfectly track the Index due to practical considerations such as rounding and the costs of rebalancing.

RISK FACTORS

An investment in the Shares involves significant risks. You should carefully consider the risks described below, together with the other information included in this Prospectus, before making an investment decision. The occurrence of any of the following risks could materially and adversely affect the Trust’s business, prospects, financial condition, and operating results. In such a case, the NAV of the Trust and the trading price of the Shares could decline, and you could lose all or part of your investment. The risks described below are not the only risks facing the Trust. Additional risks not currently known to the Trust or that are deemed immaterial may also impair the Trust’s business operations and the value of the Shares.

A.	Risks Related to Cryptocurrencies Generally

1.       Extreme Price Volatility of Cryptocurrencies May Result in Dramatic Losses

The cryptocurrency markets are characterized by extreme price volatility that significantly exceeds volatility in traditional financial markets. Individual Portfolio Cryptocurrencies have experienced daily price swings of 20% or more, and annual volatility exceeding 50-70% is common. This level of volatility means that cryptocurrency prices can, and do, experience dramatic fluctuations in very short time periods.

Cascading Liquidations and Market Structure. Cryptocurrency markets are particularly susceptible to cascading liquidations and forced selling. Many market participants use leverage to amplify their exposure, often through perpetual futures contracts or margin trading. When cryptocurrency prices decline sharply, these leveraged positions face margin calls and automatic liquidations. These forced sales create additional downward price pressure, triggering further liquidations in a self-reinforcing cycle. During multiple flash crashes in cryptocurrency markets, billions of dollars in leveraged positions were liquidated within hours, accelerating price declines across all major cryptocurrencies.

While the Trust itself does not employ leverage, the Trust’s NAV will decline as the prices of Portfolio Cryptocurrencies fall due to cascading liquidations in the broader market. Because cryptocurrency markets operate 24 hours a day, seven days a week, but U.S. equity markets where the Shares trade have limited hours, investors may be unable to sell Shares during periods of extreme volatility occurring outside U.S. market hours, potentially resulting in significant “gap down” losses when U.S. markets reopen.

Passive Management Means No Defensive Actions. The Trust is passively managed. The Sponsor does not actively manage the Portfolio Cryptocurrencies and does not employ any hedging strategies or take defensive positions during periods of volatility. The Trust will not sell Portfolio Cryptocurrencies in anticipation of price declines, nor will it take any action to mitigate losses during market crashes. Any losses sustained by the Portfolio Cryptocurrencies will be directly reflected in the NAV and the value of the Shares.

During periods of extreme volatility, the value of the Shares could decline rapidly and substantially. There is no guarantee that cryptocurrency prices will recover following a decline, and it is possible that they could decline to zero. In such a case, the Shares could lose all or substantially all of their value.

Limited Operating History and Unknown Risks. Bitcoin, the first cryptocurrency, was launched in 2009. The remaining Portfolio Cryptocurrencies have even shorter histories, with the newest constituents launching in 2020. The Index itself only has performance data extending back to March 2018. Cryptocurrencies have never been tested through a traditional economic recession with sustained high unemployment, reduced consumer spending, and tightening credit conditions. The relationship between cryptocurrency prices and traditional assets remains unclear and unstable. At times, cryptocurrencies have appeared to move independently of traditional markets, while at other times they have declined in correlation with equities and other risk assets.

Because cryptocurrencies have existed for a relatively short time and continue to evolve rapidly, there may be additional risks that are currently unforeseen. New vulnerabilities in cryptocurrency protocols, unforeseen technological developments, novel forms of market manipulation, or other challenges could emerge that have not yet occurred during the brief history of cryptocurrencies.

2.       Cryptocurrency Trading Infrastructure is Less Regulated and More Fragile Than Traditional Markets

Limited Regulatory Oversight. The cryptocurrencies held by the Trust trade on digital asset trading platforms that are not regulated in the same manner as traditional securities exchanges. Traditional securities exchanges must register with the SEC and comply with comprehensive rules designed to protect investors and ensure fair trading. Cryptocurrency platforms generally do not face these requirements. Many platforms operate outside the United States, with limited or no regulatory oversight.

No Federal Insurance Protection. Unlike traditional investment accounts, cryptocurrency holdings on these platforms do not have federal insurance. The Securities Investor Protection Corporation (“SIPC”) does not cover digital assets. The FDIC does not insure cryptocurrency balances. If a platform fails, is hacked, or becomes insolvent, investors may lose all their assets with no recourse.

Platform Operational Risks. Many platforms lack transparency and accountability regarding their ownership structure, management team, financial condition, cybersecurity measures, disaster recovery plans, or insurance coverage. Some platforms commingle customer assets with company assets, increasing the risk of total loss if the platform becomes insolvent. Platforms may be non-compliant with existing regulations. Enforcement actions, fines, or shutdowns can disrupt trading and may cause the Trust to lose access to platforms it relies on.

Market Manipulation. Cryptocurrency markets are subject to widespread manipulation. Studies estimate that more than 50% of reported trading volume on certain platforms represents fake or wash trading—trades entered not for economic reasons but to create the false appearance of market activity. Large holders of cryptocurrencies can manipulate prices through coordinated buying or selling. “Pump and dump” schemes, where coordinated groups artificially inflate prices before selling at inflated values, are common. Social media influencers and online communities can rapidly move cryptocurrency prices through viral posts or coordinated campaigns.

If the cryptocurrencies held by the Trust are subject to manipulation, the Index Price may not accurately reflect the true market value of the Trust’s holdings, resulting in a misstated NAV and harming investors.

Price Fragmentation Across Global Exchanges. Cryptocurrencies are traded on more than 400 exchanges globally, each displaying different prices at any given time. These price differences can be substantial and persistent. Regional markets sometimes show significant premiums or discounts. The Trust cannot easily arbitrage these price differences due to time delays, transaction costs, regulatory restrictions, and withdrawal limitations. During periods of market stress, price differences across exchanges typically widen, and trading may be suspended on some platforms, preventing effective arbitrage and causing Shares to trade at larger premiums or discounts to NAV.

Impact on Arbitrage Mechanism. When trading platforms encounter technical, security, or regulatory issues, Authorized Participants cannot execute trades effectively or hedge their positions. Without effective hedging, Authorized Participants may stop creating or redeeming Baskets. When the arbitrage mechanism breaks down, Share prices can diverge significantly from NAV. The Trust uses multiple platforms to trade ten different cryptocurrencies. Problems with platforms for even smaller index constituents can prevent the Trust from rebalancing its portfolio or meeting redemption requests, resulting in tracking errors and premium/discount issues.

3.       Cryptocurrency Transactions Are Irreversible and Cybersecurity Threats Could Result in Loss of Trust Assets

Irreversible Transactions. Blockchain transactions are final and irreversible once confirmed. Unlike traditional financial systems, where banks can reverse fraudulent transactions or correct errors, cryptocurrency transfers cannot be undone. If the Custodian sends cryptocurrencies to the wrong address due to human error, technical malfunction, or a compromised system, those assets are permanently lost. The Trust has no recovery mechanism for such errors.

Cybersecurity Vulnerabilities. Cryptocurrency holdings attract sophisticated cybercriminals, including nation-state actors. Historically, multiple thefts of digital assets have occurred, with the pseudonymous nature of blockchain transactions making recovery difficult. The Trust’s cryptocurrency holdings are vulnerable to evolving attack methods, including zero-day exploits, supply chain attacks, and advanced persistent threats. Assets held in trading accounts on an omnibus basis are more vulnerable than those in segregated cold storage.

The Sponsor believes security procedures, including cold storage, encrypted private key shards, and multiple protection layers, are reasonably designed to safeguard assets. However, these procedures cannot guarantee prevention of loss due to security breaches, software defects, employee error or malfeasance, or social engineering attacks. Cybersecurity failures at any of the Trust’s service providers can cause disruptions, resulting in financial losses.

Limited Insurance and Recovery. Insurance coverage for cryptocurrency losses is limited and expensive. Available policies typically contain numerous exclusions and may not cover the full value of the Trust’s holdings. The Custodian and other service providers have limited liability to the Trust. If an uninsured loss occurs or exceeds policy limits, the Trust could lose all or a substantial portion of its assets, causing the value of Shares to decline significantly or potentially requiring Trust liquidation.

4.       Regulatory Uncertainty and Potential Adverse Changes Could Significantly Impact the Trust

The regulatory framework for cryptocurrencies in the United States and globally remains uncertain and is continually evolving. Federal, state, and foreign governments may restrict the use and exchange of cryptocurrencies, impose additional compliance requirements, or classify certain cryptocurrencies as securities requiring registration. Such regulatory changes could adversely affect cryptocurrency prices and the Trust’s operations.

B.	Risks Related to the Index and Multi-Asset Structure

1.       Portfolio Concentration in Bitcoin and Ethereum Limits Diversification Benefits

Despite holding ten different cryptocurrencies, the Trust’s portfolio is concentrated due to market capitalization weighting. As of the most recent rebalance, Bitcoin accounts for approximately 69% of the Index weight, and Ethereum accounts for approximately 15%. These two cryptocurrencies together account for approximately 84% of the Trust’s value, with the remaining eight constituents combined representing approximately 16%.

This concentration means that the Trust’s returns will be driven overwhelmingly by the performance of Bitcoin and Ethereum. The prices of Bitcoin and Ethereum have historically moved in tandem, particularly during periods of market stress. During the 2022 market decline, both Bitcoin and Ethereum experienced substantial simultaneous price declines, and the other eight constituents also declined significantly.

Even if one of the smaller constituents experienced exceptional gains, this would have only a minimal impact on the Trust’s overall return, given their small weights. A historical analysis of market capitalization-weighted cryptocurrency indices reveals correlations with Bitcoin of 0.95 or higher, meaning the Trust’s performance will move almost identically with Bitcoin’s price.

The S&P Cryptocurrency Top 10 Index uses pure market capitalization weighting without maximum weight limits or caps. This creates a self-reinforcing cycle during bull markets, when Bitcoin’s price increase leads to its market capitalization growing, which in turn increases its weight in the Index, forcing the Trust to hold an even larger percentage of Bitcoin after rebalancing.

Investors seeking meaningful diversification across the cryptocurrency market should understand that this Trust offers limited diversification due to the inherent concentration in market capitalization weighting of the cryptocurrency asset class.

2.       Quarterly Rebalancing Creates Transaction Costs, Tracking Error, and Front-Running Risk

The Index rebalances quarterly on the first business day of March, June, September, and December. During each rebalance, the Trust must buy or sell Portfolio Cryptocurrencies to match the Index’s updated weights, creating several sources of cost and performance drag.

Transaction Costs. The Trust bears all transaction costs associated with rebalancing, including trading fees on cryptocurrency platforms, bid-ask spreads, and market impact costs (the price movement caused by the Trust’s own trading). Over a full year with four rebalances, transaction costs could create significant performance drag. These costs are higher for smaller constituents with limited liquidity.

Tracking Error Between Rebalances. The Trust rebalances only quarterly, but the Index weights are based on continuously updated market capitalizations. Between rebalancing dates, the Trust’s actual holdings will deviate from the Index’s target weights as different cryptocurrencies experience varying price movements. This drift creates a tracking error, which is the difference between the Trust’s performance and the Index’s performance. During periods of high volatility or divergent performance among constituents, tracking error can be substantial.

Front-Running Risk. Because the rebalancing schedule and methodology are publicly known, sophisticated traders can predict which cryptocurrencies the Trust will need to buy or sell at each rebalancing. These traders may buy cryptocurrencies before the Trust needs to purchase them and sell cryptocurrencies before the Trust needs to sell them, profiting at the Trust’s expense. This “front-running” increases the Trust’s transaction costs and reduces returns to shareholders.

Forced Trading Regardless of Conditions. The Index methodology adds and removes constituents based purely on market capitalization rankings. When a cryptocurrency drops out of the top ten, the Trust must sell its entire position regardless of market conditions or whether the sale is advantageous. Similarly, when a new cryptocurrency enters the top ten, the Trust must purchase it regardless of price. The mechanical nature of the Index methodology means the Trust can be forced to buy after significant price increases or sell after substantial losses.

3.       Index Provider Reserves Right to Modify Index Operation

S&P Dow Jones Indices controls the Index and can change the methodology, constituents, rebalancing frequency, calculation methods, or eligibility criteria at any time without approval from the Trust or Shareholders. The Index Committee can make exceptions to its own rules and use discretion to avoid unnecessary turnover or market disruption. Such changes could affect the Trust’s performance, tracking error, or portfolio composition in ways that may be adverse to investors.

C.	Risks Related to Specific Portfolio Cryptocurrencies

1.       Bitcoin-Specific Risks

Bitcoin represents approximately 69% of the Trust’s holdings as of the most recent rebalance of the Index. Bitcoin-specific events will have a disproportionately significant impact on the Trust’s value.

Mining Concentration Creates Geographic Vulnerabilities. A significant portion of Bitcoin mining operations takes place in limited geographic regions. As of 2025, approximately one-third of Bitcoin’s mining capacity is located in Texas, making it vulnerable to state-level regulatory changes, power grid failures, and weather-related disruptions. Geographic concentration makes the Bitcoin network vulnerable to coordinated regulatory action. If major mining jurisdictions simultaneously restrict or ban Bitcoin mining, the network’s hash rate (a measure of computational security) drops significantly, potentially compromising network security and increasing transaction processing times.

Halving Events Create Volatility. The Bitcoin protocol reduces mining rewards by 50% approximately every four years. The most recent halving occurred on April 20, 2024. These events can reduce miners’ revenue overnight, and if Bitcoin’s price does not increase proportionally, miners operating on thin margins may be forced to shut down their operations. This “miner capitulation” typically increases selling pressure as miners liquidate Bitcoin holdings to cover costs. While the Bitcoin protocol adjusts difficulty to maintain 10-minute block times, transition periods may result in reduced network security and slower transaction processing.

Scalability Limitations. Bitcoin processes approximately seven transactions per second on average due to its block size and 10-minute block time. For comparison, Visa processes approximately 1,700 transactions per second on average. Limited throughput means Bitcoin cannot currently support mass adoption for everyday payments. When transaction demand exceeds network capacity, users compete for limited block space by paying higher fees, making Bitcoin impractical for small-value transactions. Newer blockchain networks, including other constituents in the Index, have launched with significantly higher transaction throughput, and if Bitcoin cannot resolve its scalability limitations, users and developers may migrate to alternative networks.

2.       Ethereum-Specific Risks

Ethereum represents approximately 15% of the Trust’s holdings as of the most recent rebalance of the Index.

Proof-of-Stake Mechanism Is Relatively Untested. Ethereum completed its transition from proof-of-work to proof-of-stake on September 15, 2022—less than three years ago. Proof-of-stake operates fundamentally differently from proof-of-work, with validators “staking” 32 ETH to participate in block validation. This mechanism has not been tested through multiple market cycles or the full range of potential attack vectors. The relatively brief operational period means potential vulnerabilities or design flaws may remain undiscovered.

Smart Contract Vulnerabilities and DeFi Risk. Ethereum’s primary use case is hosting smart contracts and decentralized finance applications. Smart contracts are self-executing programs that cannot be easily stopped or reversed once they are deployed. This immutability creates serious consequences when contracts contain vulnerabilities. Major DeFi failures have resulted in billions of dollars in losses. Because DeFi represents a significant source of demand for ETH, major failures can reduce ETH’s value even if the underlying Ethereum network continues to function properly.

Competition from Alternative Platforms. Ethereum faces intense competition from alternative smart contract platforms offering superior performance. Newer platforms achieve transaction speeds of 1,000+ per second compared to Ethereum’s 15-30 transactions per second, with significantly lower fees. If developers and users increasingly choose alternative platforms, Ethereum could experience reduced transaction demand, decreased network effects, and lower value locked in Ethereum-based protocols.

Gas Fee Volatility. Ethereum transaction fees fluctuate dramatically based on network demand, ranging from under $1 during quiet periods to over $200 during peak congestion. This volatility makes cost planning impossible and can temporarily price out entire classes of users and applications. High fees during congested periods reduce Ethereum’s utility for certain applications, potentially reducing demand for ETH.

3.       Risks Related to Smaller Index Constituents

Higher Volatility and Limited Liquidity. Cryptocurrencies ranked 3-10 exhibit significantly greater price volatility than Bitcoin or Ethereum, with daily price movements of 30-50% occurring regularly. Lower trading volumes result in thin order books, and during periods of stress, liquidity can evaporate entirely. Smaller market capitalizations make these assets more susceptible to manipulation, including “pump and dump” schemes and coordinated buying by large holders.

Concentrated Ownership. Many smaller constituents have concentrated ownership structures, with founding teams retaining 20-40% of supply, early investors holding significant positions, and exchanges controlling substantial amounts. Large holder actions can dramatically move markets and create persistent selling pressure.

Less Proven Consensus Mechanisms. While Bitcoin’s proof-of-work has operated continuously since 2009, many smaller constituents use experimental consensus mechanisms with limited operational history. Delegated Proof-of-Stake systems concentrate validation power among small groups, making attacks or collusion more feasible. Newer mechanisms have even less operational history (typically fewer than 3-5 years) and face potential failure modes that cannot be predicted.

Network Outages and Technical Issues. Unlike Bitcoin and Ethereum, several smaller constituents have experienced complete network halts, requiring manual intervention. During these outages, transactions cannot be processed, users cannot access funds, and the network effectively ceases to exist until developers coordinate a restart. Such failures demonstrate fundamental reliability problems unique to proof-of-stake chains.

Limited Utility and Development Activity. Not all constituents have genuine technological innovation or utility beyond speculation. Some assets enter the top 10 primarily based on social media hype, celebrity endorsements, or meme status, rather than fundamental value drivers. Some projects experience abandoned development, where the founding team stops actively working on the protocol, yet the token maintains a top-10 status due to its existing market capitalization.

Frequent Index Changes for Assets Ranked 8-10. Positions 8-10 in the Index are particularly volatile. Quarterly rebalancing requires the Trust to sell entire positions in dropped assets and establish new positions in added assets, incurring significant trading costs. New entrants often have brief operating histories (fewer than 2-3 years), untested governance, and unknown vulnerabilities.

D.       Risk Related to the Trust’s Investment Strategy—Eligible Assets Framework

The discretionary, operational, and cost factors associated with the Eligible Assets framework may result in tracking error, unexpected losses, suboptimal execution, or operational challenges beyond what a simple Index-tracking product would experience.

Tracking Error and Portfolio Composition

The Trust’s limitation to investing only in Eligible Assets will cause the Trust’s performance to differ from that of the Index. The Trust will only invest in Cryptocurrencies that qualify as Eligible Assets. This limitation means the Trust’s portfolio may differ from the Index in several ways:

●	Excluding Index Constituents: The Trust will not invest in Index Constituents that do not qualify as Eligible Assets.

●	Overweighting Certain Assets: When Index Constituents do not qualify, the Sponsor may reallocate their weight proportionally among remaining Eligible Index Constituents, creating concentration in fewer assets.

●	Investing in Substitute Assets: Alternatively, the Sponsor may invest in Substitute Assets, which may have different market capitalizations, liquidity, volatility, correlations, technologies, and regulatory treatment compared to excluded Index Constituents, and may perform very differently.

●	Variable Asset Count: While the Index always comprises ten assets, the Trust may hold fewer (if using proportional reallocation) or more (if using Substitute Assets) than ten Cryptocurrencies.

The Trust’s limitation to Eligible Assets creates tracking error—the degree to which the Trust’s performance deviates from the Index’s performance. Factors contributing to tracking error include differences in portfolio composition, transaction costs resulting from reallocation activities, fees and expenses, timing lags during rebalancing, cash drag from temporary positions, and operational execution factors.

The universe of Eligible Assets may change as regulatory approvals evolve, potentially causing material changes to the Trust’s portfolio composition, risk profile, and performance. When Index Constituents gain or lose Eligible Asset status between quarterly rebalancings, the Sponsor must reallocate the Trust’s holdings, which involves transaction costs, timing delays, market impact, and potential execution during unfavorable market conditions. These changes occur outside the Sponsor’s control and may be rapid and unpredictable.

Investors should not expect the Trust’s performance to match that of the Index. The Trust may outperform or underperform the Index for extended periods. This tracking error may result in returns materially different from what investors would receive from a product that precisely tracks the Index.

Sponsor Discretion and Operational Complexity

The Sponsor has significant discretion in implementing the Eligible Assets framework, and reallocation activities involve operational complexity and costs that reduce returns. The Sponsor exercises significant discretion in portfolio construction decisions that materially affect the Trust’s holdings and performance, including:

●	Reallocation Method Selection: When Index Constituents do not qualify as Eligible Assets, the Sponsor determines whether to (i) reallocate proportionally among remaining Eligible Index Constituents (creating overweight positions in fewer assets), (ii) invest in Substitute Assets (maintaining broader diversification but introducing different assets), or both. The Sponsor may employ different approaches at various times, depending on the circumstances.

●	Substitute Asset Selection: When investing in Substitute Assets, the Sponsor selects which specific Eligible Assets to include from the S&P Broad Market Digital Asset Index, generally preferring assets with larger market capitalizations. Different selections produce different portfolio characteristics, risks, and returns. As of the date of this prospectus, at least seven Cryptocurrencies outside the Index qualify as Eligible Assets, providing multiple options.

●	Reallocation Timing: The Sponsor determines when to execute reallocation activities, balancing the need to minimize tracking error against transaction costs, market conditions, and operational considerations. Timing decisions affect costs and may result in the Trust executing during unfavorable market conditions.

●	Weight Allocation: The Sponsor determines specific weight allocations when reallocating, including whether to adjust gradually or immediately, and how to handle interim positions during settlement periods.

The Sponsor’s decisions are made in good faith in accordance with the Trust Agreement. The Trust Agreement limits the Sponsor’s liability to cases of bad faith, willful misconduct, or gross negligence. Different sponsors might make different decisions in similar circumstances, and the Sponsor’s decisions may not prove optimal in hindsight.

Reallocation Activities Increase Costs and Complexity

The Trust incurs transaction costs when buying and selling Cryptocurrencies, including bid-ask spreads, trading fees, market impact costs, blockchain network fees (also known as gas fees), and custody transfer costs. These costs are covered by the Trust and deducted from returns. The Eligible Assets framework requires reallocation beyond quarterly Index rebalancing, including when Index Constituents gain or lose Eligible Asset status and when the Sponsor determines adjustments are appropriate.

Transaction costs vary based on factors such as reallocation frequency, market conditions, asset liquidity, and order sizes. Costs may be significantly higher during periods with frequent reallocation or volatile market conditions. When trading less liquid Substitute Assets, transaction costs typically increase due to wider spreads, greater market impact, and operational complexity.

Operational Risks During Reallocation

Reallocation requires coordinating activities across multiple trading platforms, blockchain networks, custodial accounts, and operational processes. This creates operational complexity and risks, including:

●	Settlement Uncertainty: Blockchain transactions settle with variable timing depending on network conditions, confirmation requirements, and custodian processing. Settlement delays create periods where the Trust holds unintended interim positions, potentially missing intended exposures or holding unwanted exposures.

●	Price Movement Risk: Cryptocurrency prices may move significantly during execution periods (often 5-10% or more daily during volatile periods). If prices move adversely during settlement, the Trust may realize less purchasing power than anticipated or must purchase fewer tokens than targeted, creating underinvestment and future tracking error.

●	Liquidity Constraints: Available liquidity may be insufficient to complete intended transactions at reasonable prices, particularly for Substitute Assets with lower trading volumes or during market stress when liquidity deteriorates. The Trust may need to execute over extended periods, accept wider spreads, or hold interim positions different from the Target Portfolio.

●	Operational Errors: Reallocation involves manual and automated processes subject to human errors, system failures, communication breakdowns, cybersecurity incidents, and process failures. While operational controls are maintained, errors will occasionally occur and may result in incorrect holdings, financial losses, or extended periods of incorrect portfolio composition.

●	Platform and Regulatory Disruptions: Trading platforms may halt trading during volatility or technical issues; regulatory actions may prevent trading in specific assets; blockchain networks may experience attacks or failures; or force majeure events may disrupt operations. During such disruptions, the Trust may be unable to complete reallocation, potentially holding unintended positions for days or weeks.

Creation and Redemption During Reallocation

During reallocation periods (typically five business days following quarterly Index rebalancing, plus additional periods for qualification changes), the Trust continues to process creation and redemption orders using best-efforts portfolio composition. Creation and redemption baskets may contain higher cash components during these periods rather than the precise Target Portfolio mix, creating execution risk for Authorized Participants and potentially wider bid-ask spreads in the secondary market. The Trust will not suspend creations and redemptions to accommodate reallocation activities.

E.	Risks Related to Trust Operations And Share Ownership

1.       Shares May Trade at Premiums or Discounts to NAV Due to Market Dynamics

The public trading price per Share may differ from the NAV for several reasons, including price volatility, trading activity, and the fact that supply and demand forces in the secondary market for Shares are related but not identical to forces influencing Portfolio Cryptocurrency prices.

Non-Concurrent Trading Hours. Cryptocurrency markets operate 24 hours a day, seven days a week, but U.S. equity markets have limited hours. During periods when U.S. equity markets are open but large portions of cryptocurrency markets are lightly traded, trading spreads and premiums/discounts on Shares may widen. When U.S. equity markets are closed but cryptocurrency markets remain open, significant changes in Portfolio Cryptocurrency prices could result in a difference in performance. If Portfolio Cryptocurrency prices move significantly in a negative direction after the close of U.S. equity markets, the trading price of Shares may “gap” down to the full extent of such negative price shift when U.S. markets reopen. Investors may be unable to sell Shares until after the gap down has been fully realized, resulting in an inability to mitigate losses.

Arbitrage Mechanism Dependencies. Authorized Participants create and redeem Baskets to profit from price differences between Shares and underlying cryptocurrencies, keeping Share prices aligned with NAV. If the processes of creation and redemption encounter difficulties—due to price volatility, insolvency or business failure of service providers, closure of cryptocurrency trading platforms, network outages, or congestion—potential market participants may be deterred from taking the risk that they cannot realize the expected profits. The arbitrage mechanism may break down, causing Share prices to diverge significantly from NAV.

Market Illiquidity. The Shares may not have an active trading market. If no active market exists, investors may receive lower prices than they would in an active market, or be unable to sell Their Shares at all. The underlying cryptocurrency markets are also illiquid, especially for smaller index constituents. When markets are illiquid, the Trust may need to accept worse prices to complete transactions. Small constituents face greater illiquidity, and the Trust’s trades can significantly impact market prices for these assets.

2.       Limited Number of Authorized Participants May Reduce Liquidity

Only a small number of firms can act as Authorized Participants. Several factors limit participation, including substantial capital requirements, the operational complexity of handling ten different cryptocurrencies on separate blockchains, and difficulties in hedging cryptocurrency exposure. If one or more Authorized Participants stop creating or redeeming Baskets, Share liquidity will likely decrease, causing wider bid-ask spreads and potential for Shares to trade at significant premiums or discounts to NAV.

Futures contracts exist for only some of the ten cryptocurrencies in the Index. Limited hedging tools mean Authorized Participants may be unable to hedge effectively during volatile markets or when platforms experience issues. Without effective hedging, Authorized Participants may stop creating or redeeming Baskets, causing the arbitrage mechanism to fail.

Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants for competing exchange-traded cryptocurrency products. Because Authorized Participants have no obligation to engage in creation and redemption activities, decisions not to engage with the Trust or its Shares may result in Share liquidity decline and Share prices fluctuating independently of Portfolio Cryptocurrency prices.

3.       Custody Arrangements Present Security and Operational Risks

Private Key Loss Would Be Irreversible. Private keys control cryptocurrencies. Anyone possessing a private key has complete control over those digital assets. If the Trust loses its private keys, the affected Portfolio Cryptocurrencies become permanently inaccessible. If thieves steal private keys, they can immediately transfer assets, and the Trust cannot reverse these transactions or recover stolen assets.

The Trust holds ten different cryptocurrencies, each requiring separate management of its private key. This creates ten separate points of failure. The Custodian must balance security with operational speed, utilizing both “cold storage” (offline devices that provide strong security but slower access) and “hot wallets” (online systems that allow faster transactions but carry a higher risk of theft).

Multi-Asset Custody Complexity. The Trust must custody ten different cryptocurrencies simultaneously, creating far greater complexity than single-asset funds. Each cryptocurrency operates on its own blockchain, requiring separate digital wallets, different technical protocols, and distinct private key management. When the Trust rebalances, assets must move across different blockchains using cross-chain bridge technology, introducing additional points of failure.

Cybersecurity Threats. The Trust’s cryptocurrency holdings attract sophisticated cybercriminals and nation-state actors. Security procedures, including cold storage, encrypted private key shards, and multiple protection layers, cannot guarantee prevention of loss due to security breaches, software defects, employee error or malfeasance, or social engineering attacks. Employees and third-party vendors with access to key management systems pose a risk of insider theft.

No Federal Insurance Protection. The Trust is not a member of FDIC or SIPC, and cryptocurrency holdings have no equivalent federal protections. The Custodian, BitGo Bank & Trust, National Association, is not a depository institution and is not a member of FDIC or SIPC; therefore, the Trust’s assets held with the Custodian are not subject to FDIC or SIPC insurance coverage.

BitGo maintains a $250 million digital asset insurance policy covering third-party theft of private keys, insider theft, and loss of keys. This insurance is shared among all BitGo clients globally, is not specific to the Trust, and may not be available or sufficient to protect the Trust from all possible losses. The Trust may be required to share insurance proceeds with other BitGo clients, potentially reducing amounts available to the Trust. Neither the Trust nor the Sponsor separately insures the Trust’s cryptocurrency assets.

The Custodial Services Agreement limits BitGo’s liability for damages except in cases of fraud, willful misconduct, or gross negligence. For gross negligence, liability is limited to the value of affected cryptocurrency assets. For other claims, total liability is capped at fees paid to BitGo during the six months preceding the incident. These limitations could allow BitGo to avoid liability even if it directly caused losses, exposing the Trust and Shareholders to substantial risk of uncompensated loss.

Limited Recourse for Losses. Under the Trust Agreement, the Sponsor will not be liable for any loss of Portfolio Cryptocurrencies by the Custodian absent gross negligence, bad faith, or willful misconduct. The Custodian and other service providers have limited liability to the Trust. If an uninsured loss occurs or exceeds insurance policy limits, the Trust could lose all or a substantial portion of its assets, causing significant decline in Share value or potentially requiring Trust liquidation.

4.       Custodian or Service Provider Insolvency Could Result in Total Loss

In the event of insolvency or bankruptcy of the Prime Execution Agent or the Custodian, the contractual protections and legal rights of customers with respect to digital assets held by third parties are relatively untested. There is a risk that the Trust’s assets may be considered property of the bankruptcy estate, and the Trust may be treated as a general unsecured creditor, subject to risk of total loss or markdowns.

Bitgo Global has stated it believes courts would not treat custodied digital assets as part of its general estate in insolvency. However, due to the novelty of digital asset custodial arrangements, courts have not yet considered this treatment, and it is not possible to predict with certainty how they would rule.

With respect to the Prime Execution Agreement, the Trust’s assets held in the Trading Balance (where assets are held in omnibus accounts) could be considered part of the Prime Execution Agent’s bankruptcy estate. If either the Custodian or Prime Execution Agent became subject to insolvency proceedings and a court ruled that custodied Portfolio Cryptocurrencies were part of the general estate and not the property of the Trust, the Trust would be treated as a general unsecured creditor, and the Trust could be subject to loss of all or a significant portion of its assets. An automatic stay could take effect, and protracted litigation may be required to recover assets, all of which could significantly impact the Trust’s operations and Share value.

5.       Cash Creations and Redemptions Have Drawbacks

The Trust effects all creations and redemptions for cash rather than in-kind. Cash creations and redemptions may cause Shares to trade at greater bid-ask spreads or greater premiums or discounts to NAV per Share. The use of cash for redemptions limits tax efficiency. Additionally, the Trust’s need to purchase Portfolio Cryptocurrencies in connection with creation orders introduces the possibility of “slippage,” which occurs when paying higher prices than the value ascribed under the Trust’s NAV calculation. While the Trust seeks to minimize slippage risk by basing required cash deposits on actual prices paid, there can be no guarantee that the Trust will not be negatively affected. The Trust also incurs transaction costs it would not otherwise incur if it received and distributed Portfolio Cryptocurrencies in-kind.

6.       Banking Relationships and Connected Trading Venues Present Operational Dependencies

The Prime Execution Agent relies on bank accounts to provide trading platform services. Customer cash held by the Prime Execution Agent is held in omnibus “for the benefit of” (“FBO”) Accounts at FDIC-insured banks or in Money Market Funds. The Prime Execution Agent has represented that it maintains amounts at each bank at or below FDIC insurance limits and conducts overnight sweeps of excess into U.S. government money market funds.

Loss of banking relationships or bank failures could disrupt creation and redemption activity. Recent bank failures (Silvergate Bank, Silicon Valley Bank, Signature Bank, First Republic Bank) demonstrate such risks. While the Sponsor does not believe there is direct risk to the Trust’s assets from past bank failures, future failures of banks at which the Prime Execution Agent maintains customer cash could result in losses to the Trust to the extent balances are not subject to deposit insurance.

The Prime Execution Agent routes orders through Connected Trading Venues (third-party platforms). If these venues experience technical, legal, regulatory, or other adverse events such as shutdowns, system failures, illiquidity, or loss of customer assets, the Prime Execution Agent might not be able to fully recover customer Portfolio Cryptocurrencies deposited with these third parties, resulting in losses or disruptions to the Trust.

7.       Operational and Performance Factors May Affect Trust’s Ability to Track the Index

Tracking Error from Operational Frictions. The Trust’s actual performance will differ from the Index due to: transaction costs (trading fees, bid-ask spreads, market impact); timing differences in rebalancing (Trust must execute trades over time while Index updates immediately); cash drag from reserves held for expenses; rounding and minimum trade sizes preventing perfect Index matching; and quarterly rebalancing frequency (Trust holdings drift from Index between rebalancing dates).

Valuation Challenges. The Trust must determine the value of ten different cryptocurrencies daily using multiple independent pricing sources for each asset. Each cryptocurrency trades on different platforms. The Administrator must aggregate these prices into single reference prices, detect outliers, and handle time synchronization issues. Data feed errors, calculation mistakes, or outlier detection failures could result in material NAV errors. During market disruptions or low liquidity periods, especially for smaller constituents, determining accurate values becomes particularly difficult.

Liquidity Constraints for Smaller Constituents. Small constituents have thin trading markets and limited exchange availability. When the Trust needs to execute large trades in thinly traded cryptocurrencies, market impact increases costs. During rebalancing, some constituents may have insufficient liquidity to support the Trust’s trading needs, forcing acceptance of unfavorable pricing.

8.       Limited Shareholder Rights, Potential Conflicts, and Trust Structure Limitations

Shareholder Rights Are Limited. Shares do not have the same rights as shares issued by corporations. Shareholders cannot elect directors, receive dividends, vote on certain matters, or take other actions normally associated with share ownership. The Sponsor and Trustee may amend the Trust Agreement or Sponsor Agreement without Shareholder consent in certain circumstances. The Trust may suspend creation or redemption rights under certain conditions. The Trust may terminate at times disadvantageous to Shareholders.

Potential Conflicts of Interest. The Sponsor and its affiliates are indemnified pursuant to the Trust Agreement and may require Trust assets to be sold to cover losses or liability. The Sponsor allocates resources among different clients, may take direct positions in Portfolio Cryptocurrencies, and is not prohibited from engaging in businesses that compete with the Trust. The Custodian and Prime Execution Agent (both Bitgo Global affiliates) serve several competing exchange-traded cryptocurrency products, which could result in inadequate attention or unfavorable terms to less favored products.

No Operating History. The Trust is a newly formed entity with no established track record for investors to evaluate. The Trust may fail to achieve its investment objective, may not attract sufficient assets to operate efficiently, may experience unpredictable investor flows, and may face early operational problems. If the Trust fails to reach a viable size, it may be liquidated, which can be potentially disadvantageous to Shareholders.

Service Provider Dependencies. The Trust depends heavily on its service providers. If any service provider resigns, is removed, becomes insolvent, suffers business failure, or abruptly discontinues services, the Trust’s operations would be adversely affected. The Sponsor may be unable to find replacement service providers on similar terms or at all, potentially forcing the Trust to terminate.

Lean Staffing and Key Person Risk. The Sponsor is leanly staffed and relies heavily on key personnel. If key personnel were to leave or be unable to fulfill responsibilities, it may adversely affect Sponsor management.

9.       Seed Capital Risk

The Trust expects to receive approximately $[__] in seed capital from [__] (the “Seed Capital Investor”), through the purchase of 40 Baskets (1,000,000 Shares) shortly after the Trust begins trading on Nasdaq. The Seed Capital Investor may redeem some or all of its Shares, or sell its Shares in the secondary market, at any time. Based on the experience of other recently launched cryptocurrency ETFs, the Sponsor expects that the Seed Capital Investor will redeem or sell its position over a period of approximately one to one and one-half months as the Trust attracts investment from other investors. However, the timing and amount of any redemptions by the Seed Capital Investor are uncertain.

If the Seed Capital Investor redeems a significant portion of its Shares before the Trust has attracted substantial investment from other investors, the Trust’s net assets could decline materially. A significant decline in net assets could adversely affect the Trust’s ability to efficiently track the Index, as the Trust may need to sell Portfolio Cryptocurrencies at less favorable prices or incur higher trading costs as a percentage of net assets. The Trust may experience a greater tracking error due to the impact of fixed costs and trading costs, which represent a larger percentage of its smaller net assets. Secondary market liquidity for the Shares could decline, resulting in wider bid-ask spreads, and the market price of the Shares could deviate more significantly from their NAV, with the Shares potentially trading at larger premiums or discounts.

Additionally, the Trust could become economically unviable if net assets decline below the level needed to cover the Trust’s operating expenses, which could result in the Sponsor terminating the Trust. The risk from Seed Capital Investor redemption is particularly acute during the Trust’s initial operating period, when the Seed Capital Investor’s Shares may represent a substantial percentage of the Trust’s total outstanding Shares.

F.	Tax Risks

Tax Treatment of Cryptocurrencies Remains Uncertain. Cryptocurrencies with respect to which futures are traded on commodity exchanges are treated as commodities under general tax authorities. However, no specific guidance has been promulgated as to whether cryptocurrencies are commodities for purposes of I.R.C. § 7704. If a court were to determine that cryptocurrencies are not commodities for purposes of I.R.C. § 7704, the Trust would not qualify for certain exceptions to rules that generally treat publicly traded partnerships as corporations. Treatment as a corporation would affect the investment return of Shareholders.

The treatment of cryptocurrencies under the Investment Company Act has been developing. If the SEC were to determine that the Trust’s assets required registration under the Investment Company Act, an ambiguity would be created regarding the Trust’s tax classification. The exceptions that the Trust relies upon to claim partnership treatment are generally not available if the Trust were registered under the Investment Company Act. Treatment as a corporation would affect the investment return of Shareholders.

THE TRUST’S INVESTMENT PROGRAM

A.	Investment Objective and Strategy

The Trust’s investment objective is to seek to track the price performance, before fees and expenses, of the S&P Cryptocurrency Top 10 Index (the “Index”), subject to the limitation that the Trust will only invest in Cryptocurrencies that qualify as Eligible Assets.

The Index, which is maintained and calculated by S&P Dow Jones Indices LLC, comprises the ten largest Cryptocurrencies by market capitalization, weighted by market capitalization. The Index rebalances quarterly on the third Friday of March, June, September, and December to reflect changes in market capitalizations and to add or remove constituents as appropriate.

The Trust’s portfolio composition may differ materially from the Index composition because of the Eligible Assets limitation. Specifically:

●	The Trust may invest in Index Constituents in weights that differ from their Index weights (overweighting or underweighting);

●	The Trust may invest in Cryptocurrencies that are not Index Constituents (Substitute Assets) if one or more Index Constituents do not qualify as Eligible Assets;

●	The Trust may not invest in one or more Index Constituents if such assets do not qualify as Eligible Assets; and

●	While the Index will always comprise ten Cryptocurrencies, the Trust may hold fewer or greater than ten Cryptocurrencies at any given time.

There is no guarantee that the Trust will achieve its investment objective. Investors should expect tracking error between the Trust’s performance and the Index performance due to the Eligible Assets limitation, transaction costs, fees and expenses, timing effects, and other factors described in this prospectus. The magnitude of tracking error is difficult to predict and may vary significantly over time. In periods when significant Index weight is allocated to non-qualifying assets, tracking error may be substantial and persistent.

B.	Principal Investment Strategies

1.       Eligible Assets Criteria

The Trust will only invest in Cryptocurrencies that satisfy the Eligible Asset criteria. A Cryptocurrency qualifies as an Eligible Asset if it satisfies the following requirements:

(1) Index Universe Requirement: The Cryptocurrency must be included in the S&P Cryptocurrency Top 10 Index, the S&P Broad Market Digital Asset Index, or successor indices maintained by S&P Dow Jones Indices LLC; AND

(2) Regulatory or Market Structure Requirement: The Cryptocurrency must satisfy at least one of the following:

(a) Generic Listing Standards Eligibility: The Cryptocurrency is eligible under the generic listing standards applicable to passively-managed Cryptocurrency exchange-traded products as adopted by Nasdaq or another national securities exchange pursuant to SEC approval; OR

(b) Existing ETP/ETF: The Cryptocurrency constitutes, or is eligible to constitute, the underlying Cryptocurrency for one or more exchange-traded products or exchange-traded funds registered with the Securities and Exchange Commission under the Securities Act of 1933 or the Investment Company Act of 1940; OR

(c) Futures Trading: The Cryptocurrency underlies a futures contract that has been made available to trade on a designated contract market regulated by the CFTC for at least six (6) consecutive months.

The Sponsor continuously monitors the qualification status of Index Constituents and potential Substitute Assets to maintain a current assessment of Eligible Assets. The Sponsor publishes the current list of Eligible Assets on the Trust’s website at www.cyberhornets.com and updates the list quarterly following each Index rebalancing and as qualification status changes occur.

Current Eligible Assets and Non-Qualifying Index Constituents

As of the most recent rebalance of the Index, based on the Sponsor’s assessment of publicly available information regarding regulatory approvals, futures contract listings, and exchange listing standards, the following Cryptocurrencies among the current Index Constituents qualify as Eligible Assets:

●	Bitcoin (BTC)

●	Ethereum (ETH)

●	XRP

●	Solana (SOL)

●	Cardano (ADA)

●	Bitcoin Cash (BCH)

●	Chainlink (LINK)

●	Stellar (XLM)

As of the most recent rebalance, these eight Eligible Assets represented approximately 94.16% of the Index weight.

As of the same date, the following Index Constituents did not qualify as Eligible Assets based on the Sponsor’s assessment:

●	Binance Coin (BNB) - approximately 4.75% of Index weight as of the most recent rebalance

●	TRON (TRX) - approximately 1.09% of Index weight as of the most recent rebalance

The Sponsor’s assessment of Eligible Asset qualification is based on publicly available information and involves judgment regarding the application of qualification criteria to specific Cryptocurrencies. Qualification status may change as regulatory approvals are granted or modified, as futures contracts are listed or delisted, as exchange listing standards evolve, or as other relevant factors change. The Trust may invest in Eligible Assets not explicitly listed above without prior notice to Shareholders, and previously qualifying assets may lose qualification. Shareholders will be informed of material changes to the Eligible Assets list through the Trust’s quarterly website updates, daily holdings disclosures, and periodic SEC reports.

Portfolio Construction Process

The Sponsor constructs the Trust’s Target Portfolio through a systematic process designed to track the Index while adhering to the Eligible Assets limitation:

Step 1: Identification of Eligible Index Constituents. The Sponsor reviews each of the ten Index Constituents to determine whether it qualifies as an Eligible Asset based on the criteria described above. This review occurs:

●	Continuously, as new information becomes available regarding regulatory approvals, futures listings, or other qualification factors;

●	Following each quarterly Index rebalancing when Index Constituents may change; and

●	Before any reallocation or portfolio adjustment activity.

Step 2: Allocation Determination for Eligible Index Constituents. For Index Constituents that qualify as Eligible Assets, the Sponsor generally allocates the Trust’s assets to such Index Constituents in proportion to their weights in the Index, subject to adjustment as described in Step 3. For example, if Bitcoin comprises 69.92% of the Index (as it did as of the most recent rebalance) and qualifies as an Eligible Asset, the Sponsor will generally target a Bitcoin allocation of approximately 69.92% of Trust assets, subject to adjustment for non-qualifying Index Constituents.

Step 3: Treatment of Non-Qualifying Index Constituents. If one or more Index Constituents do not qualify as Eligible Assets, the Sponsor determines in its discretion how to allocate the weight that would otherwise be allocated to such non-qualifying assets. The Sponsor may choose between two principal approaches or use a hybrid combination:

Option A: Proportional Reallocation Among Eligible Index Constituents. Under this approach, the Sponsor allocates the weight of non-qualifying Index Constituents proportionally among the remaining Eligible Index Constituents, maintaining their relative Index weights. Each Eligible Index Constituent’s weight in the Trust equals its Index weight multiplied by a scaling factor that accounts for the excluded weight.

Example - Current State: The Index comprises ten assets, with Bitcoin accounting for 69.92%, Ethereum for 14.58%, and eight other assets totaling 15.5%. If BNB (4.75%) and TRON (1.09%) do not qualify as Eligible Assets, their combined 5.84% weight would be excluded. The eight Eligible Index Constituents representing 94.16% of the Index would be scaled up to 100% of the Trust assets:

●	Bitcoin: 69.92% ÷ 94.16% = 74.26% of Trust (overweight by 4.34 percentage points)

●	Ethereum: 14.58% ÷ 94.16% = 15.48% of Trust (overweight by 0.90 percentage points)

●	XRP: 5.05% ÷ 94.16% = 5.36% of Trust (overweight by 0.31 percentage points)

●	And so on for the remaining Eligible Index Constituents

Under this approach, the Trust would hold eight Cryptocurrencies rather than ten, and each Eligible Index Constituent would be overweight relative to its Index weight by approximately 5.5%.

Option B: Investment in Substitute Assets. Under this approach, the Sponsor invests in one or more Substitute Assets—Eligible Assets that are not Index Constituents—to replace some or all of the weight of non-qualifying Index Constituents. This approach maintains the total number of assets held by the Trust closer to the Index’s ten-asset composition.

The Sponsor selects Substitute Assets from Eligible Assets in the S&P Broad Market Digital Asset Index, generally selecting the largest Eligible Assets by market capitalization that are not already Index Constituents and not already held by the Trust. In selecting among potential Substitute Assets, the Sponsor considers factors including:

●	Market capitalization and liquidity (preferring larger, more liquid assets);

●	Trading infrastructure and custody availability;

●	Correlation with excluded Index Constituents and diversification benefits;

●	Transaction costs and operational feasibility; and

●	The extent to which the Substitute Asset promotes appropriate diversification.

The Sponsor determines the specific weight allocated to each Substitute Asset based on the weight of excluded Index Constituents, the number and characteristics of available Substitute Assets, and diversification considerations.

Example - Current State with Substitute Assets: Using the same scenario where BNB (4.75%) and TRON (1.09%) do not qualify, the Sponsor might invest 4.75% in Dogecoin and 1.09% in Sui as Substitute Assets while maintaining Index weights for the eight Eligible Index Constituents. Under this approach, the Trust would hold ten Cryptocurrencies (eight Index Constituents plus two Substitute Assets), with the eight Eligible Index Constituents held at their Index weights and the two Substitute Assets held at weights corresponding to the excluded Index Constituents.

Option C: Reallocation and Substitute Assets. Alternatively, the Adviser could allocate some of the ineligible assets percentage to the other Index Constituents and bring in the Substitute Assets at a lower allocation. This approach would prevent these smaller market capitalization Cryptocurrencies from representing a disproportionate amount of the portfolio.

Sponsor’s Discretion in Choosing Between Approaches

The Sponsor exercises discretion in determining whether to use Option A (proportional reallocation), Option B (Substitute Assets), or Option C (Hybrid), which combines elements of both. The Sponsor’s decision-making considers:

●	Magnitude of Excluded Weight: For small excluded weights (generally less than 3-5% total), proportional reallocation may be preferable to maintain simplicity and reduce transaction costs. For larger excluded weights (generally exceeding 5-10% of the total), Substitute Assets or Hybrid may be preferable to maintain diversification and reduce concentration risk in the remaining Index Constituents.

●	Available Substitute Assets: The number, quality, and liquidity of Eligible Assets available as substitutes affect the attractiveness of Option B. If few attractive Substitute Assets are available or available Substitute Assets have significantly lower liquidity than Index Constituents, Option A may be preferable.

●	Diversification and Concentration: The Sponsor considers whether proportional reallocation would create excessive concentration in remaining assets or whether Substitute Assets would provide better diversification characteristics.

●	Liquidity and Transaction Costs: The liquidity and trading costs associated with potential Substitute Assets, including bid-ask spreads, market impact, and blockchain network fees, affect the economic feasibility of Option B.

●	Tracking Characteristics: The Sponsor considers which approach may produce returns and risk characteristics closer to the Index, though predicting this in advance involves uncertainty.

●	Operational Considerations: The complexity of managing additional assets, custody arrangements, and creation/redemption mechanics may affect the choice between approaches.

The Sponsor may modify its approach over time as circumstances change, and different scenarios of non-qualifying Index Constituents may warrant different approaches. The Sponsor is not required to apply the same approach consistently across all Reallocation Events and may exercise different discretion based on the specific circumstances of each event.

Step 4: Ongoing Monitoring and Adjustment. The Sponsor continuously monitors the qualification status of all assets held by the Trust and potential Substitute Assets. When Reallocation Events occur, the Sponsor adjusts the Trust’s holdings as described in the “Reallocation Procedures” section below.

Quarterly Index Rebalancing. The Index rebalances quarterly on the third Friday of March, June, September, and December. Following each Index rebalancing, new constituents may be added to the Index, existing constituents may be removed, and the weights of continuing constituents may change based on updated market capitalizations.

Within five business days following each Index rebalancing effective date, the Sponsor will:

●	Review the new Index composition and determine which Index Constituents qualify as Eligible Assets;

●	Determine the new Target Portfolio based on the updated Index composition and Eligible Assets qualification;

●	Execute transactions necessary to align the Trust’s holdings with the new Target Portfolio, subject to market conditions and operational considerations; and

●	Update the Eligible Assets list and Target Portfolio disclosure on the Trust’s website.

During quarterly rebalancing periods, the Trust’s actual holdings may differ from both the old Index composition and the new Index composition, creating tracking error. The Sponsor will seek to complete rebalancing as promptly as practicable while managing transaction costs, market impact, and operational considerations. The Trust will continue to process creation and redemption orders during rebalancing periods using best-efforts portfolio composition that reflects the transition from the old Target Portfolio to the new Target Portfolio.

Loss of Eligible Asset Status. If an Index Constituent held by the Trust loses Eligible Asset status between quarterly Index rebalances—for example, due to delisting of an associated futures contract, regulatory action affecting an associated ETP or ETF, or changes to exchange listing standards—the Sponsor will liquidate the Trust’s holdings of such asset and reallocate the proceeds according to Option A or Option B (or a hybrid approach) as the Sponsor determines appropriate in its discretion based on the factors described above.

The Sponsor will generally seek to complete such reallocation within five to ten business days after determining that the asset no longer qualifies, subject to market conditions, liquidity constraints, and operational considerations. During this period, the Trust may hold a temporary cash position representing proceeds from sales pending reinvestment, and the Trust’s portfolio composition may differ from the Target Portfolio.

Gain of Eligible Asset Status. If an Index Constituent that previously did not qualify as an Eligible Asset gains qualification—for example, through approval of a regulated futures contract, SEC registration of an associated ETP or ETF, or adoption of favorable exchange listing standards—the Sponsor may adjust the Trust’s holdings to include such newly qualifying asset.

The timing and extent of such adjustment are within the Sponsor’s discretion. The Sponsor will consider factors including:

●	The magnitude of the newly qualifying asset’s Index weight;

●	The current composition of the Trust’s portfolio and whether it uses proportional reallocation or Substitute Assets;

●	Transaction costs associated with portfolio adjustment;

●	Proximity to the next quarterly Index rebalancing (the Sponsor may defer incorporation of newly qualifying assets if quarterly rebalancing is imminent); and

●	Market conditions and operational feasibility.

If the Trust had used Option A (proportional reallocation) for the previously non-qualifying asset, adding the newly qualifying asset requires selling portions of overweight positions in other Eligible Index Constituents to fund the purchase. If the Trust had used Option B (Substitute Assets) or Option C (Hybrid) for the previously non-qualifying asset, adding the newly qualifying asset may require selling some or all Substitute Asset positions and purchasing the newly qualifying Index Constituent.

Addition of New Index Constituents. When quarterly Index rebalancing adds a new Cryptocurrency to the Index (replacing a previously included asset), the Sponsor determines whether the new Index Constituent qualifies as an Eligible Asset. If it qualifies, the Sponsor incorporates it into the Target Portfolio according to its Index weight, selling positions in the removed Index Constituent (if the removed asset was held) to fund the purchase. If the new Index Constituent does not qualify, the Sponsor treats it as a non-qualifying Index Constituent and applies Option A, Option B, or Option C approach as appropriate.

Sponsor-Initiated Adjustments. The Sponsor may determine that portfolio adjustments are appropriate for risk management, diversification, or other purposes consistent with the Trust’s investment objective and the Eligible Assets limitation. Such adjustments will be made in accordance with the principles described in this section and the Trust Agreement. The Sponsor does not engage in active trading or market timing and does not seek to outperform the Index through discretionary decisions. The Sponsor’s discretion is limited to implementing the Eligible Assets framework and managing the mechanical aspects of Index tracking, subject to the regulatory qualification constraint.

2.       Cash Management

The Trust may hold U.S. dollars and U.S. dollar-denominated stablecoins to facilitate:

●	Creation and redemption activities;

●	Payment of the Sponsor’s Fee and other expenses;

●	Reallocation and rebalancing activities; and

●	Temporary positions during transaction settlement periods.

Under normal market conditions, the Trust does not expect to hold cash (including stablecoins) exceeding 5% of its net assets. However, cash levels may be higher during quarterly rebalancing periods, other Reallocation Events, or when market conditions make immediate execution of intended purchases impractical or uneconomical. Cash holdings and stablecoins do not earn significant interest and create a drag on performance relative to the Index, which assumes full investment in Cryptocurrencies. Any interest earned on cash balances will be retained by the Trust and reflected in net asset value.

The Trust does not use derivatives, futures contracts, options, swaps, or other financial instruments. The Trust’s investments consist solely of spot holdings of Eligible Assets (direct ownership of Cryptocurrencies), cash, and cash equivalents (including stablecoins used for settlement and liquidity purposes).

3.       Factors Contributing to Tracking Error

Due to the Eligible Assets limitation and other factors, investors should expect the Trust’s performance to differ from the Index performance. Factors contributing to tracking error include:

●	Portfolio Composition Differences: Excluding non-qualifying Index Constituents, overweighting certain assets through proportional reallocation, or investing in Substitute Assets causes the Trust’s portfolio to differ from the Index. This is the primary source of tracking error and is structural rather than temporary.

●	Transaction Costs: Buying and selling Cryptocurrencies involves bid-ask spreads, market impact costs, trading fees charged by platforms and liquidity providers, and blockchain network transaction fees (gas fees) that reduce the Trust’s returns but are not reflected in Index performance, which is calculated based on mid-market prices without transaction costs.

●	Fees and Expenses: The Trust’s Sponsor’s Fee (0.95% annually) and other expenses (paid from the Sponsor’s Fee under the unitary fee structure) reduce net asset value, while the Index reflects gross performance without deductions for fees or expenses.

●	Reallocation Timing: The Trust cannot instantaneously adjust holdings when Reallocation Events occur. Settlement of Cryptocurrency transactions requires blockchain confirmations, custody transfers, and operational processes that create timing lags. During these lags, the Trust’s composition may differ from both the old and new Target Portfolio, creating a temporary tracking error.

●	Cash Drag: Temporary cash positions create performance drag when Cryptocurrency prices appreciate (the Trust does not participate in the appreciation of assets it has not yet purchased or has sold) and conversely may provide relative benefit when prices depreciate. The magnitude of cash drag varies based on market volatility and the frequency of reallocation activities.

●	Operational and Execution Factors: The Sponsor’s discretionary decisions regarding reallocation methods, Substitute Asset selection, transaction timing, and order execution may cause the Trust’s actual holdings and performance to differ from what a different sponsor might achieve or from theoretical optimal results knowable only in hindsight.

●	Rebalancing Frequency Mismatch: While the Index rebalances quarterly, the Trust may rebalance more or less frequently depending on changes in Eligible Asset qualification status. This temporal mismatch can create tracking error.

The magnitude and direction of tracking error will vary over time and are difficult to predict. At times, the Trust may outperform the Index, while in other periods, it may underperform. The Trust does not target any particular level of tracking error, and significant tracking error may occur, particularly in periods when substantial Index weight is allocated to non-qualifying assets or when excluded assets perform very differently from included assets or Substitute Assets.

C.       Purchase and Sale of Cryptocurrencies

Because the Trust conducts creations and redemptions of Shares for cash, it is responsible for purchasing and selling Portfolio Cryptocurrencies in connection with those creation and redemption orders. The Trust may also be required to sell Portfolio Cryptocurrencies to pay certain extraordinary, non-recurring expenses that the Sponsor does not assume.

When choosing between potential counterparties, the Sponsor may consider factors beyond the most favorable price. However, the most favorable price is the predominant factor in determining the counterparty with which the Sponsor effectuates the contemplated transaction. Other factors that the Sponsor may consider include the size of the proposed order, as well as a counterparty’s execution capabilities, reliability, and responsiveness.

The Trust’s purchase and sale of Portfolio Cryptocurrencies may be conducted pursuant to two models: (i) the “Trust-Directed Trade Model”; or (ii) the “Agent Execution Model.” The Trust intends to utilize the Trust-Directed Trade Model for all purchases and sales of Portfolio Cryptocurrencies. It will only utilize the Agent Execution Model if no Trading Counterparty is able or willing to effectuate the Trust’s purchase or sale of Portfolio Cryptocurrencies.

Whether utilizing either the Trust-Directed Trade Model or the Agent Execution Model, the Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive Portfolio Cryptocurrencies as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering, or receiving Portfolio Cryptocurrencies as part of the creation or redemption process. Additionally, under both the Trust-Directed Trade Model or the Agent Execution Model, the Trust will create Shares by receiving Portfolio Cryptocurrencies from a third party that is not the Authorized Participant, and the Sponsor, on behalf of the Trust—not the Authorized Participant—is responsible for selecting the third party to deliver the Portfolio Cryptocurrencies. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the delivery of the Portfolio Cryptocurrencies to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the Portfolio Cryptocurrencies to the Trust. Additionally, the Trust will redeem Shares by delivering Portfolio Cryptocurrencies to a third party that is not the Authorized Participant and the Sponsor, on behalf of the Trust—not the Authorized Participant—is responsible for selecting the third party to receive the Portfolio Cryptocurrencies. Further, the third party will not be acting as an agent of the Authorized Participant with respect to the receipt of the Portfolio Cryptocurrencies from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the Portfolio Cryptocurrencies from the Trust.

Trust-Directed Trade Model

Under the Trust-Directed Trade Model, the Sponsor, on behalf of the Trust, is responsible for acquiring Portfolio Cryptocurrencies from a Trading Counterparty that has been approved by the Sponsor (each, a “Trading Counterparty”). The Sponsor has entered into contractual agreements with the Trading Counterparties, and these agreements set forth the general parameters under which transactions in Portfolio Cryptocurrencies will be effectuated, should any transaction with a Trading Counterparty occur. Such agreements have an indefinite term and may be terminated at will by either party. Such agreements also provide that the Trust and the Sponsor will indemnify the Trust Trading Counterparty and its affiliates against all losses, liabilities, judgments, proceedings, claims, damages, and costs (including attorneys’ fees) resulting from any third-party action related to: (i) the Trust’s breach of the terms of the applicable agreement, (ii) the Trust’s violation of any applicable law, rule, or regulation, (iii) the Trading Counterparty’s reliance on any instruction (in whatever form delivered) which it reasonably believed to have been given by the Trust, or (iv) other acts or omissions in connection with the execution of Cryptocurrency transactions. While it is expected and intended that the Trading Counterparties are unaffiliated third-parties it is possible that a Trading Counterparty may on any given day be or become considered an affiliate of the Trust if it acquired Shares in an amount that would cause it to become considered an affiliate of the Trust, as the Shares are publicly traded. Trading Counterparties are not required to have a custody account with the Custodian. Upon notification that the Trust needs to purchase or sell Portfolio Cryptocurrencies, the Sponsor will obtain indicative prices from multiple Trading Counterparties at which they would be willing to execute the contemplated transaction. The Sponsor then determines the Trading Counterparty with which it wishes to transact and records the rationale for that determination. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis. Transfers of Portfolio Cryptocurrencies to and from the Custodial Account to the Trading Counterparty are “on-chain” transactions represented on the respective Cryptocurrency’s blockchain. Transfer fees with respect to this on-chain transfer of Portfolio Cryptocurrencies will be paid by the Custodian.

The Sponsor maintains a process for approving and monitoring Trading Counterparties, which is overseen by the Portfolio Managers, who are responsible for investment activities and related risk, as well as counterparty risk. All Trading Counterparties must be approved by the Portfolio Managers before the Sponsor, on behalf of the Trust, will engage in transactions with the entity. The Portfolio Managers continuously reviews all approved Trading Counterparties periodically and will reject the approval of any previously approved Trading Counterparty if new information arises regarding the entity that puts the appropriateness of that entity as an approved Trading Counterparty in doubt. In considering which Trading Counterparties to approve, the Portfolio Managers has instituted rigorous policies and procedures that include, but are not limited to, (i) a review of all sanctioned entities, including but not limited to, the various categories of sanctioned persons and entities identified by the Office of Foreign Assets Control; (ii) a review of all publicly available information regarding the entity, including a review of all information that has been filed pursuant to the requirements of U.S. or non-U.S. regulators, with a particular emphasis on the identity of the entity’s owners, disclosure events and reports of disciplinary action; and (iii) a review of the entity’s policies and procedures regarding various topics, including, but not limited to, anti-money laundering and “know-your-customer” requirements, trade surveillance, auditing and testing, and cybersecurity capabilities.

Agent Execution Model

If every Trading Counterparty is either unable or unwilling to effectuate the Trust’s purchase or sale of Portfolio Cryptocurrencies, the Sponsor, on behalf of the Trust, may execute the trade using the Agent Execution Model. Under rare and limited circumstances when the Trust utilizes BitGo Prime services for executing purchases or sales of Portfolio Cryptocurrencies, a portion of the Trust’s cryptocurrency holdings may temporarily be held with BitGo Prime, LLC (the “Prime Execution Agent”) in a trading balance (the “Trading Balance”).

Within the Trading Balance, the Trust does not have an identifiable claim to any particular Portfolio Cryptocurrencies. Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the Portfolio Cryptocurrencies that the Prime Execution Agent holds on behalf of customers who hold similar entitlements. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s Portfolio Cryptocurrencies held on behalf of its customers.

The Prime Execution Agent holds cryptocurrency assets associated with customer entitlements across a combination of omnibus cold wallets and omnibus hot wallets (meaning wallets whose private keys are generated and stored online in internet-connected computers or devices). The Prime Execution Agent has represented to the Sponsor that it maintains a flexible ecosystem where hot, cold, and warm wallets can be used to fulfill business requirements, and that permissions can be granted for certain users to ensure a walled-off wallet experience based on function, role, or other access requirements.

The Sponsor has no control over, and for security reasons, the Prime Execution Agent does not disclose to the Sponsor, the percentage of Portfolio Cryptocurrencies held in the Trading Balance that are kept in omnibus cold wallets as compared to omnibus hot wallets. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Execution Agent is not required to hold any of the cryptocurrency assets in the Trust’s Trading Balance in cold storage or to hold any such assets in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Execution Agent holds the cryptocurrency assets credited to the Trust’s Trading Balance.

The Trust intends to use the Trust-Directed Trade Model for substantially all cryptocurrency purchases and sales, utilizing direct custody-to-custody settlement (also referred to as “cold-to-cold” settlement) without maintaining assets in a Trading Balance. Under the Trust-Directed Trade Model, Portfolio Cryptocurrencies are transferred directly between the Trust’s segregated cold storage custody account and trading counterparty accounts via on-chain blockchain transfers. The Trust will only utilize the Agent Execution Model and maintain a Trading Balance with the Prime Execution Agent when Trading Counterparties are unavailable or when operational circumstances require the use of BitGo’s prime execution services.

If the Prime Execution Agent were to experience insolvency or bankruptcy, there is a risk that the cryptocurrency assets held in the Trust’s Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate, and the Trust could be treated as a general unsecured creditor, which could result in the loss of some or all of the assets held in the Trading Balance.

The Index

IMPORTANT NOTICE REGARDING TRUST PORTFOLIO COMPOSITION. The Trust’s portfolio composition may differ materially from that of the Index. While the Trust’s investment objective is to track the Index, the Trust will only invest in Cryptocurrencies that qualify as Eligible Assets under criteria related to regulatory approval and market structure. This limitation means:

●	The Trust may exclude Index Constituents that do not qualify as Eligible Assets;

●	The Trust may hold Index Constituents in different weights than their Index weights;

●	The Trust may invest in Cryptocurrencies not included in the Index (Substitute Assets); and

●	The Trust may hold a different number of Cryptocurrencies than the ten assets comprising the Index.

As of the most recent rebalance, Binance Coin (BNB) (approximately 4.75% of Index weight) and TRON (TRX) (approximately 1.09% of Index weight) did not qualify as Eligible Assets based on the Sponsor’s assessment. The qualification status of Index Constituents may change over time as regulatory approvals are granted or revoked, futures contracts are listed or delisted, exchange listing standards evolve, or other relevant factors change.

Investors should carefully review the Trust’s investment strategy, including the Eligible Assets criteria and reallocation procedures, described in “Investment Objective and Principal Investment Strategies” and the related risk factors in “Risk Factors—Risks Related to the Trust’s Investment Strategy—Eligible Assets Framework.” The Trust’s performance may differ significantly from Index performance due to these portfolio composition differences.

The following sections describe the Index itself. Information about which Index Constituents currently qualify as Eligible Assets and how the Trust constructs its actual portfolio can be found in “Investment Objective and Principal Investment Strategies” and on the Trust’s website at www.cyberhornets.com, which is updated quarterly.

1.       Overview of the S&P Cryptocurrency Top 10 Index

The Trust seeks to track the performance of the Index, a market capitalization-weighted index designed and maintained by S&P DJI. The Index seeks to track the performance of the top 10 cryptocurrencies by market capitalization selected from the S&P Cryptocurrency Broad Digital Market Index (the “Digital Market Index). The Index was launched on February 16, 2023, with a first value date of March 16, 2018.

The Index is calculated in U.S. dollars on an end-of-day basis. The Index methodology is publicly available and is administered according to transparent, rules-based criteria designed to produce a representative benchmark for the largest and most liquid cryptocurrencies in the digital asset market.

2.       Index Universe and Eligibility Criteria

To be eligible for inclusion in the Index, a cryptocurrency must first qualify for the S&P Digital Market Index, which serves as the Index Universe. The Index Provider considers only digital assets traded on exchanges covered by Lukka Prime, a digital asset data provider. Lukka’s exchange and digital asset selection process includes screening eligible exchanges based on criteria such as oversight, efficiency, data transparency, and data integrity.

Digital assets in the Index Universe must satisfy all of the following eligibility criteria as of each rebalancing reference date:

Listed and Trading. Digital assets must have been traded for at least three months on a Lukka-recognized exchange and must have traded for at least 60 calendar days during the three months preceding the rebalancing reference date. The listing and trading rules do not apply to digital assets that forked intra-rebalancing; the Index Committee determines the inclusion or exclusion of such digital assets.

Market Capitalization. Digital assets must have a market capitalization of at least $100 million, with current constituents required to maintain a market capitalization of at least $80 million to remain eligible. For purposes of the Index, “market capitalization” refers to the product of “Effective Coin Supply” multiplied by the seven-day median coin price. The Effective Coin Supply methodology is designed to exclude from the calculation coins that are not available for trading in the open market, such as those held by founders, development teams, or locked in smart contracts.

Liquidity. Digital assets must have a three-month median daily value traded (“MDVT”) of at least $100,000, with current constituents required to maintain at least $80,000 in MDVT. At the Index Committee’s discretion, an MDVT of a shorter period may be allowed for hard-forked assets of current constituents.

White Paper. Digital assets must have a published white paper verified by the pricing provider. This ensures that the cryptocurrency has documented its purpose, technology, and design.

Asset Type Exclusion. Digital assets must not be stablecoins or any other pegged assets. The Index is designed to track volatile digital assets and excludes assets designed to maintain a stable value relative to fiat currencies or other benchmarks.

3.       Constituent Selection Process

At each quarterly rebalancing, constituents for the Index are selected from the eligible digital assets in the Digital Market Index according to the following process:

1.	Rank eligible digital assets by market capitalization. The highest ranked 80% of the target constituent count (which is 10 for this Index) are automatically selected for index inclusion. This means the top 8 cryptocurrencies by market capitalization are automatically included.

2.	Buffer for existing constituents. Current constituents ranked in the top 120% of the target constituent count (i.e., ranked 12th or higher) are selected until the target constituent count of 10 is met. This buffer mechanism reduces unnecessary turnover in the Index by giving existing constituents some leeway to remain in the Index even if they fall slightly in the rankings.

3.	Add the highest-ranking non-constituents. If the target constituent count of 10 is still not met after applying the buffer rule, the highest-ranking non-constituent digital assets are selected and added to the Index until the target count of 10 is reached.

This three-step process is designed to strike a balance between responsiveness to market changes and Index stability, minimizing excessive turnover while ensuring the Index accurately reflects the current market landscape.

4.       Market Capitalization Calculation

The market capitalization for each cryptocurrency is calculated using the following methodology:

Market Capitalization = Effective Coin Supply × 7-Day Median Coin Price

The use of Effective Coin Supply, rather than total supply, is critical to producing an accurate measure of market capitalization. Effective Coin Supply excludes coins that are not freely tradable, including:

●	Coins held by project founders and development teams that are subject to lock-up agreements or vesting schedules

●	Coins locked in smart contracts, staking protocols, or other mechanisms that restrict their availability for trading

●	Coins that have been probably burned or otherwise removed from circulation

●	Coins held in wallets that have shown no activity for extended periods and are presumed lost or inaccessible

The 7-day median coin price provides a smoothed price metric that reduces the impact of short-term volatility or market manipulation attempts, producing a more stable and representative market capitalization figure for ranking purposes.

5.       Weight Calculation and Index Construction

The Index is market capitalization weighted. At each quarterly rebalancing, the weight of each constituent cryptocurrency in the Index is determined by its market capitalization relative to the total market capitalization of all 10 constituents:

Weight of Cryptocurrency i = Market Cap of Asset i ÷ Total Market Cap of All 10 Constituents

There are no explicit weight caps or constraints applied to individual constituents in the Index. As a result, the Index’s composition naturally reflects the relative size and market dominance of each cryptocurrency. Historically, Bitcoin and Ethereum have represented the largest weights in the Index, but these weights fluctuate based on market conditions and the relative performance of the constituent cryptocurrencies.

Between each quarterly rebalance, the weights of constituents will change based on the relative price movements of each cryptocurrency. The Index does not employ rebalancing or weight adjustments between quarterly rebalancing dates.

6.       Quarterly Rebalancing Process

The Index rebalances quarterly in March, June, September, and December. The rebalancing process follows a defined schedule with specific reference dates and effective dates:

Rebalancing Reference Date. Approximately two to three weeks before the rebalancing effective date, the Index Provider determines which cryptocurrencies meet the eligibility criteria and applies the constituent selection methodology described above. The exact reference date for each quarterly rebalancing is published in advance by S&P DJI.

Announcement of Changes. Following the rebalancing reference date, S&P DJI announces any additions to or deletions from the Index, typically one week before the rebalancing effective date. This advance notice allows market participants, including the Trust, to prepare for the changes.

Rebalancing Effective Date. The Index rebalancing becomes effective after the close of trading on the third Friday of the rebalancing month (March, June, September, or December). On this date, the Index reflects the new constituent list and the new market capitalization weights.

Trust Implementation. The Trust will implement Index changes to its portfolio holdings in connection with each quarterly rebalancing. The Sponsor, on behalf of the Trust, will purchase any new Index Constituents and sell any Index Constituents that have been removed from the Index. The Trust will adjust the quantities of each cryptocurrency held to align with the new Index weights, subject to the constraints of the creation and redemption activity and the practical limitations of executing large cryptocurrency transactions.

The quarterly rebalancing process is designed to keep the Index current with changes in the cryptocurrency market while providing sufficient advance notice to market participants and minimizing the market impact of rebalancing-related trading.

7.       Index Governance and Committee Oversight

S&P DJI maintains an Index Committee responsible for overseeing the Index and making discretionary decisions when circumstances require judgment beyond the mechanical application of the Index rules. The Index Committee’s responsibilities include:

●	Reviewing and approving methodology changes to the Index when market conditions, regulatory developments, or data availability warrant updates

●	Making determinations regarding extraordinary events, such as hard forks, network splits, airdrops, or other corporate actions affecting Index Constituents

●	Addressing data quality issues, such as temporary outages or disruptions to pricing data from exchanges

●	Exercising discretion on eligibility, particularly for digital assets that have experienced unusual circumstances (e.g., a newly forked asset from an existing constituent)

●	Considering market feedback from Index users and market participants regarding Index construction and methodology

The Index Committee meets regularly and on an as-needed basis to address time-sensitive issues. All Index Committee decisions are documented and made publicly available through S&P DJI’s methodology documents and announcements.

Index Provider Independence. S&P DJI is a leading independent provider of financial market indices with a long history of index administration across multiple asset classes. The Index Provider operates independently from the Trust, the Sponsor, and other market participants. The Index methodology is designed to be transparent, rules-based, and resistant to manipulation, aligning with the International Organization of Securities Commission’s Principles for Financial Benchmarks.

Methodology Transparency. The complete Index methodology is publicly available on S&P DJI’s website at www.spglobal.com/spdji. Historical Index values, constituent lists, and weights are published regularly, providing transparency to investors and other market participants.

While the Index follows rules-based criteria, there are circumstances in which the Index Provider or Index Committee may exercise discretion or make adjustments:

●	Hard Forks and Network Splits. When a cryptocurrency undergoes a hard fork resulting in a new digital asset, the Index Committee determines whether and how to include the new asset in the Index. This determination considers factors such as the new asset’s trading activity, market capitalization, and whether it meets the eligibility criteria.

●	Data Disruptions. If Lukka Prime or other data sources experience temporary outages or data quality issues, the Index Provider may use alternative data sources or pricing methodologies to ensure continuity of the Index calculation.

●	Extraordinary Market Events. In cases of extreme market volatility, trading halts, or other extraordinary circumstances, the Index Committee may take actions to preserve the integrity and continuity of the Index.

●	Regulatory Developments. If regulatory actions affect the trading, custody, or legal status of a cryptocurrency, the Index Committee may determine that the affected cryptocurrency should be removed from the Index or that its weight should be adjusted, even outside of a regular rebalancing.

The Sponsor, on behalf of the Trust, does not have any role in the governance or operation of the Index. The Trust is a passive index-tracking vehicle and does not influence Index decisions. However, the Trust is bound by the Index Committee’s determinations. It will implement changes to its portfolio in accordance with the Index quarterly rebalance and any intra-quarter adjustments announced by the Index Provider.

D.	Valuation Procedures

1.       Overview of NAV Calculation

The NAV of the Trust is calculated once each Business Day as of 4:00 p.m. ET or as soon thereafter as practicable. For purposes of NAV calculation, a “Business Day” means any day other than a day when the Exchange is closed for regular trading. The Trust’s NAV per Share is calculated by:

●	Taking the current market value of the Trust’s total assets (primarily the Portfolio Cryptocurrencies held by the Trust, valued as described below);

●	Subtracting any liabilities (including accrued but unpaid expenses and fees); and

●	Dividing that total by the number of Shares outstanding.

The Trust’s NAV calculation is performed by the Administrator (as defined below), under the oversight of the Sponsor. The NAV and NAV per Share are published each Business Day on the Trust’s website at www.cyberhornets.com following their calculation.

2.       Pricing Methodology for Portfolio Cryptocurrencies

Index-Based Valuation. For purposes of calculating the Trust’s NAV, the Trust’s holdings of each Index Constituent will be valued using the same pricing methodology employed by the Index. The Index pricing methodology aggregates pricing data from multiple cryptocurrency trading platforms selected by Lukka, Inc. based on factors including platform reliability, regulatory oversight, trading volume, and data quality.

The Index price for each cryptocurrency is determined as of 4:00 p.m. ET on each Business Day. The pricing methodology is designed to provide a fair and transparent representation of the U.S. dollar value of each cryptocurrency at the valuation time by aggregating trade data from multiple trading platforms, thereby reducing the impact of price anomalies or manipulation attempts on any single platform.

Calculation Process. To determine the value of the Trust’s cryptocurrency holdings as of 4:00 p.m. ET:

1.	The Administrator obtains the Index price for each of the 10 Index Constituents held by the Trust.

2.	The Administrator multiplies the quantity of each Index Constituent held by the Trust by the respective Index price for that constituent.

3.	The Administrator sums the U.S. dollar values of all Index Constituents to determine the total value of the Trust’s cryptocurrency holdings.

4.	The Administrator adds any cash, receivables, or other assets held by the Trust.

5.	The Administrator subtracts all liabilities, including accrued but unpaid expenses, the Sponsor Fee, and any other amounts owed by the Trust.

6.	The resulting figure is the Trust’s NAV. The NAV per Share is calculated by dividing the NAV by the number of Shares outstanding.

3.       Fair Value Procedures

Fair Value Events. If the Index pricing is not available or if the Sponsor determines in its sole discretion that the Index pricing is unreliable (together, a “Fair Value Event”), the Trust’s cryptocurrency holdings may be fair valued temporarily in accordance with fair value policies approved by the Trustee. A Fair Value Event may occur due to:

●	Technical disruptions affecting the Index Provider’s systems or data sources

●	Suspected manipulation or anomalous pricing on the exchanges that contribute to the Index

●	Regulatory actions or trading halts affecting one or more Index Constituents

●	Data quality issues identified by the Administrator or Sponsor

●	Other extraordinary circumstances that call into question the reliability of the Index pricing

Fair Value Procedures. In the event of a Fair Value Event, the Trust will implement alternative valuation procedures designed to determine a fair value that reflects the price the Trust might reasonably expect to receive from the current sale of the cryptocurrency in an arm’s-length transaction. The fair value procedures may include:

1.	Secondary Index or Benchmark. The Sponsor may utilize a secondary index or benchmark that aggregates pricing from alternative cryptocurrency trading platforms or employs a different calculation methodology.

2.	Alternative Pricing Sources. The Sponsor may obtain pricing from one or more alternative data providers, cryptocurrency exchanges, or over-the-counter trading desks that the Sponsor believes provide reliable pricing for the affected cryptocurrency.

3.	Principal Market Pricing. The Sponsor may utilize the price from the Trust’s principal market for the affected cryptocurrency. The principal market is the market where the Trust would normally enter into a transaction to sell the cryptocurrency and is identified based on factors including trading volume, accessibility, and transaction costs.

4.	Good Faith Estimate. If no reliable alternative pricing sources are available, the Sponsor may determine a good-faith estimate of fair value based on all available information, including recent transaction prices, pricing trends, market conditions, and inputs from market participants such as broker-dealers or institutional trading desks.

The determination of fair value is inherently subjective and involves judgment. The Sponsor has established a Valuation Committee to oversee the fair valuation process and to make fair value determinations when required. The Valuation Committee operates under written policies and procedures governing the fair valuation process.

Monitoring and Escalation. The Administrator continuously monitors cryptocurrency prices for unusual fluctuations, outliers, or other anomalies that may indicate data quality issues or market disruptions. If the Administrator detects unusual pricing, it will escalate the issue to the Sponsor and, if appropriate, to the Trustee and the Valuation Committee for review and a determination of whether a Fair Value Event has occurred.

The period between 4:00 p.m. ET (the valuation time) and the release of the NAV provides an opportunity for the Administrator, Sponsor, and Valuation Committee to detect, investigate, and correct any pricing issues and, if necessary, implement fair value procedures. The NAV is typically released by 5:30 P.M. ET but may be released later if additional time is required to investigate pricing issues or implement fair value procedures.

Notification of Fair Value Events. If the Trust utilizes fair value pricing or a secondary index or benchmark instead of the Index pricing, the Trust will notify Shareholders through a prospectus supplement, a current report on Form 8-K, the Trust’s periodic Exchange Act reports, and/or on the Trust’s website. If the use of alternative pricing is expected to be permanent or long-term, the Sponsor will file a Form 19b-4 with the SEC as required by the listing exchange’s rules.

4.       Daily NAV Calculation Timing

The Trust calculates its NAV once each Business Day according to the following timeline:

4:00 p.m. ET – Index pricing for each of the 10 Index Constituents is determined by the Index Provider as of this valuation time. This is also the close of the core trading session on most U.S. stock exchanges where the Shares are expected to trade.

4:00 p.m. to [5:30] p.m. ET – The Administrator calculates the Trust’s NAV based on the Index pricing and other inputs (cash, receivables, liabilities). During this period, the Administrator and Sponsor review the NAV calculation for accuracy and investigate any unusual pricing or anomalies. If necessary, fair value procedures are implemented.

5:30 p.m. ET (or as soon thereafter as practicable) – The NAV and NAV per Share are released to the public and published on the Trust’s website and disseminated to market data vendors.

This timing structure allows sufficient time for quality control and review while providing updated NAV information to investors and market participants on the same Business Day.

5.       Intraday Indicative Value

In addition to the end-of-day NAV calculation, a third-party financial data provider [●] will calculate and disseminate an intraday indicative value (“IIV”) for the Shares throughout the trading day. The IIV provides market participants with an estimate of the Trust’s NAV per Share updated at frequent intervals (typically every 15 seconds) during the Exchange’s regular trading hours.

IIV Calculation. The IIV is calculated based on:

●	The Trust’s holdings of each Index Constituent as of the beginning of the trading day.

●	The current market price for each Index Constituent, as obtained from real-time pricing feeds.

●	Any cash or other assets expected to comprise that day’s NAV calculation.

●	An estimate of the Trust’s accrued expenses and liabilities.

The IIV is disseminated under the ticker symbol CTX through market data platforms including Bloomberg, Refinitiv, and the Consolidated Tape Association (“CTA”).

IIV Limitations. The IIV is an estimated value only and is not the official NAV of the Trust. The IIV may differ from the official NAV due to differences in pricing sources (the IIV uses real-time market prices while the NAV uses the Index pricing methodology as of 4:00 p.m. ET), timing of expense accruals, and other factors. Investors should not rely solely on the IIV for investment decisions and should understand that the IIV is not a guaranteed indication of the price at which Shares can be bought or sold.

6.       Financial Statement Valuation

The Trust’s periodic financial statements may not utilize the Index-based NAV to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”).

Under GAAP and ASC Topic 820, the Trust will value its cryptocurrency holdings using prices from the Trust’s principal market (or, in the absence of a principal market, the most advantageous market) for each cryptocurrency. The principal market is the market with the greatest volume and level of activity for the cryptocurrency, considering factors such as trading volumes, transaction costs, and accessibility to the Trust.

The Sponsor will determine the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. These sources and policies may differ from the Index-based pricing methodology used for daily NAV calculations.

Under ASC Topic 820, the Trust expects to classify the prices used for financial statement purposes as Level 1 inputs (quoted prices in active markets for identical assets) or Level 2 inputs (observable market-based inputs other than quoted prices), depending on the characteristics of the specific pricing source utilized. The Trust does not expect to utilize Level 3 inputs (unobservable inputs) for valuation purposes under normal circumstances.

7.       Change in Valuation Methodology

The Sponsor reserves the right, in its sole discretion, to change the Index or other valuation methodology used to calculate the Trust’s NAV at any time. The Sponsor may make such a change if it determines that:

●	The Index no longer reliably reflects the fair value of the cryptocurrencies held by the Trust.

●	The Index is no longer available due to discontinuation by the Index Provider or termination of the Trust’s license to use the Index.

●	Alternative pricing methodologies or indices become available that the Sponsor believes would better serve the Trust’s investment objective or provide more accurate valuations.

●	Regulatory or market developments make a change in valuation methodology advisable.

Any material change in the Index or valuation methodology could affect the value of the Shares and the Trust’s ability to track the Index. In the event of such a change, the Sponsor will notify Shareholders through a prospectus supplement, a current report on Form 8-K, the Trust’s periodic Exchange Act reports, and/or announcements on the Trust’s website.

8.       Valuation Risks

Investors should be aware of the following risks related to the Trust’s valuation procedures:

●	Pricing Source Risk. The Trust’s NAV is dependent on the accuracy and reliability of the Index pricing methodology and the data provided by third-party pricing vendors and cryptocurrency exchanges. Errors, disruptions, or manipulation affecting these sources could result in an inaccurate NAV.

●	Fair Value Determination Risk. In the event of a Fair Value Event, the determination of fair value involves judgment and estimation. Different valuation methodologies or assumptions could result in materially different fair values, affecting the NAV and the value of the Shares.

●	Market Fragmentation. The cryptocurrency markets are highly fragmented, with trading occurring across numerous exchanges globally on a 24/7 basis. The Index pricing methodology captures prices from selected exchanges as of 4:00 p.m. ET, but significant price movements may occur on other exchanges or at other times that are not reflected in the Index pricing.

●	Timing Differences. The Trust calculates its NAV once per day as of 4:00 p.m. ET, while cryptocurrency markets trade continuously. Significant price movements occurring after the 4:00 p.m. ET valuation time will not be reflected in that day’s NAV, potentially resulting in a mismatch between the NAV per Share and the market price of the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Creation Baskets will consist of cash deposits. Such cash deposits are held by U.S Bank N.A. (the “Cash Custodian”) on behalf of the Trust until (i) transferred in connection with the purchase of the Index Constituents in accordance with the S&P Cryptocurrency Top 10 Index methodology, (ii) transferred to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor, (iii) delivered to Authorized Participants in connection with a redemption of Baskets, or (iv) disposed of in a liquidation of the Trust.

If the Trust is terminated and its assets are to be liquidated, all of the Trust’s Index Constituents will be sold and the cash proceeds will be distributed to Shareholders. Under no circumstances will the Trust distribute Index Constituents or any other digital assets directly to Shareholders.

The Trust will use the cash proceeds from Creation Baskets to purchase the ten cryptocurrencies that constitute the Index Constituents, weighted in accordance with the Index methodology maintained by S&P Dow Jones Indices LLC. The Index is a float-adjusted, market capitalization-weighted index designed to track the performance of the ten largest and most liquid cryptocurrencies by market capitalization.

The allocation of cash proceeds among the Index Constituents will be determined by the Index methodology, which rebalances quarterly to reflect changes in the relative market capitalizations of the constituent cryptocurrencies. The Trust does not exercise discretion in selecting or weighting the cryptocurrencies it holds; these decisions are dictated entirely by the Index methodology.

9.	Seed Capital

[__],  an entity unaffiliated with the Sponsor, has expressed an interest in acquiring the initial seed creation baskets comprising [●] Shares (representing [●] Baskets of 25,000 Shares each) (the “Initial Seed Creation Baskets”) through an Authorized Participant shortly after the effectiveness of this registration statement (the “Seed Capital Purchase Date”). The Seed Capital Investor is acting on behalf of one or more institutional investors in connection with this purchase.

The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets are expected to be $1,000,000 and are expected to be used by the Trust to purchase Portfolio Cryptocurrencies in accordance with the Index methodology at or before the listing of Shares on the Exchange. The Sponsor, acting on behalf of the Trust, will arrange for the purchase of Portfolio Cryptocurrencies through the Trust’s Prime Execution Agent, in exchange for cash provided by the Seed Capital Investor. The Portfolio Cryptocurrencies acquired in connection with the Initial Seed Creation Baskets will be delivered to and held in the Trust’s segregated custody account maintained by the Custodian.

The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of this registration statement based on the NAV per Share as described in this prospectus. Such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.

It is anticipated that the Seed Capital Investor will redeem its Shares or sell its Shares to third parties in the weeks or months following the initial listing of Shares on the Exchange as other investors purchase Shares and trading volume develops. Based on the experience of other recently launched cryptocurrency ETFs, the Sponsor expects that the Seed Capital Investor’s position will be redeemed or sold over a few months as the Trust attracts investment from other investors and the Trust’s assets under management grow. However, the timing and amount of any redemptions or sales by the Seed Capital Investor are uncertain and will depend on market conditions, investor interest in the Trust, and the Seed Capital Investor’s own business considerations.

The Seed Capital Investor may sell some or all of the Shares pursuant to this registration statement (in such capacity, the “Selling Shareholder”). The Shares offered by the Selling Shareholder have been registered to permit resale from time to time after purchase. The Trust will not receive any of the proceeds from the redemption of any Initial Seed Creation Baskets by the Seed Capital Investor. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in this prospectus and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale by the Selling Shareholder of these Shares.

The Sponsor will not receive any fee or other compensation from the Trust or its affiliates in connection with the sale of the Initial Seed Creation Baskets to the Seed Capital Investor.

If the Seed Capital Investor redeems a significant portion of its Shares during a period when the Trust has not yet attracted substantial investment from other investors, the Trust’s assets under management could decline materially, which could adversely affect the Trust’s ability to achieve its investment objective and could result in wider bid-ask spreads, greater tracking error, and larger premiums or discounts of the market price to NAV. See “Risk Factors—Risks Related to Trust Operations and Share Ownership —The Seed Capital Risk.”

10.	Proceeds to Sponsor

The Sponsor will not receive any proceeds from the issuance and sale of Creation Baskets. The Sponsor’s compensation is limited to the Sponsor’s Fee, which is calculated as an annualized percentage of 0.95% of the Trust’s daily net asset value and is paid from the Trust’s assets on an ongoing basis. See “Management and Service Providers—Sponsor Fee.”

11.	Ongoing Issuance and Use of Proceeds

The Trust continuously offers and issues Creation Baskets to Authorized Participants at NAV. As additional Creation Baskets are issued, the Trust will use the cash proceeds to purchase additional Index Constituents in accordance with the Index methodology, maintaining the appropriate weightings among the ten constituent cryptocurrencies. The Trust may also use proceeds to maintain working capital for operational expenses, though the Sponsor has agreed to assume most of the Trust’s ordinary operating expenses.

DETERMINATION OF OFFERING PRICE

A.	Determination of Offering Price

The Trust continuously offers Creation Baskets at their NAV to Authorized Participants. Shares will be sold at the next-determined NAV per Share. Authorized Participants, in turn, may sell such Shares to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the price and liquidity of the markets for the Index Constituents in which the Trust invests. The prices of Shares offered by Authorized Participants are expected to fall between the Trust’s NAV and the trading price of the Shares on the Exchange at the time of sale. The Trust’s Shares may trade in the secondary market on the Exchange at prices that are lower or higher than their NAV per Share.

B.	Calculation of Net Asset Value

The Trust’s NAV is the aggregate value, expressed in U.S. dollars, of the Trust’s assets, less the U.S. dollar value of the Trust’s expenses and other liabilities. The Trust’s NAV per Share is calculated by taking the fair market value of its total assets based on the pricing methodology described below, subtracting any liabilities, and dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until after 4:00 p.m. ET. The pause after 4:00 p.m. ET provides an opportunity for the Administrator and the Trustee to detect, flag, investigate, and correct unusual pricing should it occur.

C.	Index Pricing Methodology

For purposes of calculating the Trust’s NAV, the Trust’s holdings of Index Constituents will be valued using the Index pricing methodology. The Index is calculated and maintained by S&P Dow Jones Indices LLC. The Index utilizes pricing data from Lukka, Inc., a digital asset data provider, which aggregates pricing information from multiple digital asset trading platforms.

The Index price capture time is 4:00 p.m. ET on each Business Day. The Index pricing methodology is designed to provide a fair and transparent representation of the U.S. dollar value of each Index Constituent at the valuation time. The methodology aggregates trade data from multiple digital asset trading platforms selected by the Index Provider based on various factors including platform reliability, regulatory oversight, trading volume, and data quality.

The Trust values each Index Constituent held in the Trust’s portfolio using the Index methodology to determine the U.S. dollar value of that constituent as of 4:00 p.m. ET. The Administrator multiplies the quantity of each Index Constituent held by the Trust by the respective Index price for that constituent, adds any cash or other assets, and subtracts accrued but unpaid expenses and liabilities to determine the Trust’s NAV. The NAV per Share is calculated by dividing the NAV by the number of Shares then outstanding.

The Sponsor publishes the NAV and NAV per Share each Business Day as of 4:00 p.m. ET, or as soon thereafter as practicable, on the Trust’s website at www.cyberhornets.com. The contents of the website are not incorporated into this prospectus.

D.	Alternative Valuation in Unusual Circumstances

If the Index is not available or the Sponsor determines in its sole discretion that a Fair Value Event occurs, the Trust’s holdings may be fair valued temporarily in accordance with fair value policies approved by the Trustee. Additionally, the Administrator will monitor for unusual prices and escalate to the Trustee if detected. If the Index is not used, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports, and/or on the Trust’s website.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark, or standard other than the Index at any time, with prior notice to Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark, or standard better aligns with the Trust’s investment objective and strategy. If the Sponsor intends to establish the Trust’s NAV by reference to an alternative pricing source, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

E.	GAAP Financial Statements

The Index price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are required to be determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases materially, from the Trust’s NAV determined using the Index pricing. The Trust’s periodic financial statements will be prepared in accordance with FASB ASC Topic 820. They may utilize pricing sources and methodologies selected by the Sponsor that differ from the Index methodology.

F.	No Underwriting Compensation

Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions, or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. While Authorized Participants may be indemnified by the Sponsor for certain liabilities as set forth in the Authorized Participant Agreement, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

PLAN OF DISTRIBUTION

A.	Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “CTX.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed in “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

B.	Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Creation Baskets consisting of 25,000 Shares at its NAV to Authorized Participants. This is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless suspended or terminated at any earlier time for certain reasons specified in this prospectus or unless extended as permitted under the rules of the Securities Act.

Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets. The Sponsor believes that the Basket size of 25,000 Shares will enable Authorized Participants to manage inventory and facilitate an effective arbitrage mechanism for the Trust. However, the Sponsor may adjust the size of Baskets to improve the effectiveness of the activities of Authorized Participants in the secondary market for the Shares if the Sponsor determines it to be necessary or advisable.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to purchase or redeem Baskets or to offer to the public Shares of any Basket it does create.

Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. Each Authorized Participant is required to be registered as a broker-dealer under the Exchange Act, and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires.

C.	Creation and Redemption Process

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. The Trust conducts all creation and redemption transactions on a cash-only basis. With respect to creation transactions, the cash is used by the Sponsor to purchase the Index Constituents on behalf of the Trust. The Trust does not issue Shares except in Baskets, and individual Shares are not redeemable by the Trust.

On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. Creation orders must be placed by 2:00 p.m. ET on a Business Day. Orders received after the order cutoff time will not be accepted and should be resubmitted on the following Business Day.

The Basket Cash Amount is based on the combined NAV of 25,000 Shares, determined as of 4:00 p.m. ET on the day the order to create Baskets is properly received. The Basket Cash Amount changes from day to day to reflect the changing value of the Index Constituents and any accrued expenses.

Similarly, on any Business Day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 2:00 p.m. ET. Upon redemption, the Authorized Participant will receive cash in an amount equal to the NAV of the Baskets being redeemed, calculated as of 4:00 p.m. ET on the redemption order date.

Creation and Redemption During Reallocation Periods

During certain Reallocation Events, particularly during the five business days following quarterly Index rebalancing or when portfolio adjustments are required due to changes in Eligible Asset qualification status, the Trust’s portfolio composition may be in transition between an old Target Portfolio and a new Target Portfolio.

Continued Creation and Redemption Processing

The Trust will continue to process creation and redemption orders during reallocation periods. The Trust will not suspend creations and redemptions to accommodate reallocation activities. This approach ensures:

●	Authorized Participants maintain continuous access to the creation and redemption mechanism;

●	The arbitrage mechanism that keeps the Trust’s market price aligned with net asset value remains functional;

●	Secondary market liquidity for Shares is supported by continuous creation and redemption availability; and

●	Investors can access their capital without unexpected delays.

Investors should understand these trade-offs when evaluating the Trust’s creation and redemption procedures during reallocation periods.

Best-Efforts Portfolio Composition

During reallocation periods, creation and redemption baskets will reflect the Trust’s actual current holdings, which may be in transition between the old and new Target Portfolios. This means:

●	Baskets May Contain Higher Cash Components: If the Trust has sold certain Cryptocurrencies but has not yet completed purchases of replacement assets, baskets may contain a higher proportion of cash (U.S. dollars or stablecoins) rather than the precise mix of Cryptocurrencies comprising the Target Portfolio. The cash component may represent 10-30% or more of the basket value during reallocation periods, compared to typically less than 5% during normal operations;

●	Basket Composition May Change Daily: As reallocation progresses over several days, the composition of creation and redemption baskets may change daily to reflect the Trust’s evolving holdings. Authorized Participants should verify basket composition for each order rather than assuming consistency during reallocation periods;

●	Authorized Participant Execution Risk: Higher cash components in baskets create execution risk for Authorized Participants. When creating Baskets, Authorized Participants deliver cash that the Trust must invest in Cryptocurrencies to achieve Target Portfolio weights. When redeeming Baskets, Authorized Participants receive cash that must be reinvested in Cryptocurrencies if they wish to maintain Cryptocurrency exposure for hedging or inventory purposes. During these periods, Cryptocurrency prices may move between when the Authorized Participant delivers/receives cash and when the Authorized Participant executes Cryptocurrency trades, creating potential gains or losses for the Authorized Participant; and

●	Potential Tracking Error Impact: Because baskets during reallocation periods may not precisely reflect Target Portfolio composition, Authorized Participants’ hedging strategies may be less precise, potentially affecting arbitrage efficiency and causing temporary divergence between the Trust’s market price and net asset value. Bid-ask spreads in the secondary market may widen during reallocation periods to reflect this increased uncertainty and execution risk.

Authorized Participant Considerations

Authorized Participants should expect that during reallocation periods (typically five business days following quarterly Index rebalancing, plus additional periods for qualification status change reallocation):

●	Review Basket Composition Carefully: Verify the specific composition of each basket, including cash components, before submitting orders;

●	Assess Execution Risk: Evaluate whether cash components create acceptable execution risk given current market volatility, liquidity conditions, and the Authorized Participant’s hedging capabilities;

●	Adjust Hedging Strategies: Modify hedging approaches to account for basket composition uncertainty and potential for daily changes in composition;

●	Consider Timing: Consider whether to defer large creation or redemption orders until reallocation is complete if cash components and execution risk are substantial; and

●	Communicate with Sponsor: Contact the Sponsor or Administrator for updated information about the expected reallocation timeline and anticipated basket composition evolution.

The Trust will announce the beginning of reallocation periods via website postings and email to Authorized Participants, providing updated information about the expected duration and basket composition. The Trust will announce completion of reallocation and return to normal operations via the same channels.

D.	Transaction Fees

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent of $[●] per order to create or redeem Baskets. This transaction fee does not vary in accordance with the number of Baskets in the order. The transaction fee may be reduced, increased, or otherwise changed by the Sponsor.

In connection with creation or redemption orders, an Authorized Participant may also be responsible for any operational processing and brokerage costs, transfer fees, network fees, and stamp taxes incurred by the Authorized Participant in connection with its activities.

E.	Continuous Distribution and Statutory Underwriters

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers, and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act.

For example, an Authorized Participant, other broker-dealer firm, or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares, and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must consider all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to a categorization as an underwriter.

Dealers who are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, will be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the Securities Act.

DESCRIPTION OF SHARES

A.	General

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Shares. Shares are issued only in Baskets (a Basket equals a block of 25,000 Shares) in connection with creations. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares are expected to be listed on Nasdaq under the ticker symbol “CTX.”

B.	Units of Fractional Undivided Beneficial Interest

Each Share of the Trust represents an equal fractional undivided beneficial interest in the net assets of the Trust. Each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, on the record date for any distribution or on the date of termination of the Trust, as the case may be.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional shares or other securities issued by the Trust.

C.	Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to shares of a corporation operating a business enterprise with management and a board of directors. A Shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as discussed below, any redemption rights or rights to regular distributions. For example, Shareholders do not have the right to elect or remove directors and will not receive regular dividends. The Trust does not have a board of directors or an audit committee.

D.	Voting and Approvals

Owners of Shares do not generally have any voting rights, take no part in the management or control, and have no voice in the Trust’s operations or business. Under the Trust Agreement, Shareholders have limited voting rights.

The Shareholders take no part in the management or control of the Trust. The right to authorize actions, appoint service providers, or take other actions will not be held by Shareholders, as may be taken by shareholders of other trusts. The Trust will not have regular Shareholder meetings.

For example, if the Sponsor withdraws or is removed, a majority of the Shareholders may elect and appoint a successor sponsor to carry out the affairs of the Trust. In addition, no amendments to the Trust Agreement that materially adversely affect the interests of Shareholders may be made without the vote of at least a majority (over 50%) of the then outstanding Shares (not including any Shares held by the Sponsor or its affiliates).

A Shareholder will be deemed to have consented to a modification or amendment of the Trust Agreement if the Sponsor has notified the Shareholders in writing of the proposed modification or amendment and the Shareholder has not, within 20 calendar days of such notice, notified the Sponsor in writing that the Shareholder objects to such modification or amendment. Additionally, subject to certain limitations, the Sponsor may make any other amendments to the Trust Agreement that do not materially adversely affect the interests of the Shareholders in its sole discretion without Shareholder consent.

Any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. In no event will any amendment impair the right of Authorized Participants to surrender Baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

E.	Redemptions

Through its redemption program, the Trust redeems Shares from Authorized Participants on an ongoing basis, but only in one or more Baskets. Individual investors who are not Authorized Participants do not have the right to redeem their Shares directly with the Trust.

F.	Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range or if the Sponsor determines that it is advisable for any reason, the Sponsor may cause the Trust to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket. The Trust may enact splits or reverse splits without Shareholder approval.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to issue Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable.

G.	Form of Shares

1.	Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. U.S. Bank National Association has been appointed registrar and transfer agent for the purpose of transferring Shares. The Transfer Agent maintains a registry of all Shareholders and holders of shares. The Sponsor recognizes transfers of Shares only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

2.	Book-Entry Only

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time.

Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers, and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares.

DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants, and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive written confirmation from or through a DTC Participant regarding their purchase of the Shares.

3.	The Securities Depository

DTC will act as the securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates.

DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules, by-laws, and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.

It is expected that DTC will accept the Shares for settlement through its book-entry settlement system. As long as the Shares are eligible for DTC settlement, there will be only one global certificate evidencing the Shares, which will be registered in the name of a DTC nominee. Investors will be able to own Shares only in the form of book-entry security entitlements with the DTC or its participants. No investor will be entitled to receive a separate certificate evidencing Shares.

Because Shares can only be held in the form of book-entries through DTC and DTC Participants, investors must rely on DTC, a DTC Participant, and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this prospectus. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.

H.	Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among participants and/or account holders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised the Sponsor that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate number of the Shares as to which such DTC Participant or Participants has or have given such direction.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Trustee shall terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

I.	Distributions

The Sponsor currently does not intend to make regular distributions to Shareholders. The Trust is treated as a partnership for U.S. federal income tax purposes, and each Shareholder is required to report on their U.S. federal income tax return their allocable share of the Trust’s income, gain, loss, deductions and credits, even though the Trust makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxed on income or gain recognized by the Trust but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. See “Material U.S. Federal Income Tax Considerations.”

If the Sponsor and the Trustee determine that there is more cash being held in the Trust than is needed to pay the Trust’s expenses, the Trustee may distribute the extra cash to DTC. Any such distributions will be distributed by DTC to DTC Participants, and thereafter, by DTC Participants and Indirect Participants to beneficial owners of Shares.

Registered holders of Shares are entitled to receive any distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee may deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. The Trustee distributes only whole U.S. dollars and cents and is not required to round fractional cents to the nearest whole cent. The Sponsor is not responsible if it decides that it is unlawful or impractical to make a distribution available to registered holders.

If the Trust is terminated and liquidated, the Sponsor will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor determines. Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution. See “Termination of the Trust” for more information.

J.	Regulatory Status

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants. The Trust is not an investment company registered under the Investment Company Act, and the Sponsor is registered with the SEC as an investment adviser and is subject to regulation by the SEC as such in connection with its activities with respect to the Trust.

CRYPTOCURRENCY INDUSTRY OVERVIEW

The following provides a summary of digital assets and the cryptocurrencies comprising the Index. More comprehensive information about the cryptocurrency industry, detailed descriptions of each Index constituent, and analysis of regulatory developments will be included in the Trust’s Annual Report on Form 10-K. Investors should refer to the Annual Report for a complete understanding of the cryptocurrencies held by the Trust.

A.	Introduction to Digital Assets and Blockchain Technology

1.	What Are Cryptocurrencies?

Cryptocurrencies are digital assets that use cryptography to secure transactions and control the creation of new units. Unlike traditional currencies issued by governments (fiat currencies), cryptocurrencies operate on decentralized networks based on blockchain technology. A blockchain is a distributed digital ledger that records all transactions across a network of computers, making it extremely difficult to alter transaction history retroactively.

The first cryptocurrency, Bitcoin, was launched in January 2009. Since then, thousands of cryptocurrencies have been created, each with different technical characteristics, use cases, and governance structures. As of September 30, 2025, the total market capitalization of all cryptocurrencies exceeded $4 trillion, with Bitcoin accounting for approximately 57% of that total.

2.	Key Characteristics of Cryptocurrencies

Decentralization: Most cryptocurrencies operate on decentralized networks, meaning no single entity controls the network. This decentralization is maintained through consensus mechanisms that enable network participants to agree on the validity of transactions without relying on a central authority.

Transparency: Blockchain transactions are typically recorded on public ledgers that anyone can view, providing transparency while maintaining user privacy through pseudonymous addresses.

Immutability: Once confirmed and added to the blockchain, transactions are generally immutable, meaning they cannot be reversed or altered, providing a permanent record of all network activity.

Programmability: Some cryptocurrencies, particularly Ethereum, support “smart contracts”—self-executing programs that automatically enforce agreed-upon terms when specified conditions are met.

3.	Market Capitalization Weighting

The Trust uses market capitalization weighting to determine the size of its position in each cryptocurrency. Market capitalization represents the total value of a cryptocurrency and is calculated by multiplying the circulating supply (the number of units available for trading) by the current market price. This approach means that larger, more established cryptocurrencies will comprise a larger portion of the Trust’s portfolio, while smaller cryptocurrencies will comprise a smaller portion.

Market capitalization weighting is widely used in index construction because it reflects the relative economic importance of each constituent and provides natural diversification by limiting exposure to smaller, more volatile assets.

4.	The Index Constituents

The Trust holds the ten largest cryptocurrencies by market capitalization as determined by the S&P Cryptocurrency Top 10 Index. The Index rebalances quarterly, which means the specific cryptocurrencies held by the Trust may change over time as the relative market capitalizations of different cryptocurrencies change.

As of the most recent rebalance, the Index constituents and their approximate weights were as follows:

Cryptocurrency	Ticker	Launch Date	Consensus Mechanism	Primary Use Case	Approximate Index Weight
Bitcoin	BTC	January 2009	Proof-of-Work	Digital store of value, peer-to-peer payments	69.92%
Ethereum	ETH	July 2015	Proof-of-Stake	Smart contracts, DeFi, NFTs, decentralized applications	14.58%
XRP	XRP	2012	Consensus Protocol (XRP Ledger)	Cross-border payments, settlement	5.05%
Binance Coin	BNB	2017	Proof-of-Staked-Authority	Exchange utility token, payment for fees, DeFi	4.75%
Solana	SOL	March 2020	Proof-of-History + Proof-of-Stake	High-speed blockchain, DeFi, NFTs	2.92%

Cryptocurrency	Ticker	Launch Date	Consensus Mechanism	Primary Use Case	Approximate Index Weight
TRON	TRX	September 2017	Delegated Proof-of-Stake	Content sharing, entertainment, DeFi	1.09%
Cardano	ADA	September 2017	Proof-of-Stake (Ouroboros)	Smart contracts, academic approach to blockchain	0.57%
Bitcoin Cash	BCH	August 2017	Proof-of-Work	Peer-to-peer payments	0.48%
Chainlink	LINK	September 2017	Decentralized Oracle Network	Blockchain oracles, connecting smart contracts to real-world data	0.36%
Stellar	XLM	2014	Stellar Consensus Protocol	Cross-border payments, financial inclusion	0.29%
					100.00%

Quarterly Rebalancing Impact. The Index rebalances quarterly in March, June, September, and December. At each rebalancing:

●	Constituents are re-ranked by market capitalization

●	Weights are reset to match current market capitalizations

●	Cryptocurrencies may be added or removed from the Index

●	The Trust must buy or sell cryptocurrencies to match the new Index composition

Between rebalancing dates, the Trust’s actual weights will drift from Index target weights as cryptocurrency prices move independently. The Trust does not rebalance daily; it only adjusts holdings quarterly in alignment with Index rebalancing.

Data Currency. The weights shown are as of the most recent rebalance, and reflect a snapshot in time. These weights change continuously as cryptocurrency prices fluctuate. At the next Index rebalancing in March 2026, weights will be reset and some constituents may be replaced.

Detailed Descriptions. Available For comprehensive information about each constituent, including:

●	Detailed technical architecture and protocol specifications

●	Governance structures and development processes

●	Historical price performance and volatility analysis

●	Specific risk factors for each cryptocurrency

●	Competitive landscape and market positioning

●	Recent developments and roadmap

Investors should refer to the Trust’s Annual Report on Form 10-K.

The following sections describe Bitcoin and Ethereum, which together represent approximately 84% of the Index, followed by a summary table of the remaining eight constituents.

a)	Bitcoin (BTC)

Overview: Bitcoin is the first and largest cryptocurrency by market capitalization. It was launched in January 2009 by an anonymous creator (or group) using the pseudonym Satoshi Nakamoto. Bitcoin was designed as a peer-to-peer electronic cash system that allows users to send and receive payments without relying on financial intermediaries such as banks.

Consensus Mechanism: Bitcoin uses a “proof-of-work” consensus mechanism, in which network participants called “miners” compete to solve complex mathematical problems. The first miner to solve the problem adds a new block of transactions to the blockchain and receives newly created bitcoin as a reward. This process secures the network and validates transactions.

Supply Cap: Bitcoin has a maximum supply of 21 million units. As of September 30, 2025, approximately 19.93 million bitcoin have been created. New bitcoin are created at a predetermined and declining rate. Approximately every four years, the reward for mining new blocks is cut in half in an event called a “halving.” The most recent halving occurred on April 20, 2024. The next halving is expected on March 26, 2028.

Primary Use Cases: Bitcoin is primarily used as:

●	A store of value (often referred to as “digital gold”)

●	A medium of exchange for peer-to-peer transactions

●	A hedge against inflation and currency devaluation

●	A speculative investment asset

Network Activity: The Bitcoin network processes approximately 505,000 transactions per day, with an average transaction confirmation time of approximately 10 minutes (the time required to add a new block to the blockchain).

Lightning Network: The Lightning Network is a “layer 2” payment protocol built on top of Bitcoin, enabling faster and cheaper transactions by conducting many transactions off-chain and settling the net result on the Bitcoin blockchain. While still in development and adoption phases, the Lightning Network aims to address Bitcoin’s scalability limitations.

Market Position: As of September 30, 2025, Bitcoin represented approximately 57% of the total cryptocurrency market capitalization and approximately 69% of the Index weight.

b)	Ethereum (ETH)

Overview: Ethereum is a decentralized computing platform that enables developers to build and deploy smart contracts and decentralized applications (often called “dApps”). Ethereum was proposed in 2013 by programmer Vitalik Buterin and launched in July 2015. While Ethereum has its own native cryptocurrency called “ether” (ETH), Ethereum’s primary innovation is its ability to execute programmable smart contracts.

Consensus Mechanism: Ethereum originally used proof-of-work similar to Bitcoin, but completed a transition to “proof-of-stake” on September 15, 2022, in an upgrade called “The Merge.” Under proof-of-stake, network participants called “validators” stake (lock up) 32 ETH to participate in validating transactions and creating new blocks. Validators are selected to propose and validate blocks based on the amount they have staked and other factors, and they earn rewards for honest participation. Proof-of-stake is generally considered more energy-efficient than proof-of-work.

Supply Characteristics: Unlike Bitcoin, Ethereum does not have a fixed maximum supply. Instead, new ether is created to reward validators for securing the network, while ether is also “burned” (permanently removed from circulation) as part of transaction fees. Whether the total supply increases or decreases depends on network activity and can vary over time.

Primary Use Cases: Ethereum serves as the foundation for:

●	Decentralized Finance (DeFi) applications that replicate financial services without traditional intermediaries

●	Non-Fungible Tokens (NFTs) representing unique digital assets

●	Decentralized Autonomous Organizations (DAOs) for community governance

●	Smart contracts that automatically execute agreements

●	Stablecoins (cryptocurrencies pegged to fiat currencies)

DeFi Ecosystem: Ethereum hosts the majority of DeFi applications, which collectively hold billions of dollars in value. DeFi applications allow users to lend, borrow, trade, and earn interest on cryptocurrency assets without traditional financial institutions. The value of assets locked in DeFi protocols is often used as a measure of Ethereum’s utility and adoption.

Layer 2 Scaling Solutions: To address Ethereum’s scalability limitations (the network can process approximately 15-30 transactions per second), various “layer 2” solutions have been developed that process transactions off the main Ethereum blockchain while still benefiting from Ethereum’s security. These include “rollups” (Optimistic Rollups and ZK-Rollups), sidechains, and state channels.

Network Activity: Ethereum processes approximately 1.6 million transactions per day. Transaction fees on Ethereum vary significantly based on network congestion, ranging from less than $1 during quiet periods to over $50 during periods of high demand.

Market Position: As of September 30, 2025, Ethereum represented approximately 13% of the total cryptocurrency market capitalization and approximately 15% of the Index weight.

c)	Other Index Constituents

The following summarizes key information of the remaining eight constituents of the Index as of the most recent rebalance. These cryptocurrencies collectively represent approximately 15.5% of the Index weight. More detailed information about each constituent will be available in the Trust’s Annual Report on Form 10-K.

Volatility and Stability

●	Positions 8-10 (LINK, BCH, XLM) are particularly subject to being replaced at quarterly rebalances as their market capitalizations are close to other cryptocurrencies outside the top 10

●	Historical data shows positions 8-10 have changed frequently, with assets moving in and out of the Index quarterly

●	Between rebalancing dates, daily price movements can cause these smaller constituents’ rankings to fluctuate significantly

Regulatory Considerations

●	XRP: Was subject to ongoing SEC litigation regarding securities classification; partial favorable court ruling in July 2023 but final resolution pending

●	BNB: Associated with Binance exchange, which has faced regulatory scrutiny from multiple jurisdictions, including SEC enforcement actions

●	Other constituents face varying degrees of regulatory uncertainty depending on their specific use cases and jurisdictional operations

Technological Diversity

●	These eight constituents represent diverse consensus mechanisms: traditional Proof-of-Stake (Cardano), Delegated Proof-of-Stake (TRON), novel consensus protocols (XRP Ledger, Stellar), and hybrid approaches (Solana’s Proof-of-History)

●	Use cases span payments (XRP, XLM), smart contracts (SOL, ADA), infrastructure (LINK), exchange utilities (BNB), and content (TRX)

●	This diversity means the Trust’s exposure to specific technological risks varies across constituents

Launch Date Range

●	Oldest: Stellar (2014) and XRP (2012) with approximately 10-11 years of operational history

●	Middle-aged: BNB, Cardano, TRON, Chainlink (2017) with approximately 8 years of history

●	Newest: Solana (2020) with approximately 5 years of history

●	Limited operating history for newer constituents means less data for assessing long-term viability

Market Position Changes

●	Historical comparison shows the composition of positions 3-10 has changed significantly over time

●	Cryptocurrencies that were once in the top 5 have fallen out of the top 10, and vice versa

●	This historical volatility in Index composition demonstrates that smaller constituents face a higher risk of Index removal

Liquidity Characteristics

●	Positions 3-5 (XRP, BNB, SOL) maintain strong liquidity across major exchanges globally

●	Positions 6-8 (TRX, ADA, BCH) have good but somewhat lower liquidity

●	Positions 9-10 (LINK, XLM) may experience wider bid-ask spreads and lower trading volumes, particularly during periods of market stress

●	The Trust may face increased transaction costs when rebalancing smaller constituents

B.	Regulatory Landscape

The regulatory treatment of cryptocurrencies continues to evolve in the United States and globally. This section provides a high-level overview of the current regulatory framework. For a detailed discussion of regulatory risks. The Trust’s Annual Report on Form 10-K will provide a comprehensive analysis of regulatory developments.

1.	U.S. Federal Regulatory Framework

Multiple Regulatory Agencies: In the United States, several federal agencies have asserted jurisdiction over different aspects of cryptocurrency markets:

●	SEC: The SEC has taken the position that many cryptocurrencies are securities subject to federal securities laws. The SEC regulates the offer and sale of securities, including through enforcement actions against projects it deems to have conducted unregistered securities offerings. The SEC also regulates exchanges that trade securities and investment advisers. The Trust is registered with the SEC, and the Shares are offered pursuant to a registration statement under the Securities Act of 1933.

●	CFTC: The CFTC has stated that Bitcoin and certain other cryptocurrencies are commodities subject to the Commodity Exchange Act. The CFTC regulates futures and derivatives markets, including cryptocurrency futures contracts. The CFTC has enforcement authority over fraud and manipulation in spot cryptocurrency markets.

●	Financial Crimes Enforcement Network (“FinCEN”): FinCEN, a bureau of the U.S. Department of the Treasury, applies Bank Secrecy Act and anti-money laundering regulations to cryptocurrency businesses that qualify as “money services businesses,” including cryptocurrency exchanges and certain other service providers.

●	Internal Revenue Service (“IRS”): The IRS treats cryptocurrencies as property for federal income tax purposes, meaning that sales or exchanges of cryptocurrencies may result in taxable gains or deductible losses.

●	Office of the Comptroller of the Currency (“OCC”): The OCC, which regulates national banks, has issued guidance addressing the ability of banks to provide cryptocurrency custody services and use stablecoins for payment activities.

Regulatory Uncertainty: There is significant uncertainty regarding which federal agency has primary jurisdiction over various aspects of the cryptocurrency markets and which existing laws and regulations apply to different types of cryptocurrencies. Different cryptocurrencies may be classified differently for regulatory purposes (for example, some may be deemed securities while others may be deemed commodities). This lack of clarity creates uncertainty for market participants and may affect the Trust’s operations.

Potential Future Regulation: Congress has considered, but has not yet enacted, comprehensive legislation to regulate cryptocurrency markets. Various bills have been proposed that would clarify the regulatory framework, establish registration and disclosure requirements for cryptocurrency platforms, and provide consumer protections. The enactment of new federal legislation could significantly affect the cryptocurrency markets and the Trust.

State Regulation. States have taken various approaches to cryptocurrency regulation:

●	Money Transmission Laws: Many states apply existing money transmission laws to cryptocurrency businesses, requiring licenses and compliance with consumer protection requirements.

●	Securities Laws: State securities regulators have brought enforcement actions against cryptocurrency projects under state securities laws.

●	Special Cryptocurrency Frameworks: Some states, including Wyoming and New York, have enacted special laws creating frameworks for cryptocurrency businesses, including provisions for cryptocurrency banks and custody businesses.

●	Consumer Protection: Various states have consumer protection laws and regulations that may apply to cryptocurrency businesses.

The patchwork of state regulations creates compliance challenges for businesses operating in multiple jurisdictions, which may impact the development of cryptocurrency markets.

International Regulatory Approaches. Regulatory approaches to cryptocurrencies vary significantly across jurisdictions:

●	Some countries have banned cryptocurrency activities entirely.

●	Some countries have established comprehensive regulatory frameworks.

●	Some countries have adopted cryptocurrency or blockchain technology for official government purposes.

●	Some countries have designated cryptocurrency as legal tender.

Because cryptocurrencies operate on global networks, international regulatory developments may affect cryptocurrency prices and the Trust, even though the Trust operates in the United States.

Impact on the Trust. Regulatory developments may affect the Trust in various ways, including:

●	Changes in Classification: If regulatory authorities determine that one or more of the Index constituents are securities, commodities, or another regulated product, such determination could affect the Trust’s ability to hold those assets, require registration or licensing, or subject the Trust to additional regulations.

●	Exchange and Platform Regulation: Increased regulation of cryptocurrency exchanges and trading platforms could affect the Trust’s ability to value its holdings, execute trades, or otherwise operate.

●	Custody Requirements: Changes in requirements for custody of digital assets could affect the Trust’s custody arrangements.

●	Reporting and Disclosure: New reporting or disclosure requirements could increase the Trust’s operational costs.

●	Tax Treatment: Changes in the tax treatment of cryptocurrencies could affect the tax consequences for Shareholders.

Investors should carefully review “Risk Factors—Risks Related to Regulation” in this prospectus for a comprehensive discussion of regulatory risks affecting the Trust.

C.	Market Characteristics

1.	24/7 Trading

Unlike traditional securities markets, cryptocurrency markets operate continuously, 24 hours a day, seven days a week, 365 days a year. This means that significant price movements may occur when U.S. equity markets (where the Shares trade) are closed. When U.S. markets reopen, the Share price may “gap” to reflect overnight cryptocurrency price movements, potentially resulting in losses that investors cannot avoid by selling Shares.

2.	Global Markets

Cryptocurrencies trade on hundreds of exchanges globally, in multiple currencies and jurisdictions. Price differences across exchanges can be significant and persistent, particularly during periods of market stress. The Trust values its holdings using a methodology designed to reflect a fair representation of market prices, but there is no single “correct” price for any cryptocurrency at any given time.

3.	Volatility

Cryptocurrency markets are characterized by extreme price volatility significantly exceeding that of traditional financial markets. Individual cryptocurrencies have experienced daily price swings of 20% or more, and annual volatility exceeding 50-70% is common. This volatility directly affects the value of the Shares.

4.	Market Maturity

The cryptocurrency markets remain relatively young and less mature than traditional financial markets. Market infrastructure, including exchanges, custody providers, and pricing mechanisms, continues to develop and evolve. The markets may be subject to disruptions, manipulation, fraud, and technological failures that are less common in traditional markets.

MANAGEMENT AND SERVICE PROVIDERS

A.	The Sponsor

1.	General

Cyber Hornet ETFs, LLC, a Florida limited liability company, serves as the sponsor of the Trust. The Sponsor’s principal office is located at 200 Central Avenue, Suite 800, St. Petersburg, Florida 33701. The Sponsor commenced operations in 2004 and is registered as an investment adviser with the SEC.

The Sponsor is responsible for investing the assets of the Trust in accordance with the objectives and policies of the Trust. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency, and other necessary services to the Trust. For the Sponsor’s services, the Trust is contractually obligated to pay a monthly Sponsor Fee to the Sponsor at a rate equal to 0.95% per annum of the Trust’s net asset value.

The Sponsor acts as the Trust’s sponsor pursuant to the terms of the Trust Agreement. Under the Trust Agreement, the Sponsor acts as the Trust’s agent and is solely responsible for conducting the Trust’s business.

The Sponsor serves as sponsor, investment manager, or investment adviser to investment vehicles other than the Trust.

●	CYBER HORNET S&P 500® (Ticker: INDEX)

●	Cyber Hornet S&P 500® and Bitcoin 75/25 Strategy ETF (Ticker: BBB)

●	Cyber Hornet S&P 500® and Ethereum 75/25 Strategy ETF (Ticker: EEE)

●	Cyber Hornet S&P 500® and Solana 75/25 Strategy ETF (Ticker: SSS)

●	Cyber Hornet S&P 500® and XRP 75/25 Strategy ETF (Ticker: XXX)

●	Cyber Hornet S&P 500® and Crypto Top 10 Strategy ETF (Ticker: ZZZ)

As of September 30, 2025, the Sponsor is responsible for approximately $157 million in assets under management.

2.	Key Personnel

The Trust does not have any directors, officers, or employees. The following person, in his capacity as Manager and President of the Sponsor, performs certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.

Michael G. Willis has served as Manager and lead portfolio manager of the Sponsor since 2004 and as President of Cyber Hornet ETFs, LLC since 2006. He has served as the President of CYBER HORNET ETFs, LLC (formerly, ONEFUND, LLC and The Index Group, LLC) (2004 to present).  For the Trust, Mr. Willis will perform the duties customary of a principal executive and principal financial officer.

David Hunt. David L. Hunt is the Manager’s CCO, with three decades of senior leadership experience in securities compliance, broker-dealer and investment adviser regulation, and digital asset oversight. He has served as CCO, COO, CEO, and FINOP for multiple regulated entities, directing end-to-end compliance programs, regulatory filings, operational controls, and examinations with the SEC, FINRA, and NFA. Mr. Hunt maintains extensive principal-level FINRA registrations and CAMS credentials.

3.	Duties and Responsibilities of the Sponsor

Pursuant to Section 3806(b)(1) of the Delaware Statutory Trust Act, the Trust is managed exclusively by the Sponsor in accordance with the Trust Agreement. The Sponsor has complete and exclusive discretion in managing and controlling the Trust’s business and affairs. Any determination as to what is in the interests of the Trust made by the Sponsor in good faith is conclusive and binding on all Shareholders and all other persons having an interest in the Trust.

Principal Responsibilities. Under the Trust Agreement, the Sponsor’s principal obligations and responsibilities include:

●	Formation and Compliance: Execute, file, record, and publish all certificates, statements, and other documents necessary for the formation, qualification, and operation of the Trust as a Delaware statutory trust and for the conduct of its business in all appropriate jurisdictions.

●	Service Provider Selection: Select and retain all service providers for the Trust, including the Trustee, Administrator, Transfer Agent, Custodian, Index Provider, auditors, legal counsel, and any other necessary service providers, and cause the Trust to enter into agreements with such service providers.

●	Asset Management: Provide for the safekeeping and use of the Trust’s assets in accordance with the Trust Agreement and applicable law. The Sponsor may not employ or permit others to employ the Trust’s assets in any manner except for the benefit of the Trust and the Shareholders.

●	Investment Management: Cause the Trust to invest in spot cryptocurrencies that are Eligible Assets and monitor and implement rebalancing of the Trust’s holdings in accordance with changes to the Index composition and weightings.

●	Creation and Redemption Processing: Enter into Authorized Participant Agreements with qualified broker-dealers and other financial institutions and process creation and redemption orders in accordance with the procedures described in this prospectus.

●	Regulatory Compliance and Reporting: Prepare and file all required reports with the SEC and ensure compliance with exchange listing requirements and exchange rules. Maintain the Trust’s website and cause the preparation and distribution of required Shareholder reports and communications.

●	NAV Calculation: Oversee calculation of the Trust’s NAV and NAV per Share on each Business Day.

●	Professional Conduct: At all times, act with integrity and good faith and exercise due diligence in all activities relating to the Trust.

Delegation of Authority. The Sponsor may delegate certain administrative and ministerial tasks to third-party service providers, but the Sponsor retains ultimate responsibility for the operation and management of the Trust.

4.	Sponsor Fee

The Trust pays the Sponsor a Sponsor Fee for services provided to the Trust under the Trust Agreement. The Sponsor Fee is 0.95% per annum of the NAV.

The Sponsor Fee accrues daily based on the Trust’s NAV as of the immediately preceding day and is payable monthly in arrears. The Administrator calculates the Sponsor Fee each Business Day. Initially, the Sponsor Fee will be paid in cash. The Sponsor reserves the right to elect to receive all or a portion of the Sponsor Fee in cryptocurrency in the future, subject to providing advance written notice to the Trust. To the extent that any on-chain transaction fees are incurred in connection with transfers of cryptocurrency to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees.

The Sponsor may, in its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of the Sponsor Fee, and any such waiver creates no obligation to waive fees in any future period. Any fee waiver must be approved in writing by the Sponsor and will be publicly announced.

5.	Expenses

Sponsor-Paid Expenses: As partial consideration for receipt of the Sponsor Fee, the Sponsor has agreed to assume and pay, out of the Sponsor Fee, all ordinary operating expenses of the Trust, excluding taxes, but including:

●	Fees of the Trust’s service providers, including the Trustee, Administrator, Transfer Agent, Custodian, Cash Custodian, Distributor, and Index Provider;

●	Fees and expenses related to the listing and trading of Shares on NASDAQ, including customary legal, marketing, and audit fees;

●	Legal fees and expenses incurred in the ordinary course of business;

●	Audit fees and accounting expenses;

●	Regulatory fees, including SEC registration and filing fees;

●	Printing, mailing, and distribution costs for Shareholder reports and other communications;

●	Costs of maintaining the Trust’s website;

●	Index license fees payable to the Index Provider; and

●	Insurance premiums for policies maintained for the benefit of the Trust.

There is no cap on the amount of ordinary expenses that the Sponsor must pay from the Sponsor Fee. The Sponsor has also assumed all fees and expenses related to the organization and initial offering of the Trust and the Shares.

Trust-Paid Expenses: Notwithstanding the Sponsor’s agreement to pay ordinary expenses, the Trust is responsible for certain categories of expenses, which are paid directly by the Trust, including:

●	Brokerage commissions and transaction fees related to the purchase or sale of cryptocurrencies;

●	On-chain transaction fees (network fees) for transfers of cryptocurrencies on blockchain networks;

●	Taxes and governmental charges;

●	Expenses and costs of extraordinary services performed by the Sponsor or other service providers to protect the Trust or the interests of Shareholders;

●	Indemnification obligations to service providers or agents of the Trust;

●	Extraordinary legal fees and expenses, including fees incurred in connection with litigation, regulatory enforcement actions, or investigations;

●	Costs associated with material amendments to the Trust Agreement or other governing documents; and

●	Other non-recurring, unusual or unanticipated expenses as determined by the Sponsor.

6.	Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation that Shareholders should consider before purchasing Shares. The Sponsor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders.

Other Investment Vehicles: The Sponsor serves as sponsor, investment manager, or investment adviser to investment vehicles other than the Trust, including those listed above. As a result, conflicts of interest may arise between the Sponsor’s responsibilities to the Trust and its responsibilities to those other pooled investment vehicles. Such conflicts may include, but are not limited to, the allocation of investment opportunities. If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it shall have no duty to offer such opportunity to the Trust, and the Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust.

Personal Trading: The Sponsor and its affiliates and their principals, officers, or employees may trade Cryptocurrencies, securities, and futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Trust trades. A potential conflict also may occur if the Sponsor and its affiliates and their principals, officers, or employees trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Trust.

Multiple Service Provider Relationships: The Sponsor has engaged multiple service providers that serve in more than one capacity for the Trust. These multiple relationships may create conflicts in the allocation of fees, the prioritization of the Trust’s needs versus those of other clients, and the service providers’ interests in maintaining multiple revenue streams from the Trust.

Authority to Manage: The Sponsor has sole authority to manage the investments and operations of the Trust, which may allow the Sponsor to act in a manner that furthers its interests, including the authority to allocate expenses among and between trusts. Shareholders have very limited voting rights, which restrict their ability to influence matters such as amendments to the Trust Agreement, changes in the Trust’s basic investment policies, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

Fee Arrangements: The Sponsor has authority to determine certain aspects of fee arrangements, subject to any limitations in Trust Agreement, and negotiates fees payable to service providers on behalf of the Trust. The Sponsor’s financial interest in managing its expense obligations may conflict with Shareholders’ interests in obtaining high-quality services.

Expense Allocation: The Sponsor has discretion to determine whether an expense qualifies as an ordinary expense (paid by the Sponsor from the Sponsor Fee) or an extraordinary expense (paid by the Trust). This determination may involve judgment, and the Sponsor’s interest in preserving its fee revenue may conflict with Shareholders’ interests in minimizing Trust expenses.

Resolution of Conflicts: The Trust Agreement provides that conflicts of interest that comply with the terms of the Trust Agreement do not violate any duty owed by the Sponsor to the Trust or Shareholders. Shareholders, by purchasing Shares, consent to the conflicts described herein and in the Trust Agreement and agree that such conflicts do not constitute a breach of any duty owed to them.

7.	Limitation of Liability and Indemnification

Standard of Care: To the extent that, at law or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or any other person, the Sponsor will not be liable to the Trust, the Shareholders or any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

Limitation of Liability: The Sponsor shall not be liable to the Trust or the Shareholders for any action taken or omitted in good faith and reasonably believed to be within the scope of authority granted by the Trust Agreement, or for any error of judgment made in good faith, except to the extent such error constitutes gross negligence, bad faith, or willful misconduct. Under no circumstances will the Sponsor be liable for any indirect, special, incidental, punitive, or consequential damages, including lost profits.

Reliance on Experts: The Sponsor is entitled to rely on reports, opinions, and certifications provided by the Trust’s independent accountants, legal counsel, and other professional advisors and service providers, and shall have no liability for actions taken or omitted in reasonable reliance on such reports, opinions, or certifications.

Indemnification: The Trust Agreement provides that the Trust shall indemnify and hold harmless the Sponsor and its officers, directors, members, managers, employees, agents and affiliates from and against any losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) arising from any claim, action or proceeding relating to the Trust, except to the extent such losses result from the indemnified person’s own fraud, willful misconduct, bad faith or gross negligence.

[TBD: Insurance policies maintained by or for the Sponsor]

B.	The Trustee

The sole Trustee of the Trust is CSC Delaware Trust Company. The Trustee’s principal offices are located at 19 West 44th Street, Suite 200, New York, NY 10036, and its telephone number is 800-927-9800. The Trustee is unaffiliated with the Sponsor.

1.	Duties Under the Trust Agreement

Limited Role. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust are strictly limited to its express obligations under the Trust Agreement. The Trustee accepts service of legal process on the Trust in the State of Delaware and makes certain required filings under the Delaware Statutory Trust Act. The Trustee owes no other duties to the Trust, the Sponsor, or the Shareholders.

No Management Authority. Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Ministerial Functions. The Trustee’s duties are limited to:

●	Accepting legal process served on the Trust in the State of Delaware;

●	Executing any certificates required to be filed with the Secretary of State of the State of Delaware under Section 3811 of the Delaware Statutory Trust Act; and

●	Performing any other duties specifically allocated to the Trustee in the Trust Agreement.

2.	Oversight Responsibilities

The Trustee does not have oversight responsibilities for the Trust’s operations or investments. All such responsibilities are vested in the Sponsor under the Trust Agreement. The Trustee’s role is ministerial and administrative in nature, limited to satisfying the requirements of the Delaware Statutory Trust Act.

3.	Removal and Replacement

The Trustee may resign upon at least 30 days’ written notice to the Sponsor. The Sponsor has the discretion to remove and replace the Trustee at any time upon 30 days’ prior notice to the Trustee. Any resignation or removal becomes effective only when a successor trustee accepts the appointment and any fees and expenses due to the outgoing Trustee are paid or waived.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets to Shareholders.

4.	Compensation and Indemnification

The Trustee is entitled to receive from the Trust reasonable compensation for its services as set forth in a separate fee agreement with the Sponsor. The Sponsor pays the Trustee’s fees as part of the ordinary operating expenses covered by the Sponsor Fee. The Trustee is also entitled to reimbursement for reasonable out-of-pocket expenses incurred in the performance of its duties.

The Sponsor indemnifies the Trustee against any expenses it incurs relating to or arising out of the formation, operation, or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from bad faith, gross negligence, or willful misconduct of the Trustee.

5.	Limitation of Liability

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus or with respect to the issuance and sale of the Shares. Under federal securities laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer, or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer, or controlling person of the issuer of the Shares.

C.	The Crypto Custodian

BitGo Bank & Trust, National Association serves as the cryptocurrency custodian for the Trust. In December 2025, BitGo received approval from the Officer of the Comptroller of the Currency to convert to a federally chartered bank. Prior to that, BitGo was a trust company incorporated on September 14, 2018 under the laws of the State of South Dakota and organized and chartered under § 51A-6A-1(12A) of the South Dakota Banking Law. BitGo is a wholly owned subsidiary of BitGo Holdings, Inc., a Delaware corporation headquartered in Palo Alto, California. The Custodian’s registered office is located at 6216 S Pinnacle Pl #101, Sioux Falls, SD 57108.

The Sponsor has entered into a custodial services agreement with BitGo (the “Custodial Services Agreement”), pursuant to which BitGo maintains one or more custody accounts on its books for the receipt, safekeeping, and maintenance of the Trust’s cryptocurrency assets.

1.	Custody Arrangement

As a regulated custodian, BitGo is subject to a detailed statutory and regulatory framework, including the requirement to hold customer assets in segregated client accounts on behalf of its customers. 100% of the Trust’s cryptocurrency assets and private keys custodied by BitGo are held in offline storage (custodial wallets) in segregated accounts and are never commingled with BitGo’s proprietary assets or the assets of other BitGo clients. The existence of assets held by the Trust can be verified on-chain (on the blockchain) by the Sponsor or any other authorized party.

BitGo adheres to industry standards, including the CryptoCurrency Security Standard (CCSS), and holds SOC 1 and SOC 2 certifications. BitGo undergoes annual audits by Deloitte, which issues SOC 1 Type 2 and SOC 2 Type 2 reports with unqualified opinions. These controls include cybersecurity verification. BitGo also undergoes annual external security assessments, including penetration testing, and maintains a bug bounty program through BugCrowd.

2.	Security Procedures

The Trust’s cryptocurrency assets are safeguarded using BitGo’s multi-layer cold storage security platform, designed to provide offline security. The security architecture includes the following features:

Cold Storage: Cold storage in the context of cryptocurrency assets means keeping the reserve of cryptocurrency assets offline, which is a widely-used security precaution, especially when dealing with large amounts of cryptocurrency assets. The Sponsor expects that all of the Trust’s cryptocurrency assets will be held in BitGo’s cold storage on an ongoing basis. BitGo’s cold storage facilities are located in geographically distributed locations within the United States (the specific locations are not disclosed for security reasons). These facilities are secured by 24/7 on-site security, video surveillance, and alarms, with hardened room structures. Multi-person controls, multi-team access rules, and multi-factor authentication control access.

Private Key Management: The primary keys and backup keys are created offline using an Offline Vault Console (OVC) on air-gapped laptops during a secure ceremony, which generates hardened cryptographic seeds that power the BitGo solution. This ensures that only machines with no internet access and pristine status can access private key material. The private keys are sharded (divided into multiple pieces) and distributed among undisclosed personnel at BitGo. To mitigate collusion, the individuals holding the sharded keys differ from those with access to the vaults where the signing operations occur.

When a transaction needs to be signed, the sharded keys are reconstituted in the OVC in internal memory only. At no point is the private key displayed or shown to any user. After signing is completed, the key is no longer available in memory. The OVC operates using a random-access memory (RAM) disk, which simulates a real hard disk but is completely ephemeral and is wiped as soon as the machine is power cycled or rebooted, thereby wiping the reconstituted private key and preventing it from being copied or compromised.

At the time of wallet creation, BitGo generates a unique key pair within its Hardware Security Module (“HSM”) to provide each client with a distinct wallet on-chain. These online keys are wrapped by the BitGo HSM and stored within BitGo’s data vault.

Multi-Signature Authorization: All BitGo wallets, both cold and hot, utilize multi-signature transaction signing, enforced at the protocol level, to reduce the risk of unauthorized access to digital assets significantly. BitGo only signs transactions that the Sponsor has authorized and follow the policies set by the account administrators.

Whitelisting and Access Controls: The Custodian supports pre-approval of withdrawal addresses (whitelisting) and test transactions. BitGo requires authentication when adding or removing addresses for whitelisting. All instructions must be submitted via the secure BitGo platform, and a consensus mechanism determines the number of approvals required. Access to the account and user roles is maintained in a separate Authorized User List, and any changes must be reflected on an updated list and executed by an authorized signatory.

Encryption: BitGo utilizes secure connections to communicate between its internal services, ensuring that all network communications are encrypted and authenticated. Data in transit is protected by TLS encryption. Data at rest is encrypted using AES encryption with a key length of at least 256 bits.

Monitoring and Compliance: BitGo implements transaction monitoring tools that validate transactions against predefined criteria and compliance requirements. These tools utilize advanced algorithms to identify activity that may be indicative of money laundering, fraud, or other illicit activities, as part of BitGo’s efforts to comply with Anti-Money Laundering (“AML”) and KYC regulations.

Audit Trails: Audit trails are maintained for all movements of cryptocurrency assets within BitGo-controlled wallets and are audited annually for accuracy and completeness by an independent external audit firm.

3.	Insurance Coverage

BitGo maintains insurance coverage that covers third-party theft of private keys, insider theft, and loss of keys. However, the Custodian is not a banking institution and is not a member of the FDIC. Therefore, deposits held with or assets held by the Custodian are not FDIC-insured. In addition, neither the Trust nor the Sponsor separately insures the Trust’s cryptocurrency assets. The insurance program does not cover, insure, or guarantee the performance of the Trust or the value of the Shares.

4.	Limitation of Liability

BitGo and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust’s accounts or services, except in cases of BitGo’s fraud, willful misconduct, or gross negligence. In situations involving gross negligence, BitGo’s liability is specifically limited to the value of the cryptocurrency assets or fiat currency that were affected by such negligence. Additionally, the total liability of BitGo for direct damages is capped at the fees paid or payable to BitGo under the Custodial Services Agreement during the six months immediately preceding the first incident that gave rise to the liability.

5.	Termination

The Custodial Services Agreement and Prime Execution Agreement with BitGo are each terminable by either party. BitGo may close, suspend, or terminate access to its services, or terminate or suspend the Trust’s access to any feature, for cause, at any time. BitGo will use reasonable efforts to provide 30 days’ prior notice of any suspension, closure, or termination. Termination may include declining to accept orders, declining balance transfers, and cancelling pending transactions. Regardless of how or when the Trust’s access is terminated, the Trust remains responsible for all charges, fees, or other transactions initiated or authorized prior to or following termination.

Upon termination or expiration of the agreements, final disbursement of the Trust’s assets may be delayed until any remaining obligations or indebtedness owed to BitGo have been satisfied. Certain provisions of the agreements survive termination, including confidentiality obligations, limitations of liability, indemnification obligations, and the arbitration provisions.

The agreements do not provide for any early termination fees for the Trust. However, the Trust may incur transaction costs associated with transferring Portfolio Cryptocurrencies to a replacement custodian, including blockchain network fees and any trading costs incurred during the transition. The Trust will also be responsible for any outstanding fees owed to BitGo for services rendered prior to termination.

Each agreement contains cross-default provisions, meaning that a default under the Custodial Services Agreement could constitute a default under the Prime Execution Agreement, and vice versa. Events of default under the agreements include: (i) failure to perform any obligation, including any failure to deliver, pay, or settle any transaction when due; (ii) any representation or warranty proving to have been materially false, inaccurate, or misleading; (iii) insolvency or inability to pay debts as they fall due, or the commencement of any bankruptcy, insolvency, liquidation, or similar proceeding that is not dismissed within 30 days; (iv) suspension of operations or revocation of any material license by a regulatory authority; and (v) an event of default under any related agreement between the parties or their affiliates.

Upon the occurrence of an event of default, BitGo may, in its sole discretion and without prior notice: (i) terminate or cancel any pending trade requests or unsettled transactions; (ii) set off, combine, or net any obligations between the parties; (iii) suspend, terminate, or accelerate the performance of any or all of the Trust’s obligations; and (iv) take any other actions BitGo reasonably determines necessary or appropriate to protect its interests.

The agreements are governed by the laws of the State of New York. Any disputes between the Trust and BitGo arising from or relating to the agreements must be resolved by binding arbitration under the American Arbitration Association’s Commercial Arbitration Rules. The arbitration hearing will take place in Palo Alto, California. The Trust and BitGo have waived their rights to a jury trial and to participate in a class action lawsuit or class-wide arbitration.

6.	Custodian Replacement

The Sponsor has the discretion to replace the Custodian in its sole judgment. In selecting a replacement custodian, the Sponsor will consider, among other factors: (i) the custodian’s regulatory status and compliance with applicable laws; (ii) the custodian’s security procedures and infrastructure, including cold storage capabilities; (iii) the custodian’s insurance coverage; (iv) the custodian’s experience with institutional cryptocurrency custody; (v) the custodian’s fee structure; (vi) the custodian’s ability to support all Portfolio Cryptocurrencies held by the Trust; and (vii) any other factors the Sponsor deems relevant to the protection of the Trust’s assets.

In the event of a custodian transition, the Sponsor will coordinate the transfer of Portfolio Cryptocurrencies from BitGo to the replacement custodian. The transition timeline will depend on several factors, including the amount of Portfolio Cryptocurrencies to be transferred, blockchain network conditions, and the operational readiness of the replacement custodian. The Sponsor anticipates that a routine custodian transition can be completed within 30 to 60 days; however, the actual timeline may vary depending on circumstances at the time of transition. During the transition period, the Trust may experience operational disruptions, including delays in processing creations and redemptions.

The costs associated with a custodian change may include: (i) blockchain network fees for the on-chain transfer of Portfolio Cryptocurrencies; (ii) setup fees or onboarding costs charged by the replacement custodian; (iii) administrative costs associated with establishing new custody accounts and operational procedures; and (iv) any premium or higher fees charged by the replacement custodian compared to BitGo. The Sponsor bears the costs of any custodian transition as part of the ordinary operating expenses covered by the Sponsor Fee, and such costs will not be borne directly by the Trust or the Shareholders.

Under the Trust Agreement, if the Custodian resigns or otherwise ceases to serve as custodian of the Trust, and no replacement custodian acceptable to the Sponsor is engaged, the Sponsor may elect to terminate the Trust. Shareholders would receive their pro rata share of the Trust’s net assets upon liquidation, but would no longer be able to hold their investment in the Trust and may recognize taxable gain or loss on the liquidating distribution.

7.	Additional Custodians

To the extent that the Trust engages an additional Custodian in the future (a “Future Custodian,” and with the Custodian, the “Custodians”), other than the Portfolio Cryptocurrencies held with the Prime Execution Agent in the Trust’s Trading Balance, the Sponsor will allocate the Trust’s Portfolio Cryptocurrencies between the Custodial Account at the Custodian and the special account that holds the Trust’s Portfolio Cryptocurrencies at the Future Custodian (the “Future Custodial Account,” and with the Custodial Account, the “Custodial Accounts”). In determining the amount and percentage of the Trust’s Portfolio Cryptocurrencies to allocate to each Custodial Account, the Sponsor will consider (i) the concentration of the Trust’s Portfolio Cryptocurrencies at each Custodian, (ii) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (iii) the insurance policies of each Custodian, (iv) the fees and expenses associated with the storage of the Trust’s Portfolio Cryptocurrencies at each Custodian, (v) the fees and expenses associated with the transfer to or from the Custodial Account at each Custodian, and (vi) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor does not intend to disclose the amount or percentage of the Trust’s Portfolio Cryptocurrencies held at either the Custodian or the Future Custodian, and the Sponsor may change the allocation between the Custodians at any time and without notice to Shareholders. The fees and expenses associated with the transfer of Portfolio Cryptocurrencies between the Custodial Account at each Custodian will be borne by the Sponsor, not the Trust or the Shareholders. Any transfer of Portfolio Cryptocurrencies between the Custodial Accounts at each Custodian will occur “on-chain” over the Portfolio Cryptocurrencies network. On-chain transactions are subject to all of the risks of the applicable Cryptocurrencies network, including the risk that transactions will be made erroneously and are generally irreversible.

The Trust relies on the Cash Custodian to hold any cash related to the creation and redemption of Shares, purchase, or sale of Portfolio Cryptocurrencies, or held for payment of expenses not assumed by the Sponsor.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of purchase and redemption orders from Authorized Participants.

D.	The Administrator, Accounting Agent, and Transfer Agent

Administrator. The Trust employs U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services) as the Trust’s administrator. The Administrator is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. The Administrator also assists the Trust and the Sponsor with certain functions and duties related to marketing, which include accounting, transfer agent services, cash custody, and related services. The agreement with the Administrator was executed on [●], 2025, and reflects the following terms (the “Trust Administration Servicing Agreement”).

Under the Trust Administration Servicing Agreement, the Administrator assists with the overall operation of the Trust, acts as a liaison among service providers, facilitates regulatory compliance, and prepares various regulatory, financial, and tax reports, as well as optional additional tax services. Under the Trust Administration Servicing Agreement, the Trust shall indemnify and hold harmless the Administrator from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) the Administrator may sustain or incur or that may be asserted against Administrator by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to Administrator by any duly authorized officer of the Trust or the Sponsor, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to Administrator’s refusal or failure to comply with the terms of this Trust Administration Servicing Agreement or from its bad faith, gross negligence, reckless disregard, or willful misconduct in the performance of its duties under this Trust Administration Servicing Agreement.

The Administrator is obligated to indemnify the Trust against any liabilities arising from the Administrator’s refusal or failure to comply with the terms of the Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties.

The Trust Administration Servicing Agreement will continue in effect for a period of three years. Any party may terminate it upon giving 60 days’ prior written notice to the other parties or such shorter period as is mutually agreed upon by the parties during this period. After the initial term, the agreement will automatically renew for successive one-year terms unless terminated with at least 60 days’ prior notice. The agreement also limits the Administrator’s liability to direct damages arising from its refusal or failure to comply with the terms of the agreement or from its bad faith, negligence, or willful misconduct.

Accounting Agent. In addition, U.S. Bancorp Fund Services, LLC also serves as accounting agent for the Trust, performing certain accounting services, and support in preparing certain SEC reports on behalf of the Trust (the “Accounting Agent”).

The Trust Accounting Servicing Agreement is between U.S. Bancorp Fund Services, LLC, and the Trust. Under this Agreement, U.S. Bancorp Fund Services, LLC is appointed as the Accounting Agent for the Trust, responsible for various accounting services, including portfolio accounting, expense accrual and payment, trust valuation and financial reporting, tax accounting, and compliance control services.

The Agreement is set for an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier. Termination can occur under specific conditions, including a material breach or changes in laws that affect the Agreement. The Trust and Sponsor can also terminate the agreement upon 60 days’ notice, and the Accounting Agent may do the same under certain circumstances, such as the existence of certain legal compliance issues or reputational harm, or other events impacting its ability to perform services.

The Accounting Agent is obligated to exercise reasonable care in its duties. The Accounting Agent’s liability under the agreement is limited to losses arising from the Accounting Agent’s refusal or failure to comply with the terms of the agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this agreement. The Trust is obligated to indemnify the Accounting Agent against losses not arising from such failures or misconduct. Conversely, the Accounting Agent is obligated to indemnify the Trust for losses resulting from its non-compliance or misconduct.

The agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information. The agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by either party upon 60 days’ written notice, and is governed by the laws of the State of Wisconsin.

The governing law for the agreement is the State of Wisconsin. Both parties are required to maintain confidentiality regarding proprietary information, with allowances for disclosure as required by law or as mutually agreed upon.

Transfer Agent Servicing Agreement. The Transfer Agent Servicing Agreement is between U.S. Bancorp Fund Services, LLC, a registered transfer agent under the Securities and Exchange Act, the Trust, and the Sponsor. Under this agreement, the Transfer Agent is appointed as the transfer agent for the Trust, providing services related to the creation and redemption of shares, dividend disbursing, and maintaining shareholder records.

The Transfer Agent is responsible for facilitating purchases and redemptions of Creation Units and handling transactions with Authorized Participants. The Transfer Agent also records issuance of shares and maintains a record of outstanding shares for the Trust.

The Transfer Agent is obligated to exercise reasonable care. Its liability is limited to direct damages arising from its refusal or failure to comply with the terms of the agreement or from its bad faith, gross negligence, reckless disregard, or willful misconduct in the performance of its duties. The Trust is obligated to indemnify the Trust against claims not arising from its refusal or failure to comply with the terms of the agreement or from its bad faith, negligence, or willful misconduct.

The Transfer Agent is required to implement its written procedures reasonably designed to promote the detection and reporting of potential money laundering activity and identity theft. These include monitoring shareholder activity and verifying customer identities, in compliance with the Bank Secrecy Act, USA Patriot Act of 2001, and other applicable regulations.

The Transfer Agent Agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by a party upon 60 days’ written notice. Following the initial term, the agreement shall renew for successive one-year terms unless terminated with a 60-day’ prior notice. Early termination requires the Trust to pay remaining fees and costs related to the transition to a new service provider.

This agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information and is governed by the laws of the State of Wisconsin.

E.	The Cash Custodian

In its capacity as the Cash Custodian, U.S. Bank National Association, an affiliate of the Administrator, holds the Trust’s cash and/or cash equivalents pursuant to a custodial agreement. The Cash Custodian is located at 5065 Wooster Rd, Cincinnati, Ohio 45226. The principal address for the Accounting Agent is 615 East Michigan Street, Milwaukee, Wisconsin 53202. The agreements were executed on [●], 2025, and reflect the following terms.

Cash Custody Agreement. Under the Cash Custody Agreement between the Cash Custodian, Sponsor, and the Trust, upon the Sponsor’s instructions, the Cash Custodian will establish and maintain a segregated account or accounts for and on behalf of the Trust, into which account or accounts may be transferred cash and/or securities. The Cash Custodian is responsible for the safekeeping and record-keeping of the Trust’s assets in these accounts. Upon instructions from the Trust or Sponsor, the Cash Custodian will facilitate the transfer and management of assets, including cash, within the Trust’s account(s). The Cash Custodian’s fees are payable by the Trust; however, the Sponsor assumes such fees via the Sponsorship Agreement with the Trust.

The Cash Custody Agreement specifies an initial term of three years, with automatic renewal for successive one-year terms unless terminated earlier in accordance with the terms of the Agreement. Either party can terminate the Agreement under certain conditions, such as material breach or failure to pay fees within a specified period. Additionally, the Agreement may be terminated by the Trust for causes such as prolonged force majeure events, legal requirements, or significant corporate events affecting the Cash Custodian.

In performing its duties, the Cash Custodian is required to exercise due care in accordance with reasonable commercial standards. The Cash Custodian is generally not liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under the Agreement, except a loss arising out of or relating to the Custodian’s refusal or failure to comply with the terms of the Agreement or from the Custodian’s bad faith, negligence or willful misconduct in the performance of its duties under this Agreement.

Liability of the Cash Custodian under the Agreement is generally limited to direct damages caused by its failure to perform its obligations in accordance with the agreed standard of care. The Trust is obligated to indemnify the Cash Custodian against losses, expenses, damages, and liabilities incurred in the performance of its duties under the Agreement, except where such issues arise from the Cash Custodian’s failure to meet the agreed standard of care.

The Cash Custodian is responsible for any actions or omissions of sub-custodians (if any) to the same extent as if the Custodian itself performed those actions or omissions. The Trust retains the discretion to appoint additional custodians as necessary to manage its assets, subject to the terms of separate agreements. The Sponsor has the authority to add or terminate Custodians as deemed appropriate.

The governing law for the Cash Custody Agreement is the laws of the State of Wisconsin.

The Trust is subject to various risks associated with the potential insolvency of the Cash Custodian. In the event of the Cash Custodian’s insolvency, the Trust’s assets held under custody might be subject to legal and financial complexities, which would subject the Trust to the following risks:

●	Access to Assets: In the case of the Cash Custodian’s insolvency, there may be delays or difficulties in accessing the Trust’s assets held by the Cash Custodian. This situation could impact the Trust’s ability to meet its financial obligations or to execute its investment strategies promptly.

●	Asset Recovery and Transfer: The process of recovering and transferring assets to a new custodian in the event of insolvency may prove time-consuming and complex. This process may involve legal proceedings and negotiations, potentially resulting in a prolonged period during which the assets are not actively managed or are inaccessible.

●	Financial Losses: The Trust may incur financial losses if the assets held by the Cash Custodian are entangled in insolvency proceedings. The Trust might not recover the full value of its assets, particularly if any part of the assets becomes part of the Cash Custodian’s bankruptcy estate.

●	Operational Disruptions: Transitioning to a new custodian may cause operational disruptions. This includes administrative burdens, potential errors during the transfer of records and assets, and the need to establish new operational protocols.

In addition to the foregoing risks, the Trust would be subject to additional risks if the Custody Agreement is terminated, which include:

●	Cost Implications: Terminating the agreement and engaging a new custodian might incur additional costs, including early termination fees, transfer fees, and higher fees charged by a new custodian.

●	Continuity of Service: There is a risk of service interruptions during the transition period, which might affect the Trust’s ability to execute transactions and manage its assets effectively.

F.	The Index Provider - S&P DJI

The Index Provider is responsible for the creation, maintenance, and calculation of the Index. S&P DJI is a division of S&P Global Inc., a leading provider of financial market intelligence. The Index Provider is not affiliated with the Sponsor, the Trust, or any of the Trust’s service providers.

1.	License Agreement

The Sponsor has entered into a license agreement with S&P DJI (the “Index License Agreement”), dated as of [●], pursuant to which the Trust has been granted a non-exclusive license to use the Index in connection with the Trust and the Shares. Under the Index License Agreement, the Trust pays license fees to S&P DJI for the right to use the Index. The Sponsor pays these license fees as part of the ordinary operating expenses covered by the Sponsor Fee.

[TBD: Key terms of Index License Agreement - term length, termination provisions, renewal terms, any material restrictions or obligations]

The Index License Agreement provides that S&P DJI may terminate the license under certain circumstances, including [TBD: specific termination events from agreement]. If the Index License Agreement is terminated and the Trust is unable to license a suitable replacement index, the Trust may be required to terminate or significantly modify its investment strategy.

2.	Index Calculation and Methodology

S&P DJI calculates and maintains the Index in accordance with the Index Methodology, which is publicly available on S&P DJI’s website at www.spglobal.com/spdji. For a detailed description of the Index, including the selection criteria, weighting methodology, and rebalancing procedures, see “The S&P Cryptocurrency Top 10 Index” section of this prospectus.

The Index is designed to measure the performance of the top 10 cryptocurrencies by market capitalization, selected from the S&P Cryptocurrency Broad Digital Market Index. The Index is market capitalization-weighted and rebalances quarterly, after the index closes on the third Friday of March, June, September, and December. The rebalancing reference dates are the last calendar days of February, May, August, and November, respectively.

The Index is calculated at 4:00 PM Eastern Time each business day using the divisor methodology employed in S&P DJI digital asset indices. The Index value is disseminated under the ticker symbols SPCC10U (Bloomberg) and SPCC10U (Reuters). S&P DJI calculates the Index directly and disseminates the Index value through standard financial data providers.

S&P DJI has the sole discretion to determine the Index composition, make changes to the Index Methodology, and calculate Index values. The Sponsor and the Trust have no role in these determinations. S&P DJI may modify the Index Methodology or discontinue the Index at any time for regulatory, operational, or other reasons. Such changes could affect the composition of the Trust’s holdings and the value of the Shares.

3.	Relationship with the Trust

S&P DJI is not affiliated with the Sponsor, the Trust, or any of the Trust’s service providers. S&P DJI does not sponsor, endorse, sell, or promote the Trust or the Shares. The Index Provider’s only relationship with the Trust is as a licensor of the Index pursuant to the Index License Agreement.

S&P DJI has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Index. S&P DJI is not an investment adviser to the Trust and has no fiduciary duty to the Trust or the Shareholders. Any decisions made by S&P DJI regarding the Index, including changes to the Index Methodology or the discontinuation of the Index, will be made without regard to the interests of the Trust or the Shareholders and could adversely affect the value of the Shares.

4.	Disclaimers and Limitations of Liability

No Warranties: S&P DJI does not make any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. S&P DJI does not guarantee the accuracy, completeness, timeliness, or availability of the Index or the data included therein.

No Liability for Index Errors: S&P DJI shall have no liability in connection with the Index or index calculation. S&P DJI is not responsible for any errors or omissions in the Index, regardless of the cause, and has no obligation to advise the Trust, the Sponsor, or Shareholders of any error. In no event shall S&P DJI have any liability for any special, punitive, direct, indirect, or consequential damages (including lost profits) arising out of matters relating to the use of the Index, even if notified of the possibility of such damages.

“As Is” Basis: The Index and all related data are provided on an “as is” and “where is” basis. S&P DJI makes no representation regarding the advisability of investing in the Shares or any other securities. The Trust is not sponsored, endorsed, sold, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in the Trust.

Not Investment Advice: Inclusion of a cryptocurrency within the Index is not a recommendation by S&P DJI to buy, sell, or hold such cryptocurrency, nor is it considered to be investment or trading advice. S&P DJI is not an investment advisor, commodity trading advisor, fiduciary, or “expert” as defined in the federal securities laws.

Right to Discontinue: S&P DJI reserves the right to vary or discontinue the Index at any time for regulatory or other reasons. Various factors, including external factors beyond S&P DJI’s control, might necessitate material changes to the Index. S&P DJI does not assume any obligation to continue calculating or publishing the Index.

License Requirement: A license is required from S&P DJI to display, create derivative works of, and/or distribute any product or service that uses, is based upon, and/or refers to any S&P DJI index and/or index data. The Trust has obtained such a license pursuant to the Index License Agreement.

No Modification of Content: No content related to the Index (including index data or any other information) may be modified, reverse engineered, reproduced, or distributed in any form or by any means, or stored in a database or retrieval system, without the prior written permission of S&P DJI.

Shareholders should understand that S&P DJI’s disclaimers and limitations of liability significantly limit any recourse that the Trust or Shareholders may have against S&P DJI for losses related to errors in the Index, changes to the Index Methodology, or discontinuation of the Index. The Trust’s ability to track the performance of the top 10 cryptocurrencies by market capitalization depends entirely on S&P DJI’s continued calculation and publication of the Index in accordance with the Index Methodology.

G.	Independent Auditors

[          ], an independent registered public accounting firm, serves as the Trust’s independent auditor. [          ] is headquartered in [          ], and has been registered with the PCAOB since [       ]. [          ] is responsible for auditing the Trust’s annual financial statements.

The Trust’s financial statements included in this registration statement have been audited by [          ], independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of the firm, given in reliance upon their authority as experts in accounting and auditing.

H.	The Marketing Agent

The Trust employs [●] as the Marketing Agent for the Trust. The Marketing Agent Agreement among the Marketing Agent, the Sponsor, and the Trust calls for the Marketing Agent to work with the Cash Custodian in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Trust sales literature and advertising material. The Marketing Agent’s principal business address is [●]. The Marketing Agent is a broker-dealer registered with the SEC and a member of FINRA.

Under the Marketing Agent Agreement, the Trust engaged the Marketing Agent to perform marketing services. The Marketing Agent is registered as a broker-dealer under the Exchange Act and is a member of FINRA.

The Marketing Agent’s services include assisting with Authorized Participant Agreements, maintaining creation and redemption order confirmations, providing Prospectuses to Authorized Participants, registering and overseeing supervisory activities of a certain number of FINRA licensed registered representatives of the Sponsor, assisting with and reviewing for compliance with SEC and FINRA advertising rules, and approving marketing materials. The Trust, in turn, is responsible for creating, issuing, and redeeming Creation Units, providing the Marketing Agent with necessary documentation, and ensuring the availability of Prospectuses.

The Trust is obligated to indemnify the Marketing Agent against losses primarily arising from the Marketing Agent’s services, the Trust’s breach of obligations, non-compliance with laws, or inaccuracies in Trust materials, except for losses caused by the Marketing Agent’s willful misconduct, gross negligence, or bad faith. Conversely, the Marketing Agent will indemnify the Trust against losses caused by the Marketing Agent’s gross negligence, reckless disregard, or willful misconduct.

The agreement sets out that the Marketing Agent is not entitled to compensation or reimbursement of expenses from the Trust, with any such remuneration to be paid by the Sponsor, out of the Sponsor Fee it receives for its services to the Trust. The term of the agreement is three years, with provisions for automatic renewal and termination options available to both parties.

Confidential information is protected under the agreement, with specific obligations for non-disclosure and non-use, along with provisions for regulatory disclosure and information security. The agreement is governed by Delaware law.

DESCRIPTION OF THE TRUST AGREEMENT

The Trust operates under an Amended and Restated Trust Agreement dated [●], 2026, by and among Cyber Hornet ETFs, LLC (the “Sponsor”), CSC Delaware Trust Company (the “Trustee”), and the shareholders from time to time (the “Shareholders”). The Trust Agreement sets forth the rights, duties, and obligations of the Sponsor, the Trustee, and the Shareholders.

A.	Trust Structure and Purpose

The Trust is a Delaware statutory trust organized under the Delaware Statutory Trust Act for the exclusive purpose of:

●	Investing in spot cryptocurrencies that are constituents of the S&P Cryptocurrency Top 10 Index or other Eligible Assets;

●	Rebalancing the Trust’s holdings to reflect changes to the Index composition and weightings quarterly;

●	Issuing Shares representing fractional undivided beneficial interests in the Trust’s assets; and

●	Engaging in activities necessary or incidental to the foregoing purposes.

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such Act. It does not hold itself out as being engaged primarily, or proposing to engage primarily, in the business of investing, reinvesting or trading in securities.

B.	Tax Treatment

The Trust is treated as a partnership for U.S. federal income tax purposes, and each Share represents a fractional undivided beneficial interest in the Trust. The Trust is not, and has made an election under Treasury Regulations not to be classified as an association taxable as a corporation. Each Shareholder will be treated as directly owning a proportionate share of the Trust’s assets and as directly receiving a proportionate share of the Trust’s income, gains, losses, deductions, and credits.

Prohibited Activities. To maintain the Trust’s tax status and comply with its investment objectives, the Trust Agreement prohibits the Trust from:

●	Engaging in any trade or business or conducting any commercial, investment banking, or industrial activity;

●	Borrowing money or incurring debt (except for customary creation/redemption obligations);

●	Lending any cryptocurrency or other assets;

●	Issuing any options on the Shares or cryptocurrency holdings;

●	Purchasing or selling futures, swaps, or other derivative instruments;

●	Engaging in short sales or margin transactions; or

●	Taking any action that would cause the Trust to be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation.

C.	Governing Law; Consent To Delaware Jurisdiction

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares), and Shareholders are governed by the laws of the State of Delaware, except for causes of action related to violations of U.S. federal or state securities laws. By accepting Shares, each DTC Participant and each Shareholder consents to the non-exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. However, this consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust. The Trust Agreement and its provisions prevail over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Statutory Trust Act (12 Del. Code §§ 3801 et seq.). The Trust Agreement does not contain an exclusive forum provision.

Jury Trial Waiver. To the extent permitted by applicable law, each party to the Trust Agreement waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, arising out of, connected with, related to, or incidental to the relationship between them in connection with the Trust Agreement or the transactions contemplated thereby. Any such dispute resolved in court will be resolved in a bench trial without a jury.

D.	Shareholders’ Rights and Limitations

No Management Rights. Shareholders have no right or power to take part in the management, conduct, or control of the Trust’s business or to act for or bind the Trust. Shareholders may not vote on any matters except as specifically required by the Delaware Statutory Trust Act or the Trust Agreement. The Trust is not required to hold annual or regular meetings of Shareholders.

Limited Liability. No Shareholder shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any person in connection with the Trust property or the affairs of the Trust, and all such persons shall look solely to the Trust property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. The limitation on Shareholder liability is subject to the limitation that a Shareholder may, under certain circumstances, be required to return to the Trust or its creditors any distribution received by such Shareholder.

Derivative Action. A Shareholder may bring a derivative action on behalf of the Trust only if the Shareholder first makes a demand on the Sponsor to bring the action, unless such demand would be futile. Any recovery in a derivative action shall belong to the Trust. The Trust Agreement limits the circumstances under which Shareholders may bring derivative actions.

No Transfers to Avoid Securities Laws. Shareholders may not transfer Shares except in compliance with applicable federal and state securities laws and regulations and the rules and regulations of any exchange on which the Shares are listed.

OTHER MATERIAL CONTRACTS

A.	Authorized Participant Agreements

[To be inserted]

B.	Listing Agreement

[To be inserted]

TAX CONSEQUENCES

A.	Tax Classification of the Trust

The Trust will be classified and treated as a partnership for U.S. federal income tax purposes. Although the Trust is organized as a Delaware statutory trust, due to the nature of its activities and the trading of Shares on the Exchange, the Trust will be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”), a publicly traded partnership is generally taxable as a corporation. However, an exception exists for publicly traded partnerships of which 90% or more of gross income for each taxable year constitutes “qualifying income” within the meaning of section 7704(d) of the Code. The Trust expects to meet this qualifying income exception for all taxable years.

The Trust has a tax year ending December 31. All tax reporting will be based on the calendar year.

Material U.S. Federal Income Tax Considerations

The following discussion addresses the material U.S. federal income tax consequences of owning and disposing of Shares. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus, and all of which are subject to change either prospectively or retroactively.

Subject to the limitations and qualifications, and based on the assumptions described herein and in the opinion letter filed as [Exhibit 8.1] to this registration statement, the statements of law and legal conclusions outlined in the following discussion constitute the opinion of [TAX COUNSEL NAME] as to the material U.S. federal income tax consequences of the ownership and disposition of Shares that generally may apply to a “U.S. Shareholder” or a “Non-U.S. Shareholder” (in each case, as defined below).

No statutory, administrative, or judicial authority directly addresses the treatment of the Shares or instruments similar to the Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing, and character of income, gain, or loss in respect of an investment in the Shares. It could adversely affect the value of the Shares.

The tax treatment of Shareholders may vary depending on their individual circumstances. This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

●	financial institutions;

●	dealers or traders in securities or commodities (including those that have elected to apply a mark-to-market method of tax accounting);

●	persons holding Shares as part of a hedge, “straddle,” integrated transaction, conversion transaction, or similar transaction;

●	Authorized Participants;

●	U.S. Shareholders whose functional currency is not the U.S. dollar;

●	entities or arrangements classified as partnerships for U.S. federal income tax purposes (and partners therein);

●	real estate investment trusts or regulated investment companies;

●	tax-exempt entities, including individual retirement accounts and other tax-advantaged retirement plans or accounts;

●	insurance companies;

●	persons with “applicable financial statements” within the meaning of Section 451(b) of the Code; and

●	persons subject to the alternative minimum tax.

This discussion applies only to Shares that are held as capital assets within the meaning of Section 1221 of the Code.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the partner’s status and the partnership’s activities. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

For the avoidance of doubt, this summary does not discuss any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction. SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.

A.	Definitions

U.S. Shareholder. For purposes of this discussion, a “U.S. Shareholder” is a beneficial owner of Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Shareholder. For purposes of this discussion, a “Non-U.S. Shareholder” is a beneficial owner of Shares that is (or is treated as), for U.S. federal income tax purposes:

●	a nonresident alien individual;

●	a foreign corporation; or

●	an estate or trust whose income is not subject to U.S. federal income tax on a net income basis.

If you are a partner of a partnership holding Shares, the discussion below may not apply to you, and you should consult your tax advisor regarding the tax consequences of acquiring, owning, and disposing of Shares.

B.	Tax Classification of the Trust

Partnership Classification. The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust, due to the nature of its activities, the Trust will not be classified as a trust for U.S. federal income tax purposes, but rather, in the opinion of [TAX COUNSEL NAME], the Trust should be classified as a partnership for such purposes.

Publicly Traded Partnership. The trading of Shares on the Exchange will cause the Trust to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under Section 7704 of the Code, a publicly traded partnership is generally taxed as a corporation. However, an exception to this general rule applies if at least 90% of the Trust’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”).

Qualifying Income Definition. For this purpose, qualifying income is defined as including, in pertinent part:

●	Interest (other than from a financial business);

●	Dividends; and

●	Gains from the sale or disposition of capital assets held for the production of interest or dividends.

In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards, and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and, provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities.

Cryptocurrency Treatment as Commodities. There is very limited authority on the U.S. federal income tax treatment of cryptocurrencies. Based on CFTC determinations that treat Bitcoin, Ethereum, and certain other cryptocurrencies as commodities under the Commodity Exchange Act, the Trust intends to take the position that the Index Constituents qualify as commodities.

IMPORTANT: Shareholders should be aware that the Trust’s position is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Trust’s position, or that the IRS or a court will not ultimately reach a contrary conclusion, which would result in material adverse consequences to Shareholders and the Trust as discussed below.

Requirement to Maintain Qualifying Income. The Trust’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Trust’s business activities in such a manner that it satisfies the requirements of the qualifying income exception continuously. No assurances can be given that the Trust’s operations for any given year will produce income that satisfies these requirements.

Consequences of Failing to Satisfy Qualifying Income Exception. If the Trust failed to satisfy the qualifying income exception in any year, other than a failure that the IRS determines to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Trust could be required to pay the government amounts determined by the IRS), the Trust would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate tax rates (currently 21%). In that event:

●	Shareholders would not report their share of the Trust’s income or loss on their tax returns;

●	Distributions by the Trust (if any) would be treated as dividend income to the Shareholders to the extent of the Trust’s current and accumulated earnings and profits;

●	Such distributions would then be treated as a tax-free return of capital to the extent of a Shareholder’s basis in the Shares (thus reducing the Shareholder’s basis); and

●	Thereafter, to the extent such distributions exceed the Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets.

Accordingly, if the Trust were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Trust and on the value of the Shares.

The remainder of this discussion assumes that the Trust is classified for U.S. federal income tax purposes as a partnership and that it is not taxable as a corporation.

Limitations of Tax Opinion. The opinion of [TAX COUNSEL NAME] represents only its best legal judgment and is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion, and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions, and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter.

Due to the evolving nature of digital assets, it is not possible to predict potential future developments that may arise, including forks, airdrops, and other similar occurrences. Assuming that the Trust is currently a partnership for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a partnership for such purposes.

C.	Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

1.	IRS Guidance on Digital Assets

In 2014, the IRS released Notice 2014-21 (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, such digital assets:

●	are “property”;

●	are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss; and

●	may be held as a capital asset.

In 2019, the IRS released Revenue Ruling 2019-24 and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be significant uncertainty regarding the timing and amount of income inclusions.

2.	Future Developments and Uncertainty

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for Shareholders and could have an adverse effect on the prices of digital assets, including the prices of the Index Constituents, and therefore could have an adverse effect on the value of Shares.

Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, if a foreign jurisdiction adopts digital assets as legal tender (such as El Salvador’s adoption of Bitcoin as legal tender), it is unclear whether or how such adoption might affect the U.S. federal income tax treatment of such digital assets.

The remainder of this discussion assumes that the Index Constituents are properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss. The Trust intends to report consistently with IRS guidance.

D.	Taxation of U.S. Shareholders

1.	Partnership Tax Treatment

As a partnership, the Trust is not subject to U.S. federal income tax. Instead, the Trust’s items of income, gain, loss, deduction, and credit flow through to Shareholders. The Trust will file an annual partnership information return with the Internal Revenue Service on Form 1065, reporting its results of operations.

Each Shareholder will receive a Schedule K-1 (Form 1065) annually, typically by March 15 following the close of the Trust’s tax year on December 31. The Schedule K-1 will report the Shareholder’s allocable share of the Trust’s:

●	Net long-term capital gain or loss

●	Net short-term capital gain or loss

●	Ordinary income or loss

●	Any other items requiring separate reporting

Shareholders must report their allocable share of these items on their own federal income tax returns, regardless of whether they receive any distributions from the Trust. The character of income (e.g., capital gain vs. ordinary income) will be determined at the Trust level and will retain that character when allocated to Shareholders.

2.	Taxation Without Corresponding Distributions (Phantom Income)

The Trust pays no U.S. federal income tax on its income. Instead, the Trust files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions, and credits reflected on such partnership returns.

If the Trust recognizes income, including interest on cash equivalents and net capital gains, Shareholders must report their share of these items even though the Trust makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxed on income or gain recognized by the Trust but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability.

Because the Sponsor currently does not intend to make distributions, likely, a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Trust distributions.

Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, rents, and net capital gains. Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% tax on interest income and capital gains allocated to them by the Trust.

3.	Monthly Allocation Conventions

Under Code Section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction, or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks a substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners.

Subject to the possible exception for certain conventions to be used by the Trust as discussed below, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Trust.

Monthly Allocation Convention. In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. The Trust intends to allocate tax items using an interim closing of the books method under which income, gains, losses, and deductions will be determined monthly, taking into account the Trust’s accrued income and deductions and gains and losses (both realized and unrealized) for the month.

The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention:

●	An investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month.

●	For example, an investor who buys a Share on April 10 and sells it on May 20 will be allocated all of the tax items attributable to May but none of those attributable to April.

●	An investor who purchases and sells a Share during the same month will receive no allocations with respect to that Share for any period.

●	Accordingly, investors may receive no allocations with respect to Shares that they actually held or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Trust.

Book Capital Account Adjustments. For any month in which Shares are issued or redeemed, the Trust will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Trust assets. For this purpose, the Trust will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Trust’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption.

4.	Tax Basis of Shares

In general, a Shareholder’s U.S. federal income tax basis in its Shares would equal the initial cost for its Shares plus the Shareholder’s share of the Trust’s liabilities as determined under Section 752 of the Code and the Treasury Regulations thereunder:

(A) Increased by:

(i) the Shareholder’s allocable share, if any, of the Trust’s income and gain; and

(ii) any increase in the Shareholder’s share of Trust’s liabilities as determined under Section 752 of the Code and the Treasury Regulations thereunder; and

(B) Decreased, but not below zero, by:

(i) the amount of any distributions by the Trust to the Shareholder;

(ii) the Shareholder’s allocable share, if any, of the Trust’s items of losses, deductions, and non-deductible, noncapitalizable expenditures; and

(iii) any decrease in the Shareholder’s share of the Trust’s liabilities as determined under Section 752 of the Code and the Treasury Regulations thereunder.

Unified Basis Rule. Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns. As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold. Rather, such Shareholder must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

5.	Treatment of Trust Distributions

If the Trust makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to the Shareholders for U.S. federal income tax purposes except to the extent that the amount of money (or property treated as money) distributed exceeds the Shareholder’s adjusted basis of its interest in the Trust immediately before the distribution.

Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares. For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code.

6.	Limitations on Deductibility of Losses

To the extent that the Trust allocates losses or expenses to any Shareholders that must be deferred or are disallowed as a result of limitations in the Code, such Shareholders may be taxed on income in excess of their economic income or distributions (if any) on their Shares. Shareholders are urged to consult their own tax adviser regarding the effect of limitations under the Code on their ability to deduct their allocable share of the Trust’s losses and expenses.

7.	Sale or Redemption of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold. A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Trust’s liabilities at the time of such sale.

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss.

Split Holding Period. If a Shareholder has differing holding periods for its Shares, the Shareholder will have a split holding period in the Shares sold. Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Trust that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Trust.

Section 751 Ordinary Income. Under Section 751 of the Code, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares) will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Trust. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by the Trust. Such amounts of ordinary income allocated to a Shareholder may be less than, equal to, or more than the amount of such gain or loss that otherwise would have been recognized by such Shareholder on such sale of Shares.

8.	Securities Lending

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party—for example, for use by the third party in covering a short sale—the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case:

●	the Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

●	any of the income, gain, loss, deduction or credit allocable to those Shares during the period of the loan is not reportable by the Shareholder for U.S. federal income tax purposes; and

●	any distributions the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income for U.S. federal income tax purposes.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

E.	Investment By U.S. Tax-Exempt Shareholders

1.	Unrelated Business Taxable Income (UBTI)

Income recognized by U.S. Tax-Exempt Shareholders is generally exempt from U.S. federal income tax, except to the extent of such Shareholders’ unrelated business taxable income (“UBTI”). UBTI generally is separately calculated for each trade or business of a U.S. Tax-Exempt Shareholder. Thus, a U.S. Tax-Exempt Shareholder generally cannot use deductions relating to one trade or business to offset income from another trade or business.

The Trust’s investments and activities relating thereto may cause a U.S. Tax-Exempt Shareholder to realize UBTI. In the absence of any guidance on the matter, a U.S. Tax-Exempt Shareholder’s share of income from a fork, airdrop, or similar event may be treated as UBTI. If the Trust were to incur liabilities, and thus be treated as holding property constituting debt-financed property (generally, assets purchased with borrowed funds), income attributable to such property generally would constitute UBTI.

An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

2.	Regulated Investment Companies

Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships.

The determination of whether a publicly traded partnership, such as the Trust, is a qualified publicly traded partnership is made annually. While the tax treatment of the Index Constituents is not entirely clear, the Trust is expected to be a qualified publicly traded partnership. However, such a qualification is not assured, and prospective investors should consult a tax advisor regarding the treatment of an investment in the Trust under current tax rules and in light of their particular circumstances.

3.	Individual Retirement Accounts and Qualified Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code Section 401(a) plan should consult with their own tax advisors as to the ability to purchase Shares and the tax consequences of a purchase of Shares.

4.	Special Considerations for Tax-Exempt Investors

Tax-exempt entities should consult their tax advisors before investing in Shares. Although the Trust’s trading activities are not expected to generate unrelated business taxable income (UBTI) for tax-exempt investors, certain activities (if undertaken) could potentially create UBTI exposure. Tax-exempt entities subject to ERISA should particularly consider whether Share ownership is consistent with their fiduciary obligations.

F.	Taxation of Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income:

FDAP Income: Amounts that are fixed or determinable, annual or periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). FDAP income (other than “portfolio interest” as discussed below) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence.

ECI: Income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return.

1.	U.S. Trade or Business

The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination.

There is a safe harbor applicable to partnerships in the Code. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt on an organized commodity exchange, and if the transaction is of a kind customarily consummated at such place. As noted above, there is limited authority on the U.S. federal income tax treatment of the Index Constituents.

If the Trust’s activities were considered to constitute a U.S. trade or business, the Trust would be required to withhold at the highest rate specified in the Code on allocations of its income to Non-U.S. Shareholders, when such income is distributed. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at:

●	A rate of 37% for individual Shareholders; and

●	A rate of 21% for corporate Shareholders.

The tax withholding on ECI, which is the highest tax rate under Code Section 1 for non-corporate Non-U.S. Shareholders and Code Section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares unless an exception to withholding applies. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker.

A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability.

Any amount withheld by the Trust will be treated as a distribution to the Non-U.S. Shareholder to the extent possible. In some cases, the Trust may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in said cost being borne by the Trust, generally, and accordingly, by all Shareholders.

Non-U.S. Shareholders that are corporations may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on their effectively connected earnings and profits attributable to the Trust.

2.	FDAP Income

If the Trust is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (or such lower rate provided by an applicable tax treaty), with respect to some or all of its distributions from the Trust or its allocable share of Trust income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder. If the Trust is not able to match the economic cost of satisfying its withholding obligation to a particular Non-U.S. Shareholder, said cost may have to be borne by the Trust and accordingly by all Shareholders.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Trust with a timely and properly completed and executed IRS Form W-8BEN or other applicable form.

3.	Foreign Account Tax Compliance Act

Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of U.S.-source FDAP income to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements have been satisfied, or an exemption applies.

Prospective Non-U.S. Shareholders should consult their own tax adviser regarding these and other tax issues unique to Non-U.S. Shareholders.

G.	Tax Reporting

1.	Schedule K-1 Information Reporting

The Trust provides tax information to the Shareholders and to the IRS, as required. Shareholders of the Trust are treated as partners for U.S. federal income tax purposes. Accordingly, the Trust will furnish Shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which the Shareholders will use in completing their U.S. federal income tax returns.

The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. Based on this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose Shares are held on that person’s behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Trust as a nominee for another person are required to furnish to us the following information:

1.       the name, address and taxpayer identification number of the beneficial owner and the nominee;

2.       whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity;

3.       the number and a description of Shares acquired or transferred for the beneficial owner; and

4.       certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account.

A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Trust. If the failure to furnish such information correctly is determined to be willful, the penalty per failure increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Trust.

2.	Partnership Audit Procedures

Under the audit rules applicable to the Trust, the IRS may collect any taxes (including any applicable penalties and interest) resulting from audit adjustments to the Trust’s income tax returns directly from the Trust. The Trust may have the ability to shift any such tax liability to the Shareholders in accordance with their Shares in the Trust during the year under audit, but there can be no assurance that the Trust will be able to do so under all circumstances.

An audit may also result in an audit of non-partnership items on a Shareholder’s tax return. Any audit of a Shareholder’s tax return may involve substantial accounting and/or legal fees and other costs for which the Shareholder will have no right to reimbursement from the Trust.

In addition, the “partnership representative” or “designated individual” (as applicable) will have the sole authority to act on the Trust’s behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, and any such actions will be binding on the Trust and all Shareholders.

The Trust Agreement provides that if the Trust becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction, or credit for any taxable year of the Trust (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Trust and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder).

In addition, the Sponsor, on behalf of the Trust, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Trust (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) that take such adjustments to taxable income, gain, loss, deduction, or credit into account, resulting in each such Shareholder taking those adjustments into account on its tax returns).

3.	Reportable Transaction Rules

In certain circumstances, the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares, and possibly in other circumstances.

4.	Backup Withholding and Information Reporting

The Trust may be required to withhold U.S. federal income tax (“backup withholding”) from payments to any Shareholder who fails to furnish the Trust with his, her, or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS. The backup withholding rate is currently 24%.

H.	State and Local Taxes

In addition to U.S. federal income taxes, a Shareholder may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance, or intangible taxes that may be imposed by the various jurisdictions in which the Trust does business or owns property, or where the Shareholder resides.

Treatment of Digital Assets for State and Local Tax Purposes. Because digital assets are a relatively new technological innovation, the tax treatment of digital assets for state and local tax purposes, including state and local income and sales and use taxes, is not settled. The taxing authorities of certain states have announced that they will follow IRS Notice 2014-21 with respect to the treatment of digital assets for state income tax purposes and/or have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. However, it is unclear what further guidance on the treatment of digital assets for state tax purposes may be issued in the future.

A state or local government authority’s treatment of digital assets may have negative consequences, including the imposition of a greater tax burden on investors in digital assets or the imposition of a greater cost on the acquisition and disposition of digital assets generally. Any such treatment may hurt prices of digital assets and may adversely affect the value of the Shares.

Although an analysis of state, local, and foreign taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Trust. It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

I.	Tax Opinions

The discussion above is based on the opinion of [TAX COUNSEL NAME], which is filed as [Exhibit 8.1] to the registration statement of which this prospectus is a part. The opinion is based on current provisions of the Code, existing and proposed Treasury Regulations, current administrative rulings, and court decisions, all of which are subject to change. Any such change could affect the continuing validity of this discussion.

An opinion of counsel represents only counsel’s best legal judgment and has no binding effect on the IRS or any court. The Trust has not requested, and does not plan to request, any ruling from the IRS with respect to any of the tax consequences discussed above. Accordingly, no assurance can be given that the tax treatment described above would be upheld by a court if challenged by the IRS.

J.	ADDITIONAL TAX CONSIDERATIONS

1.	Legislative Developments

Tax legislation, including legislation affecting the treatment of digital assets, is frequently introduced in Congress. In recent years, various proposals have been made to apply specific rules to digital asset transactions, including explicit application of wash sale rules to digital assets, information reporting requirements for digital asset brokers, and special rules for digital asset lending and staking.

Any such legislation, if enacted, could have a material adverse effect on the tax treatment of Shareholders and the value of Shares. Additionally, regulatory or administrative guidance issued by the IRS could affect the tax treatment of the Trust and its Shareholders.

2.	Important Cautionary Statements

THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN SHARES CAN BE COMPLEX AND MAY VARY DEPENDING ON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER. PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND POSSIBLE CHANGES IN SUCH TAX LAWS.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

This summary is not intended to be, and should not be construed as, tax advice. The tax treatment of digital assets is rapidly evolving, and future developments could significantly affect the tax consequences described in this prospectus.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Trust will achieve the investment objectives of an employee benefit plan, the Trust has certain features that may be of interest to such a plan. For example, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Trust.

1.	General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974 (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code, who has investment discretion should consider before deciding to invest the plan’s assets in the Trust (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA, and “plan” as defined in Section 4975 of the Code, together refer to any plan or account of various types that provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code, and medical benefit plans.

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Trust, including the role that such an investment in the Trust would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified to minimize the risk of large losses and that an investment in the Trust complies with the documents of the Plan and related trust.

AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM. EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE TRUST IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE TRUST IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

2.	Plan Assets

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code(i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more shareholders independent of the issuer and of each other.

The Shares of the Trust should be considered to be publicly-offered securities. First, the Shares were sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares were timely registered under the Securities Exchange Act of 1934. Second, the Shares are freely transferable because the Shares of the Trust are freely tradable on the Exchange like any other exchange-listed security. Finally, the Shares are owned by at least 100 Shareholders independent of the Trust. Therefore, the underlying assets of the Trust should not be considered to constitute assets of any Plan that purchases Shares.

3.	Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Sponsor, the Administrator, the Trustee, the Transfer Agent, the Sub-Transfer Agent, the Custodian, the Marketing Agent, the Exchange, or any of their respective affiliates, or any of their respective employees: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause(a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise stated, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, as well as the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that will make the foregoing statements incorrect or incomplete.

ALLOWING AN INVESTMENT IN THE TRUST IS NOT TO BE CONSTRUED AS A REPRESENTATION BY THE SPONSOR OR ANY OF ITS AFFILIATES, AGENTS, OR EMPLOYEES THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY SUCH PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH THE PLAN’S ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN, CURRENT TAX LAW, AND ERISA.

LEGAL MATTERS AND AUDITORS

FinTech Law, LLC has advised the Sponsor in connection with the Shares being offered and with respect to the Sponsor’s responsibilities as sponsor of, and matters relating to, the Trust. Certain opinions of counsel regarding the validity of the Shares and certain tax matters will be filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part.

A.	Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil, or criminal actions against the Sponsor, the Trust, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

B.	Legal Opinions

FinTech Law LLC has represented the Sponsor in connection with the preparation of this Registration Statement and has advised the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust.

[       ] has rendered an opinion regarding the validity of the Shares offered hereby and the material U.S. federal income tax consequences of ownership of the Shares. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

C.	Auditors

[       ] has been selected as the independent registered public accounting firm for the Trust and will render an opinion on the Trust’s financial statements when the Trust commences operations.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information investors should consider when making an investment decision about the Shares. Investors should rely only on the information contained in this Prospectus or any applicable prospectus supplement. Neither the Trust nor the Sponsor has authorized any person to provide investors with different or inconsistent information. If anyone offers investors such information, investors should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from the Sponsor and other sources the Sponsor believed to be reliable.

Investors should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when the Sponsor refers to this “Prospectus,” it is referring to this Prospectus and (if applicable) the relevant prospectus supplement.

Investors should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement. Cross references in this Prospectus to captions in these materials indicate where an investor can find further related discussions. The table of contents helps locate these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the Securities Act. This Prospectus does not contain all of the information outlined in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.cyberhornets.com. The Trust’s website address is only provided here as a convenience, and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Sponsor will make available, free of charge, on the Trust’s website the Trust’s Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K (including any amendments thereto), proxy statements, and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under it. These filings will contain certain important information that does not appear in this Prospectus. The reports and other information are available online at www.sec.gov.

The SEC allows the “incorporation by reference” of information into this Prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC.

Unless otherwise provided therein, any reports filed (but not those that are furnished) by the Trust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of it from the filing dates of such documents and shall automatically update or supersede, as applicable, any information included in, or incorporated by reference into this Prospectus. The statements in or portions of a future document incorporated by reference in this Prospectus may update and replace statements in and portions of this Prospectus or the above-listed documents.

The Sponsor will provide you, without charge, upon your written or oral request, a copy of any or all of the information that has been incorporated by reference into this Prospectus but not delivered with the Prospectus. Please direct your written requests to [Sponsor or Administrator Address], telephone requests by calling [●] or by sending an e-mail request to [●].

YOU MAY ALSO OBTAIN INFORMATION ABOUT THE TRUST BY VISITING ITS WEBSITE AT WWW.CYBERHORNETS.COM. INFORMATION CONTAINED IN THE TRUST’S WEBSITE IS NOT PART OF THIS PROSPECTUS.

Trust Portfolio Information and Transparency

Daily Holdings Disclosure

The Trust publishes daily holdings information on its website at www.cyberhornets.com by 6:00 p.m. Eastern Time on each business day. This information includes:

●	The quantity and percentage weight of each Cryptocurrency held by the Trust;

●	The Trust’s total NAV and NAV per Share;

●	The number of Shares outstanding;

●	Any cash or cash equivalent positions held by the Trust; and

●	A comparison showing how the Trust’s actual holdings differ from Index constituent weights (if applicable).

Eligible Assets List and Target Portfolio

The Trust publishes the following information on its website at www.cyberhornets.com, updated quarterly following each Index rebalancing:

●	The current list of Eligible Assets as determined by the Sponsor, including both Index Constituents that qualify and potential Substitute Assets;

●	The Trust’s Target Portfolio composition showing intended weights for each Cryptocurrency;

●	An explanation of any material differences between the Trust’s holdings and Index composition, including:

○	Which Index Constituents (if any) are excluded because they do not qualify as Eligible Assets and their approximate Index weights;

○	Whether the Trust is using proportional reallocation (Option A), Substitute Assets (Option B), or a hybrid approach;

○	If using Substitute Assets, identification of the Substitute Assets held and the rationale for their selection;

○	Any temporary differences between the Trust’s actual holdings and Target Portfolio due to reallocation activities in process; and

●	Historical information about changes to the Eligible Assets list and Target Portfolio over time.

Purpose and Use of Disclosure

The Trust’s daily holdings information allows investors to:

●	Monitor the composition of the Trust’s portfolio on an ongoing basis;

●	Assess how closely the Trust’s holdings align with the Index constituents and weights;

●	Understand the current extent of tracking deviation from the Index;

●	Evaluate the impact of the Eligible Assets limitation on portfolio construction;

●	Identify which reallocation approach (proportional vs. Substitute Assets) the Trust is currently using; and

●	Track changes in portfolio composition over time.

The quarterly Eligible Assets list and Target Portfolio information provide context for understanding why the Trust’s portfolio differs from the Index and how the Sponsor is implementing the Eligible Assets framework.

Investor Responsibility

Investors should review this information regularly to understand the Trust’s actual holdings, as they may differ materially from the Index composition described in this prospectus. The Trust’s holdings will change over time due to:

●	Quarterly Index rebalancing;

●	Changes in Eligible Asset qualification status;

●	Sponsor reallocation decisions; and

●	Market price movements affecting percentage weights.

Historical portfolio information is available in the Trust’s periodic reports filed with the SEC, including:

●	Annual Reports on Form 10-K containing audited financial statements and portfolio holdings as of fiscal year-end;

●	Quarterly Reports on Form 10-Q containing unaudited financial statements and portfolio holdings as of quarter-end; and

●	Current Reports on Form 8-K reporting material events, including significant changes to investment strategy or portfolio composition.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number, and address, as well as information received from brokerage firms about investor holdings and transactions in Shares.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their employees and those of their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which include safeguarding such nonpublic personal information physically, electronically, and procedurally.

A copy of the Sponsor’s current Privacy Policy, which applies to the Trust, is provided to investors annually and is also available at www.cyberhornets.com.

FINANCIAL STATEMENTS

[Seed capital audited financial statements to be added]

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

Accounting Agent: U.S. Bancorp Fund Services, LLC, in its capacity as accounting agent for the Trust, is responsible for portfolio accounting, expense accrual and payment, trust valuation and financial reporting, tax accounting, and compliance control services.

Administrator: U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services), serving as the Trust’s administrator.

Agent Execution Model: A trading execution arrangement where the Prime Execution Agent executes trades on behalf of the Trust as agent.

AML: Anti-Money Laundering, referring to laws, regulations, and procedures designed to prevent money laundering activities.

ASC: Accounting Standards Codification issued by the Financial Accounting Standards Board.

Authorized Participant: A financial firm authorized to purchase or redeem Shares with the Trust in Creation Baskets or Redemption Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants that are not required to register as broker-dealers, and (2) DTC Participants.

Basket: A block of 25,000 Shares used for creation and redemption transactions with Authorized Participants.

Basket Amount: The quantity of Portfolio Cryptocurrencies (or cash equivalent) attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities) multiplied by the number of Shares comprising a Basket (25,000).

Basket Cash Amount: The U.S. dollar amount required to create a Basket, or the cash proceeds from redeeming a Basket, as calculated by the Administrator.

Business Day: Any day other than a day when the Exchange is closed for regular trading.

Cash Custodian: U.S. Bank, N.A., holding the Trust’s cash and cash equivalents pursuant to the Cash Custody Agreement.

CEA: The Commodity Exchange Act of 1936, as amended.

CFTC: The U.S. Commodity Futures Trading Commission.

Code: The Internal Revenue Code of 1986, as amended.

CTA: Consolidated Tape Association, a source of market data and pricing information.

Cryptocurrency (or Cryptocurrencies): A digital asset that functions as a store of value or medium of exchange wherein individual cryptocurrency ownership records are stored in a distributed ledger using cryptography to secure transaction records, control the creation of additional units, and verify the transfer of ownership.

Custodial Accounts (or Future Custodial Account): The accounts maintained by the Crypto Custodian or Future Custodian for holding the Trust’s Portfolio Cryptocurrencies.

Custodial Services Agreement: The agreement between the Trust and BitGo Trust Company, Inc. governing custody services for the Trust’s Portfolio Cryptocurrencies.

Custodian (or Crypto Custodian): BitGo Bank & Trust, N. A., serving as the qualified custodian for the Trust’s Portfolio Cryptocurrencies.

DTC: The Depository Trust Company, acting as the securities depository for the Shares.

DTC Participants: Banks, brokers, dealers, and trust companies that have an account with DTC.

Digital Market Index: The S&P Cryptocurrency Digital Market Index, the parent index to the target Index.

ECI: Effectively Connected Income, a tax term referring to income effectively connected with the conduct of a U.S. trade or business.

Eligible Assets: Crypto assets eligible for investment by the Trust. A crypto asset qualifies as an Eligible Asset if it: (1) is included in the S&P Cryptocurrency Top 10 Index, the S&P Broad Market Digital Asset Index, or successor indices maintained by S&P Dow Jones Indices LLC; and (2) either (a) is eligible under the generic listing standards applicable to passively-managed crypto asset exchange-traded products as adopted by Nasdaq, (b) constitutes or is eligible to constitute the underlying crypto asset for one or more exchange-traded products or exchange-traded funds registered with the Securities and Exchange Commission, or (c) underlies a futures contract that has been made available to trade on a designated contract market regulated by the U.S. Commodity Futures Trading Commission for at least six months.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ET: United States Eastern Time.

Exchange: Nasdaq, the stock exchange on which the Shares are listed and traded under the ticker symbol “CTX.”

Exchange Act: The Securities Exchange Act of 1934, as amended.

FATCA: Foreign Account Tax Compliance Act.

Fair Value Event: A circumstance requiring the Sponsor to determine fair value using alternative methodologies when primary reference prices are unavailable or unreliable.

FASB: Financial Accounting Standards Board.

FBO: “For the benefit of,” referring to omnibus account structures.

FDAP: Fixed, Determinable, Annual, or Periodical income, a tax classification for certain types of passive income.

FDIC: Federal Deposit Insurance Corporation.

FinCEN: Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury responsible for anti-money laundering enforcement.

FINRA: Financial Industry Regulatory Authority.

Future Custodian: an additional cryptocurrency custodian engaged by the Trust.

GAAP: U.S. Generally Accepted Accounting Principles.

HSM: Hardware Security Module, a physical computing device used to safeguard and manage cryptographic keys.

IIV: Intraday Indicative Value, an estimated value per Share calculated and disseminated throughout the trading day.

Incidental Rights: Rights to receive IR Assets through a fork of a digital asset network or an airdrop, which the Trust disclaims ownership of pursuant to the Trust Agreement.

Index: The S&P Cryptocurrency Top 10 Index, a market capitalization-weighted index maintained by S&P Dow Jones Indices LLC that measures the performance of the ten largest cryptocurrencies by market capitalization.

Index Constituents: The ten crypto assets that comprise the S&P Cryptocurrency Top 10 Index at any given time.

Index License Agreement: The agreement between the Trust and S&P Dow Jones Indices LLC governing the Trust’s use of the Index and related trademarks.

Index Provider (or S&P DJI): S&P Dow Jones Indices LLC, the entity responsible for calculating and maintaining the Index.

Indirect Participants: Banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Initial Seed Creation Baskets: The initial creation baskets that the Trust issues to the Seed Capital Investor.

Investment Company Act: The Investment Company Act of 1940, as amended.

IR Assets: Incidental Rights Assets, meaning certain additional digital assets the Trust may passively receive through forks or airdrops, ownership of which the Trust disclaims pursuant to the Trust Agreement.

IRAs: Individual Retirement Accounts.

IRS: The Internal Revenue Service.

JOBS Act: The Jumpstart Our Business Startups Act of 2012.

KYC: Know Your Customer, referring to customer due diligence procedures required under anti-money laundering regulations.

Marketing Agent: [TBD - To be determined based on final service provider selection].

MDVT: Median Daily Volume Traded, a liquidity metric used in Index constituent selection requiring at least $100,000.

Methodology (or Index Methodology): The rules and procedures established by the Index Provider for selecting, weighting, and rebalancing the Index Constituents, as described in the S&P Cryptocurrency Top 10 Index Methodology document.

NAV (or Net Asset Value): The net asset value of the Trust, calculated as the total value of the Trust’s Portfolio Cryptocurrencies and other assets, less liabilities and accrued expenses.

Notice: Written notice provided by the Sponsor regarding Trust operations, typically delivered via the Trust’s website or through DTC.

OCC: Office of the Comptroller of the Currency, a federal banking regulator.

PCAOB: Public Company Accounting Oversight Board, the regulatory body overseeing auditors of public companies.

Plan Asset Rules: The regulations under ERISA that determine when the assets of an entity are deemed to be “plan assets” for purposes of ERISA.

Plan Fiduciaries: The persons with investment discretion over assets of an employee benefit plan subject to ERISA.

Portfolio (or Portfolio Cryptocurrencies): The cryptocurrencies held by the Trust that comprise its investment portfolio, each being a Portfolio Cryptocurrency.

Prime Execution Agent: BitGo Prime, LLC, in its capacity as executing agent for the Trust’s cryptocurrency trades.

Publicly-Offered Security Exception: An exception under the Plan Asset Rules that may apply to prevent the Trust’s assets from being deemed plan assets.

Reallocation Event: Any occurrence requiring adjustment of the Trust’s holdings, including: (i) an Index Constituent losing Eligible Asset status; (ii) an Index Constituent gaining Eligible Asset status; (iii) quarterly Index rebalancing; or (iv) the Sponsor’s determination that portfolio adjustment is necessary to maintain appropriate diversification or tracking characteristics.

Reference Prices: The pricing sources used to value the Trust’s Portfolio Cryptocurrencies, including prices from the Index Provider and alternative valuation sources.

RIC: Regulated Investment Company, as defined in the Internal Revenue Code.

Ruling & FAQs: IRS Revenue Ruling 2019-24 and related frequently asked questions regarding the tax treatment of virtual currency.

SEC: The U.S. Securities and Exchange Commission.

Securities Act (or 1933 Act): The Securities Act of 1933, as amended.

Seed Capital Investor (or Selling Shareholder): The Trust’s initial investor—expected to be [__]—who may redeem some or all of its Shares or sell them in the secondary market, at any time.

Seed Capital Purchase Date: The date the Initial Seed Creation Baskets are issued to the Seed Capital Investor.

Shares: Common shares of beneficial interest issued by the Trust, representing fractional undivided beneficial interests in the Trust and traded on the Exchange under the ticker symbol “CTX.”

Shareholders: The holders of Shares.

SIPC: Securities Investor Protection Corporation.

Sponsor: Cyber Hornet ETFs LLC, a Florida limited liability company, serving as the investment adviser and sponsor of the Trust.

Sponsor Fee: The unitary management fee of 0.95% per annum of the Trust Estate paid to the Sponsor, covering substantially all Trust expenses except trading costs.

Substitute Assets: Eligible Assets that are not Index Constituents but may be held by the Trust when one or more Index Constituents do not qualify as Eligible Assets. The Sponsor generally selects Substitute Assets from among the largest Eligible Assets by market capitalization in the S&P Broad Market Digital Asset Index that are not already held by the Trust.

Trading Balance: The cash and cryptocurrency balances maintained at the Prime Execution Agent for purposes of executing trades on behalf of the Trust.

Trading Counterparty: Entities with which the Prime Execution Agent transacts when executing trades for the Trust.

Transfer Agent: U.S. Bancorp Fund Services, LLC, serving as transfer agent for the Trust, responsible for facilitating creation and redemption transactions and maintaining records of Share ownership.

Trust: The Cyber Hornet S&P Crypto 10 ETF, a Delaware statutory trust.

Trust Agreement: The Amended and Restated Trust Agreement of the Cyber Hornet S&P Crypto 10 ETF, dated [●], 2026, among the Sponsor and CSC Delaware Trust Company, as Delaware trustee.

Trust Administration Servicing Agreement: The agreement between the Trust and the Administrator.

Trust-Directed Trade Model: A trading execution arrangement where the Trust directs specific trades to the Prime Execution Agent for execution.

Trust Estate: All assets held by the Trust, including Portfolio Cryptocurrencies, cash, and other property.

Trustee: CSC Delaware Trust Company, serving as the trustee of the Trust under the Trust Agreement.

UBTI: Unrelated Business Taxable Income, a tax concept relevant to tax-exempt investors under ERISA and the Internal Revenue Code.

Valuation Vendor: Third-party pricing service providers used to obtain alternative valuations during Fair Value Events or for verification purposes.

PART II

Information Not Required in the Prospectus

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)		[ ](1)
Listing Fee (actual)	$	*
FINRA filing fees (actual)	$	*
Auditor’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing expenses	$	*
Miscellaneous expenses	$	*
Total		*

(1)	The Registrant notes that an indeterminate amount of securities are being registered to be offered or sold and that the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).
*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement will provide that the Trust shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights under the Trust Agreement), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under the Trust Agreement; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

(a) Exhibits

Exhibit No.	Description
3.1*	Amended and Restated Trust Agreement
3.2**	Certificate of Trust
5.1*	Opinion of FinTech Law, LLC, as to legality
10.1*	Form of Sponsor Agreement
10.2*	Form of Authorized Participant Agreement
10.3*	Form of Crypto Custodian Agreement
10.4*	Form of Cash Custodian Agreement
10.5*	Form of Transfer Agent Servicing Agreement
10.6*	Form of Trust Accounting Agreement
10.7*	Form of Trust Administration Services Agreement
10.8*	Form of Market Agent Agreement
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of FinTech Law, LLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)
107**	Filing Fee Table

*	To be filed by amendment
**	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Petersburg and the state of Florida, on January 12, 2026.

CYBER HORNET S&P CRYPTO 10 ETF

By:	CYBER HORNET ETFs, LLC, Sponsor

By:	Michael Willis

	/s/ Michael Willis	Date: January 12, 2026
Chief Executive Officer of Sponsor

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates as indicated.

Signature	Title	Date
/s/ Michael Willis	Chief Executive Officer	January 12, 2026
Michael Willis	(Principal Executive Officer, Principal Finance Officer, and Principal Accounting Officer)

*	The registrant is a trust, and the persons are signing in their capacities as officers of CYBER HORNET ETFs, LLC, the Sponsor of the registrant.